                                                                    EXHIBIT 99.1

--------------------------------------------------------------------------------



                             AMENDED AND RESTATED

                           STOCK PURCHASE AGREEMENT

                               AND CONVERSION TO

                           ASSET PURCHASE AGREEMENT

                                 BY AND AMONG

                         CALDWELL TANKS ALLIANCE, LLC,

                             CALDWELL TANKS, INC.,

                        BROWN STEEL CONTRACTORS, INC.,

                        GEORGIA STEEL ACQUISITION CORP.

                                      AND

                            MATRIX SERVICE COMPANY


--------------------------------------------------------------------------------



                                August 31, 1999

                               TABLE OF CONTENTS

Section                                                                                                        Page
1.  Purchase and Sale of Assets; Excluded Assets...............................................................   2
     1.1  Purchased Assets.....................................................................................   2
     1.2  Excluded Assets......................................................................................   4
     1.3  Documents of Assignment..............................................................................   4

2.  Purchase Price; Assumed Obligations; Retained Obligations..................................................   5
     2.1  Purchase Price.......................................................................................   5
     2.2  Adjustments to Purchase Price........................................................................   5
     2.3  Payment of Fees and Expenses of Arbitration and Audit Firm...........................................  11
     2.4  Effect of Adjustments; Interest......................................................................  12
     2.5  Assumption of Certain Obligations; No Assumption of Other Obligations................................  12
     2.6  Allocation of Purchase Price.........................................................................  16

3.  Closing....................................................................................................  16
     3.1  Closing..............................................................................................  16
     3.2  Closing Date.........................................................................................  16

4.  Representations and Warranties of Brown, GSAC and Matrix...................................................  17
     4.1  Authority; Consents; Enforcement; Noncontravention...................................................  17
     4.2  Qualification of Brown Parties in Other States.......................................................  19
     4.3  Ownership of Brown and GSAC..........................................................................  19
     4.4  [Intentionally Omitted]..............................................................................  19
     4.5  Financial Statements.................................................................................  19
     4.6  Absence of Undisclosed Liabilities...................................................................  20
     4.7  Absence of Certain Events............................................................................  20
     4.8  Books of Account, Records and Minute Books...........................................................  24
     4.9  Certain Payments.....................................................................................  25
     4.10  Compliance With Legal Requirements; Governmental Authorizations.....................................  25
     4.11  Computer Systems; Software..........................................................................  28
     4.12  Condition and Sufficiency of Assets.................................................................  30
     4.13  Contracts...........................................................................................  30
     4.14  Employee Benefits...................................................................................  33
     4.15  Employees and Independent Contractors...............................................................  39
     4.16  Environmental Matters...............................................................................  40
     4.17  Insurance...........................................................................................  43
     4.18  Intellectual Property...............................................................................  44
     4.19  Inventory...........................................................................................  47
     4.20  Labor Relations; Compliance.........................................................................  48
     4.21  Litigation; Compliance With Legal Requirements, Etc.................................................  48
     4.22  No Agent, Finder or Broker..........................................................................  50
     4.23  Products............................................................................................  50
     4.24  Real Property.......................................................................................  51

                               TABLE OF CONTENTS

Section                                                                                                        Page
     4.25  Similar Business Ownership..........................................................................  53
     4.26  Status of Contracts and Leases......................................................................  54
     4.27  Studies.............................................................................................  54
     4.28  Taxes; Tax Returns; Tax Elections...................................................................  55
     4.29  Title to Properties.................................................................................  57
     4.30  Contract Price; Billings; Customer Offsets..........................................................  57
     4.31  Bank Accounts.......................................................................................  57
     4.32  Brown Family Claims; Dissolution of Georgia Steel Fabricators.......................................  58
     4.33  Completeness of Statement; Effect of Representations and Warranties.................................  58

5.  Representations and Warranties of Caldwell and Caldwell Tanks..............................................  59
     5.1   Corporate Status....................................................................................  59
     5.2   Authority; Consents; Enforcement; Noncontravention..................................................  60
     5.3   No Agent, Finder or Broker..........................................................................  61
     5.4   ....................................................................................................  61
     5.5   Completeness of Statement; Effect of Representations and Warranties.................................  61
     5.6   Litigation..........................................................................................  61

6.  Covenants of the Parties...................................................................................  62
     6.1   No Negotiation......................................................................................  62
     6.2   Operations of Brown Parties Pending Closing.........................................................  62
     6.3   Investigation of Brown by Caldwell and Caldwell Tanks...............................................  65
     6.4   Title Insurance; Surveys............................................................................  65
     6.5   Lien and Litigation Searches........................................................................  67
     6.6   Transition of Brown.................................................................................  67
     6.7   Further Assurances..................................................................................  67
     6.8   Actions of the Parties..............................................................................  68
     6.9   Compliance With Conditions..........................................................................  69
     6.10  Consents; Actions...................................................................................  69
     6.11  Accounts Receivable.................................................................................  69
     6.12  Matrix's Guaranty...................................................................................  70
     6.13  Certain Employee Matters............................................................................  71
     6.14  Books and Records...................................................................................  75
     6.15  Orion Contract......................................................................................  76
     6.16  Permits.............................................................................................  77
     6.17  Real Property Commitments...........................................................................  77
     6.18  Caldwell Tanks' Guaranty............................................................................  82
     6.19  Contract Consent Matters............................................................................  83
     6.20  Letter of Credit and Insurance Requirements.........................................................  85

7.  Conditions To Closing......................................................................................  88
     7.1   Conditions to Obligations of Caldwell...............................................................  88
     7.2   Conditions to Obligations of Brown, GSAC and Matrix.................................................  93

                               TABLE OF CONTENTS

Section                                                                                                        Page
8.   Termination...............................................................................................  95
     8.1    Termination of Agreement...........................................................................  95
     8.2    Effect of Termination..............................................................................  96

9.   Deliveries and Actions To Be Taken At The Closing.........................................................  96
     9.1    Deliveries by Brown, GSAC and Matrix...............................................................  96
     9.2    Deliveries by Caldwell.............................................................................  98
     9.3    Actions and Deliveries Simultaneous................................................................  99

10.  Indemnification; Remedies.................................................................................  99
     10.1   Survival; Right to Indemnification Not Affected by Knowledge.......................................  99
     10.2   Indemnification and Payment of Damages By Matrix, GSAC and Brown................................... 100
     10.3   Limitation on Matrix's Indemnification............................................................. 101
     10.4   Indemnification By Caldwell........................................................................ 101
     10.5   Procedure for Indemnification...................................................................... 102

11.  Arbitration............................................................................................... 104
     11.1   Referral........................................................................................... 104
     11.2   Demand............................................................................................. 105
     11.3   Discovery.......................................................................................... 105
     11.4   Binding Decision................................................................................... 105

12.  Miscellaneous Provisions.................................................................................. 106
     12.1   Confidentiality of Agreement....................................................................... 106
     12.2   Consent to Jurisdiction............................................................................ 106
     12.3   Construction....................................................................................... 107
     12.4   Entire Agreement................................................................................... 108
     12.5   Exhibits and Schedules............................................................................. 108
     12.6   Expenses........................................................................................... 108
     12.7   Governing Law...................................................................................... 108
     12.8   Headings........................................................................................... 109
     12.9   Invalidity of Provisions; Severability............................................................. 109
     12.10  No Public Announcement............................................................................. 109
     12.11  No Third Party Beneficiaries....................................................................... 110
     12.12  Notices............................................................................................ 110
     12.13  Specific Performance............................................................................... 112
     12.14  Successors and Assigns............................................................................. 112
     12.15  Time of Essence.................................................................................... 113
     12.16  Waiver............................................................................................. 113
     12.17  Preservation of Claims............................................................................. 114
     12.18  Bulk Sales Compliance.............................................................................. 115
     12.19  Transfer Taxes..................................................................................... 115

                               TABLE OF CONTENTS

Section                                                                           Page

                                   EXHIBITS

Exhibit       Description                                                                                   Section
A             Certain Definitions.....................................................................    Recital C
A-1           Real Property Interests.................................................................
A-2           Certain Excluded Assets.................................................................
B             WIP Contracts........................................................................... 2.2(a)(3)(B)
B-1           Other Work-in-Process Contracts......................................................... 2.2(a)(3)(B)
C             [Reserved]
D             Allocation of Purchase Price............................................................          2.5
E             Other Agreements........................................................................         4.26
F             Orion Contract & June 2, 1999 Memorandum................................................         6.15
G             Environmental Insurance Quotation.......................................................         6.17

                                   SCHEDULES
Description                                                                                                Schedule
Articles of Incorporation and Bylaws of the Company...................................................       4.1(a)
Qualification as Foreign Corporation..................................................................          4.2
Subsidiaries and Investments..........................................................................          4.4
Financial Statements..................................................................................          4.5
Absence of Undisclosed Liabilities....................................................................          4.6
Absence of Certain Events.............................................................................          4.7
Governmental Authorizations...........................................................................      4.10(b)
Contracts.............................................................................................         4.13
Employee Benefit Plans................................................................................      4.14(a)
Multi-Employer Plans..................................................................................      4.14(d)
Post-Retirement Benefits..............................................................................      4.14(e)
Officers and Employees of the Company.................................................................      4.15(a)
Agreements With Employees and Independent Contractors.................................................         4.15
Environmental Laws....................................................................................      4.16(a)
Insurance.............................................................................................         4.17
Patents...............................................................................................      4.18(c)
Marks.................................................................................................      4.18(d)
Copyrights............................................................................................      4.18(e)
Royalties.............................................................................................      4.18(g)
Employee Agreements...................................................................................      4.18(h)
Proceedings...........................................................................................      4.21(a)
Orders................................................................................................      4.21(b)
Product Terms and Conditions..........................................................................      4.23(a)
Real Property - Owned.................................................................................      4.24(a)
Real Property - Encumbrances..........................................................................   4.24(a)(1)
Real Property - Leased................................................................................      4.24(b)
Similar Business Ownership............................................................................         4.25

Taxes......................................................................................................    4.28
Audited Returns............................................................................................ 4.28(b)
Tax Basis, Etc............................................................................................. 4.28(c)
Waivers.................................................................................................... 4.28(f)
Tax Agreements............................................................................................. 4.28(g)
Title to Properties........................................................................................    4.29
Bank Accounts..............................................................................................    4.31
Brown Family Claims........................................................................................    4.32

                             AMENDED AND RESTATED
                         STOCK PURCHASE AGREEMENT AND
                    CONVERSION TO ASSET PURCHASE AGREEMENT


  This Amended and Restated Stock Purchase Agreement and Conversion to Asset Purchase Agreement is made and entered into as of this 31st day of August, 1999 (but with retroactive effectiveness to June 9, 1999), by and among Caldwell Tanks Alliance, LLC, a Georgia limited liability company ("Caldwell"), Caldwell Tanks, Inc., a Kentucky corporation ("Caldwell Tanks"), Brown Steel Contractors, Inc., a Georgia corporation ("Brown"), Georgia Steel Acquisition Corp., an Oklahoma corporation ("GSAC"), and Matrix Service Company, a Delaware corporation ("Matrix") (collectively, the "Parties").

  Recitals:

  A. The Parties are parties to that certain Stock Purchase Agreement dated as of June 9, 1999 (the "Original Agreement"), pursuant to which, among other transactions, GSAC agreed to sell and convey to Caldwell at the "Closing" (as defined in the Original Agreement) all of the issued and outstanding capital stock of Brown, upon and subject to the terms and conditions set forth therein.

  B. For various business reasons satisfactory to them, the Parties now desire to amend and restate the Original Agreement in its entirety to, among other things, convert the transactions contemplated therein from a purchase by Caldwell from GSAC of the capital stock of Brown, to a purchase by Caldwell of certain assets and properties, tangible and intangible, of Brown, upon and subject to the terms and conditions set forth in this Agreement.

  C. Matrix owns all of the issued and outstanding capital stock of GSAC, and GSAC owns all of the issued and outstanding capital stock of Brown.

  D. Matrix and GSAC have agreed to become parties to this Agreement, and to make their representations, warranties, covenants and agreements set forth herein, as an inducement for and condition to the execution and delivery of this Agreement by Caldwell and Caldwell Tanks.

  E. Caldwell Tanks, the sole member of Caldwell, has agreed to become a party to this Agreement, and to make its representations, warranties, covenants and agreements set forth herein, as an inducement for and condition to the execution and delivery of this Agreement by Matrix, GSAC and Brown.

  F. Capitalized terms used in this Agreement shall have the respective meanings set forth in Exhibit A attached hereto.
                      ---------

  Agreement:

  Now, Therefore, in consideration of the premises and for other valuable consideration, the receipt of which is hereby acknowledged, the Parties agree that the Original Agreement is hereby amended and restated to be and read in its entirety as follows, with retroactive effect to June 9, 1999 (the "Effective Date"):

       1.  Purchase and Sale of Assets; Excluded Assets.

             1.1 Purchased Assets. Upon the terms and subject to the conditions set forth herein, Brown agrees to sell, transfer, convey, assign and deliver to Caldwell at the Closing, and Caldwell agrees to purchase and accept from Brown at the Closing, all of Brown's rights, title and interests under, in and to all businesses, assets and properties of Brown, tangible and intangible, personal and mixed, wherever situated (collectively, the "Assets"), free and clear of all Encumbrances other than Permitted Encumbrances, including without limitation, any of the following kinds or types of assets and properties of Brown (but specifically excluding from the Assets all "Excluded Assets" (as defined in Section 12)):

             (a) all assets and properties set forth or reflected on the Acquisition Balance Sheet described in Section 45, and all other assets and properties acquired since the date of the Acquisition Balance Sheet, except such as shall have been disposed of in the Ordinary Course of Business of Brown since that date;

             (b) all machinery, equipment, vehicles, computer software, furnishings and fixtures;

             (c) all supplies, spare parts, tools, accessories and maintenance equipment;

             (d)  all work-in-process and inventories (including raw materials);

             (e) subject to the provisions of Section 6.19, all rights, title and interest of Brown under, in and to all WIP Contracts, Other Work-in-Process Contracts, Other Agreements, Governmental Authorizations, easements, rights of way and concessions by which Brown or any of its assets or properties benefit;

             (f) all trade names, trademarks, service marks, patents, letters patent, inventions, trade secrets, copyrights, all registrations or applications for registration thereof, and all other Intellectual Property and proprietary and intangible assets and properties;

             (g) all books and records of account, financial records, employee records, and other books and records of any kind and type;

             (h)  the name "Brown Steel Contractors, Inc.";

             (i)  all goodwill;

             (j) the Purchase Order, dated as of March 10, 1999, between Brown (as successor in interest of Matrix) and LVD Corporation, for the purchase by Brown of a DAVI Roll System MCB 3045 (Matrix Purchase Order No. 23407-99) (the "Plate Roll Contract"), and the Invoice, dated as of August 3, 1999, between Brown and Corrosion Specialities, Inc., for the purchase by Brown of certain paint distillation equipment (Brown Purchase Order No. 24309-99) (the "Corrosion Specialties Contract");

             (k) all assets and properties assigned and transferred by the Subsidiaries to Brown prior to the Closing as contemplated in Section 2.5(d); and

             (l) all other assets and properties of any nature whatsoever held by Brown other than the Excluded Assets.

             1.2  Excluded Assets.  Notwithstanding anything contained in
Section 1.1 to the contrary, the Assets to be purchased by Caldwell from Brown at the Closing shall not include: (a) any of the Accounts Receivable, prepaid assets, tax related assets and other assets of the Brown Parties (as defined below) set forth or identified on Exhibit A-2 attached hereto, or generated in
                                  -----------
the Ordinary Course of Business of the Brown Parties from the Effective Date through the Closing, or any cash on hand or in bank accounts of the Brown Parties as of the Closing; or (b) any rights, title or interests of Brown under, in or to the real property of Brown located at 57 East Broad Street Road, Newnan, Georgia, and described on Exhibit A-1 attached hereto, any buildings,
                                  -----------
structures, facilities, fixtures or improvements thereon, any mineral rights in respect thereof, or any water rights or other rights appurtenant to that real property (collectively, the "Broad Street Property"); or (c) any rights, title or interests of Brown under, in and to the real property of Brown located at 521 Lower Fayetteville Road, Newnan, Georgia, and described on Exhibit A-1 attached
                                                           -----------
hereto, any buildings, structures, facilities, fixtures or improvements thereon, any mineral rights in respect thereof, or any water rights appurtenant to that real property (collectively, the "Fayetteville Road Property"); or (d) any issued and outstanding capital stock of any of the Subsidiaries (such Accounts Receivable, prepaid assets, tax related assets, cash, the Broad Street Property, the Fayetteville Road Property and the capital stock of the Subsidiaries being hereinafter collectively referred to as the "Excluded Assets").

             1.3 Documents of Assignment. At the Closing, Brown shall execute and deliver to Caldwell such bills of sale, assignments and other instruments, all in recordable form and otherwise in a form reasonably satisfactory to the Parties, as shall be required or requested by Caldwell in order to evidence and effect the sale, conveyance, assignment and transfer of the Assets to Caldwell.

       2.  Purchase Price; Assumed Obligations; Retained Obligations.

             2.1 Purchase Price. Caldwell shall pay to Brown at the Closing, for and in consideration of the sale by Brown to Caldwell of the Assets, a purchase price equal to: (a) $3,421,400, subject to adjustment as expressly contemplated in Section 2.2(a) or elsewhere in this Agreement or the Ancillary Documents (the "Base Price"); plus (b) an amount equal to the lesser of (i) the
                              ----                        -------------
sum
of the costs (as reflected in Brown's and the Subsidiaries financial books and records) incurred by Brown and the Subsidiaries (collectively, the "Brown Parties") to purchase all items of steel plate, pipe, channel and angle inventory of the Brown Parties on hand as of the Closing at the Brown Parties' facilities in Newnan, Georgia, and which are unused and not allocated to a particular WIP Contract (collectively, the "Inventory"), or (ii) the fair market value of all such Inventory as of the Closing, but in either case exclusive of obsolete Inventory (the "Inventory Price") (the Base Price and the Inventory Price are hereinafter collectively referred to as the "Purchase Price"). The Inventory and Inventory Price shall be determined pursuant to the procedures set forth in Section 2.2(b). The Purchase Price shall be paid in immediately available funds at the Closing, subject to any adjustment in the Base Price and/or the Inventory Price following the Closing as contemplated in Section 2.2.

        2.2  Adjustments to Purchase Price.

        (a) Adjustments to Base Price. The Base Price shall be subject to adjustment following the Closing as follows:

                (1) The Base Price shall be increased by an amount equal to the amount (if any) by which (A) the aggregate of all Net Billings pursuant to the WIP Contracts exceeds (B) the sum of (y) the amount determined by dividing (i)
                                                                    --------
  the aggregate of all Completion Costs (exclusive of liquidated damages, penalties or other similar payments) to be incurred by Caldwell (as the assignee of Brown) and the Subsidiaries in connection with the WIP Contracts following the Closing by (ii) ninety-five percent (95%), plus (z) the
                        --
  aggregate of all liquidated damages, penalties or other similar payments included within the definition of Completion Costs to be incurred by Caldwell (as the assignee of Brown) and the Subsidiaries in connection with the WIP Contracts following the Closing.

                (2) The Base Price shall be decreased by an amount equal to the amount (if any) by which (A) the aggregate of all Net Billings pursuant to the WIP Contracts is less than (B) the sum of (y) the amount determined by dividing (i) the aggregate of all Completion Costs (exclusive of liquidated
  --------
  damages, penalties or other similar payments) to be incurred by Caldwell

  (as the assignee of Brown) and the Subsidiaries in connection with the WIP Contracts following the Closing by (ii) ninety-five percent (95%), plus (z)
                                  --
  the aggregate of all liquidated damages, penalties or other similar payments included within the definition of Completion Costs to be incurred by Caldwell (as the assignee of Brown) and the Subsidiaries in connection with the WIP Contracts following the Closing.

                (3) As used in this Agreement, the following terms shall have the meanings set forth below:

                     (A) "Net Billings" shall mean the amount by which: (i) the aggregate consideration payable by the relevant customer(s) to the Brown Parties (or any of them) and, following the Closing, to Caldwell in accordance with a particular WIP Contract (whether paid before the Closing or payable thereafter, and whether payable in cash or in any other form of consideration (which other form of consideration shall be valued at its fair market value on the date paid)), assuming performance owing by the relevant Brown Party(s) and/or Caldwell (as applicable) under that WIP Contract prior to and following the Closing has been and will be completed in accordance with its terms (the "Contract Price"); exceeds (ii) the aggregate sum of all amounts that have actually been billed for collection by the Brown Parties (or any of them) to the relevant customer(s) as of and prior to the Closing under that WIP Contract, whether or not collected prior to the Closing, including without limitation, all retainage that has been included in any invoice delivered by the Brown Parties to any customer that remains unpaid as of the Closing Date (collectively, the "Billings"). The Parties' agreement as to the Contract Price for each WIP Contract shall be reflected on the "Revised Exhibit B" contemplated in Subpart (C) below, and shall not be subject to adjustment or challenge by any Party following the Closing.

                     (B) "WIP Contracts" shall mean the contracts, agreements and work orders entered into by the Brown Parties (or any of them) and identified on Exhibit B attached hereto (but only to the extent such contract
                ---------
  is identified under the "Percentage Completed" (Pct. Cmpt.) column on Exhibit
                                                                        -------
  B as not being 100% completed as of April 30 1999, and then only to the extent
  -
  performance by the relevant Brown Party(s) under the same (exclusive of warranty or other similar undertakings) shall not have been fully completed by such Brown Party(s) prior to the Closing), together with such other customer contracts, agreements and work orders as shall be added to Exhibit B by mutual written agreement of the
                              ---------
  Parties prior to the Closing. "Other Work-in-Process Contracts" shall mean the contracts and agreements entered into by the Brown Parties (or any of them) and identified on Exhibit B-1 attached hereto, and any bids identified on
                    -----------
  Exhibit B-1 where any of the Brown Parties have been notified they are the low
  -----------
  bidder.

                     (C) "Completion Costs" shall mean the amounts determined by the mutual agreement of the Parties (as contemplated below) for each WIP Contract, as being the sum of all direct and indirect costs and expenses that will be incurred by Caldwell (as the assignee of Brown) following the Closing in connection with its performance and completion of all remaining obligations under that WIP Contract in accordance with its terms (but exclusive of all Retained Obligations in respect of that WIP Contract that are retained and discharged by Brown as contemplated in Section 25), including without limitation, all costs and expenses for (1) labor (whether employee or contractor) and related benefits, (2) inventories, materials, supplies, tools and spare parts, (3) site procurement and site preparation, (4) permitting,
  (5) performance and surety bonds (and replacements therefor), (6) subcontractor compensation and expenses which are properly chargeable to Caldwell (as the assignee of Brown) or any Subsidiary in accordance with the relevant subcontracts, and (7) any liquidated damages, penalties or other similar payments that may become due and owing by Caldwell or any Subsidiary following the Closing, but excluding all engineering, marketing, administrative and interest costs and expenses. The Parties' determination as to the Completion Costs shall be set forth under the heading "Estimated Cost to be Incurred" on a revised version of Exhibit B prior to the Closing, which
                                          ---------
  shall be separately dated and executed by the Parties to signify their agreement to the same ("Revised Exhibit B"). The amounts set forth under that
                                  ---------
  heading on Exhibit B attached hereto as of April 30, 1999 shall have no
             ---------
  relevance for purposes of this Agreement. The Parties acknowledge that the Completion Costs and Billings for each WIP Contract set forth on Revised Exhibit B as of the Closing will reflect their agreement as to those costs and
  ---------
  Billings as of a date prior to the Closing Date, which shall be specified on the face of Revised Exhibit B (the "Preliminary Determination Date"), and
                      ---------
  shall not be subject to adjustment or challenge by any Party following the Closing (other than for the adjustment for Billings and Completion Costs from the Preliminary Determination Date through the Closing Date as hereinafter contemplated in this

  Subpart (C)). No adjustment to the Base Price shall be made at the Closing based upon Revised Exhibit B. Rather, Caldwell and Brown agree to meet with
                     ---------
  each other promptly following the Closing to (x) determine the percentage of additional work completed by the relevant Brown Party(s), and the actual costs incurred by that Brown Party, during the period between the Preliminary Determination Date and the Closing, and to correspondingly adjust the Completion Costs for the relevant WIP Contracts as of the Closing based upon those determinations, and (y) determine the actual Billings for each WIP Contract made from the Preliminary Determination Date through the Closing, and to correspondingly adjust the Billings for the relevant WIP Contracts as of the Closing based upon that determination. In the event Caldwell and Brown agree in writing on those Billings, or an appropriate adjustment to the Completion Costs based upon the determination contemplated above, the Billings and Completion Costs as so determined or adjusted shall be deemed to be final and binding on the Parties. In the event Caldwell and Brown are not able to agree in writing on the Billings, and on adjustment to the Completion Costs on or before the 21st day following the Closing, either of those Parties shall be entitled to refer the matter for resolution pursuant to the arbitration procedures set forth in Section 11 of this Agreement; provided that the sole determination made in any such proceeding shall be the amount of the Billings actually made from the Preliminary Determination Date through the Closing, or the amount of the adjustment in the Parties' estimate of the Completion Costs as of the Closing that is required based upon the actual work performed and costs incurred by the relevant Brown Party(s) in respect of the WIP Contracts from the Preliminary Determination Date through the Closing (as applicable). Within five (5) days after the Parties have agreed upon the Billings and the appropriate adjustment to the Completion Costs as contemplated above (or within five (5) days after such later date on which the Billings or Completion Costs adjustment determination has been made pursuant to the dispute resolution procedures set forth in Section 11), the Parties shall meet to determine the appropriate adjustment to the Base Price paid by Caldwell at the Closing, based on the relevant formula set forth in Section 2.2(a)(1) or 2.2(a)(2). Thereafter, Caldwell agrees to pay to Brown (in the case of an increase in the Base Price), or Brown agrees to reimburse Caldwell (in the case of a decrease in the Base Price), an amount equal to the amount of that increase or decrease (as applicable) within ten (10) days after the date on which Brown and Caldwell agree in writing on the adjustment or, to the extent a dispute over the appropriate determination persists, after the date on which that adjustment is finally determined pursuant to Section 11. Any such payment by Caldwell or Brown shall be deemed to be an adjustment in the Base Price. Following any adjustment as contemplated above, the Billings and the Completion Costs shall not be subject to further determination or adjustment following the Closing, whether based upon the actual completion costs incurred by Caldwell in connection with the WIP Contracts or otherwise.

          (b) Determination of Inventory Price; Adjustment. A physical inventory of all Inventory of the Brown Parties as of a mutually agreeable date prior to the Closing Date shall be jointly conducted and completed by the Parties prior to the Closing, at the joint expense of Caldwell and Brown. Based on that physical inventory, an estimate of the Inventory Price shall be assigned by mutual agreement of Brown and Caldwell prior to the Closing, which assigned price (the "Assigned Inventory Price") shall be used for purposes of the Purchase Price to be paid at the Closing. Notwithstanding the foregoing, in the event, following the Closing, either Brown or Caldwell shall believe that the quantity of any one or more items of Inventory on hand as of the Closing differed in any material respect from the quantity that was on hand as of the date of their physical inventory prior to the Closing (and that formed the basis for the Inventory Price paid at the Closing), or shall believe that the Assigned Inventory Price was otherwise inaccurate in any material respect, and in the event Brown and Caldwell are not thereafter able to agree in writing on an appropriate adjustment to the Inventory Price, then either of those Parties may, by written notice delivered to the other of those Parties not later than forty-five (45) days after the Closing, elect to cause an independent, nationally recognized, certified public accounting firm reasonably satisfactory to the other of those Parties (an "Audit Firm") to conduct an audit of the quantity of Inventory of the Brown Parties as of the Closing and/or of the costs incurred by the Brown Parties (as reflected in their financial books and records) to purchase all items of Inventory (exclusive of obsolete items) on hand as of the Closing, and to conduct an appraisal of the fair market value of that Inventory as of the Closing (as applicable). The Audit Firm shall be free to retain such appraisers and other consultants as it shall deem appropriate for that audit and/or appraisal. Upon any such election, each Party shall reasonably cooperate with the others and the Audit Firm (and its consultants) to facilitate that audit and appraisal at the earliest practicable time, including without limitation, by providing the Audit Firm (and its consultants) with reasonable access to all books and records of the Brown Parties as shall be necessary for the audit and appraisal. In the event the audit and appraisal shall determine that the Assigned Inventory Price did not accurately reflect the actual Inventory Price that should have been assigned (whether due to a discrepancy in the quantity of Inventory assumed to exist as of the Closing or in the cost or fair market value thereof), the Audit Firm shall notify Brown and Caldwell of that conclusion and of the amount by which it believes the Assigned Inventory Price differed from the actual Inventory Price that should have been paid. In the event the audit and appraisal shall determine that the Assigned Inventory Price was correct, the Audit Firm shall likewise notify Brown and Caldwell of that conclusion. The determination of the Audit Firm shall be final and binding on the Parties. In the event such a conclusion of inaccuracy is reached by the Audit Firm, then Caldwell or Brown (as the case may be) agrees to pay the other Party, within 30 days after the Audit Firm's final determination, an amount equal to the amount by which the Assigned Inventory Price was less than (in the case of a payment by Caldwell) or was greater than (in the case of a payment by Brown) the actual Inventory Price that should have been paid. Any such payment shall be deemed to be an increase or decrease (as the case may be) in the Inventory Price.

         (c) Other Work-in-Process Contracts. Notwithstanding that the Other Work-in-Process Contracts shall not constitute WIP Contracts and shall not be the basis for an adjustment to the Base Price pursuant to Section 2.2(a), the Parties agree that the Other Work-in-Process Contracts may be the basis for an adjustment to the Base Price following the Closing under the following circum stances: In the event any of the Brown Parties have actually incurred, prior to the Closing, costs or expenses in connection with their performance of any obligations under a particular Other Work-in-Process Contract and in accordance with the provisions thereof (exclusive of allocations of general, administrative and other overhead expenses), and in the event the amount of such costs and expenses exceeds the aggregate sum of all amounts that have actually been collected by that Brown Party as of and prior to the Closing under that contract, then Caldwell shall pay to Brown, within thirty (30) days after the Closing Date and as an adjustment to the Base Price, an amount in immediately available funds equal to the actual costs and expenses so incurred but not collected by that Brown Party. To the extent the relevant Brown Party has actually billed for collection to the relevant customer(s) such costs and expenses prior to or as of the Closing, the account receivable represented by that billing shall not constitute an Excluded Asset, but shall be an Asset conveyed to Caldwell at the Closing. In the event Brown, GSAC or Matrix shall, at any time following the

Closing, receive from the relevant customer(s) any amounts on account of the account receivable described above, Brown, GSAC or Matrix (as applicable) shall promptly notify Caldwell of the same, and shall promptly remit and pay all such amounts to Caldwell for its account. Within fifteen (15) days after the Closing Date, Brown shall provide to Caldwell a Certificate duly executed by an officer of Brown and certifying as to the costs and expenses actually incurred, and the billings actually made, by each Brown Party through the Closing under each Other Work-in-Process Contract (separated by contract). In the event Caldwell shall dispute any amount(s) set forth in that Certificate, the dispute may be referred by either Brown or Caldwell for resolution pursuant to Section 11, if it cannot otherwise be resolved by the mutual agreement of those Parties. In the event of such a dispute, the relevant Party shall pay to the other all amounts owing under this Section 2.2(c) that are not in dispute as contemplated above.

        2.3 Payment of Fees and Expenses of Arbitration and Audit Firm. In the event either Caldwell or Brown shall submit the Inventory Price to an Audit Firm for determination as provided in Section 2.2(b), Caldwell and Brown shall each be responsible for their own costs and expenses and for one-half of all fees and expenses of the Audit Firm and its consultants. In the event either Caldwell or Brown shall submit the resolution of Completion Costs, Billings, or of the matters referred to in Section 2.2(c), to arbitration as provided in Section 2.2(a)(3)(C) or 2.2(c), Caldwell and Brown shall each be responsible for their own costs and expenses and for one-half of the expenses of the arbitrator(s).

        2.4 Effect of Adjustments; Interest. Any adjustments to the Base Price or the Inventory Price pursuant to Section 2.2(a), 2.2(b) or 2.2(c) above shall be deemed to be an adjustment to the Purchase Price for all purposes. Any amounts payable by Caldwell or Brown to the other of those Parties as an adjustment to the Purchase Price shall bear interest at a rate per annum of ten percent (10%) from the Closing Date until paid to the relevant Party, all of which interest amounts shall become immediately due and payable together with the adjustment amount(s) on which they have accrued.

        2.5  Assumption of Certain Obligations; No Assumption of Other
Obligations.

         (a) Assumed Obligations. At the Closing, Caldwell and Brown shall execute and deliver an Assignment & Assumption Agreement in form reasonably satisfactory to the Parties (the "Assignment & Assumption Agreement"), pursuant to which, among other transactions, Caldwell shall agree, effective as of the Closing, to assume and undertake to pay, perform and discharge the following obligations of Brown as of the Closing (collectively, the "Assumed Obligations"), but no others:

            (1) All executory payment and performance obligations of Brown which first arise or accrue following the Closing (A) under the WIP Contracts and the Other Work-in-Process Contracts, (B) under the agreements identified on Exhibit E attached hereto, (C) under the bid proposals of Brown identified
     ---------
  on Exhibit E that have been accepted by customers but which are not yet the
     ---------
  subject of definitive contracts, (D) under any contracts or agreements that may be entered into prior to the Closing by Brown arising out of the bid proposals referred to in the immediately preceding clause, (E) under such other agreements or bid proposals of Brown as shall be added to Exhibit B or E
                                                                  --------------
  by mutual agreement of the Parties prior to the Closing (the contracts, agreements and bid proposals referred to in clauses (B) through (E), above, being herein collectively referred to as the "Other Agreements"), (F) the Plate Roll Contract, and (G) the Corrosion Specialties Contract (but excluding, in the case of the contracts, agreements and bid proposals referred to in clauses (A) through (G), above, any warranty or other similar obligations, or breach or default obligations, in either case arising out of work performed or failed to be performed, or materials, goods or services delivered or failed to be delivered, by Brown or any Subsidiary prior to the Closing, all of which shall be "Retained Obligations" (as defined below)); and

            (2) any and all obligations that are expressly referred to in Clauses (i) through (xi) of Subsection (b), below, as Assumed Obligations.

The Assignment & Assumption Agreement shall also serve to convey, assign and transfer the intangible Assets to Caldwell as contemplated in Section 1.3.

         (b) Retained Obligations. Except for the Assumed Obligations, Caldwell shall not assume or in any manner become responsible or liable for, and Brown agrees to retain, pay, perform and discharge in full, at its expense, any and all debts, obligations and liabilities of Brown, including without limitation, all Retained Obligations (as defined below) of Brown. As used in this Agreement, the "Retained Obligations" shall mean any and all debts, obligations and liabilities of any nature of Brown or any Subsidiary (or of any predecessor in interest of them), or of or relating to any of the Assets, the Broad Street Property or the Fayetteville Road Property, on and as of the Closing on the Closing Date, and, in the case of the Broad Street Property and the Fayetteville Road Property, arising at any time following the Closing through the date of any purchase of that property by Caldwell or its Affiliate as contemplated in Section 6.17 (except to the extent caused by the action or inaction (where it had a duty or obligation to act) of Caldwell or its Affiliate), in each case whether fixed, absolute, accrued, contingent or otherwise, whether known or unknown, whether arising out of the business, assets, properties, employees or operations of the Brown Parties or otherwise, whether or not the subject of a representation or warranty set forth in Section 4, and whether owing to GSAC, Matrix or any of its other Affiliates, to any Governmental Body, to any employee of any Brown Party, or to any other Person, in each case other than the Assumed Obligations. The Retained Obligations being retained by Brown shall include, without limitation, any claims, demands, actions, causes of action, Proceedings, liabilities, damages, fines, penalties, costs and expenses previously incurred or accrued or now or hereafter incurred or accrued by or against Brown, any Subsidiary, Matrix, GSAC, Caldwell, Caldwell Tanks, any Governmental Body or any other Person, resulting from, arising out of or relating to: (i) any contract, agreement, arrangement or commitment to which any Brown Party is a party or by which any of its assets or properties are bound or subject to, in each case, as of the Closing, other than the Assumed Obligations; (ii) any warranties (whether express or implied), guarantees or other similar commitments made by any Brown Party to any other Person prior to the Closing (other than the warranties expressly made by Brown in the WIP Contracts or the Other Work-in-Process Contracts and relating to the services to be performed and goods and materials to be delivered by Caldwell thereunder following the Closing, all of which shall constitute Assumed Obligations), regardless of whether the relevant warranty or guaranty claims are asserted following the Closing; (iii) any indebtedness of the Brown Parties for borrowed money to any Person as of the Closing; (iv) any Encumbrances on or affecting any of the assets or properties of any Brown Party prior to the Closing

(other than the Permitted Encumbrances referred to in clauses (i), (v), (vi) and (vii) of the definition of Permitted Encumbrances in Exhibit A, which shall constitute Assumed Obligations; provided, that such an inclusion of a Permitted Encumbrance as an Assumed Obligation shall not relieve Brown of its obligation to pay, perform, satisfy and discharge in full all debts, obligations and liabilities which are secured by such Permitted Encumbrances, to the extent that such debts, obligations or liabilities themselves constitute Retained Obligations), all of which Brown, GSAC and Matrix agree, shall be fully released prior to the Closing at no cost or expense to Caldwell or Caldwell Tanks; (v) except for the debts, obligations and liabilities specifically allocated to Caldwell or Caldwell Tanks pursuant to Section 6.13 (all of which shall be deemed to be Assumed Obligations), the employment of any of the Brown Parties' employees, officers or other agents at any time prior to the Closing, any injuries to such employees, officers or other agents incurred at any time prior to the Closing, any compensation or other benefits accruing to the account of such employees, officers or other agents under any Benefit Plans prior to the Closing (whether or not vested prior to the Closing), or accruing to their account following the Closing but based on their service to any Brown Party or their Affiliate prior to the Closing, any other acts, omissions, state of facts or circumstances occurring or existing prior to the Closing and relating to any "Benefit Plans" (as defined in Section 4.14) of the Brown Parties or in which they are or were a participant, and any other obligations or liabilities to or relating to such Benefit Plans as of the Closing or arising following the Closing and relating to the period prior to the Closing; (vi) any of the matters identified on any disclosure Schedules delivered by Brown, Matrix or GSAC to Caldwell or Caldwell Tanks and attached to or made a part of this Agreement, or on any supplemental or amended disclosure Schedules delivered by them to Caldwell or Caldwell Tanks following the Effective Date and prior to the Closing, in either case except to the extent such matters constitute Assumed Obligations; (vii) any debts, obligations or liabilities of the Brown Parties set forth or reflected on the "Acquisition Balance Sheet" or the "Interim Balance Sheet" (each as defined in Section 4.5) (except to the extent the same are Assumed Obligations); (viii) any of the Excluded Assets; (ix) any failure by any Brown Party or any of its assets or properties to comply with any Environmental Laws as of or at any time prior to the Closing (and, in the case of the Broad Street Property and the Fayetteville Road Property, arising at any time following the Closing and prior to the purchase by Caldwell or its Affiliate or designee of that property as contemplated in Section 6.17, but only to the extent not caused or created by the action or inaction (where it had a duty or obligation to act) of Caldwell or any of its Affiliates following the Closing), and any Environmental, Health and Safety Liabilities of or relating to any Brown Party or any of its assets or properties as of or at any time prior to the Closing (and, in the case of the Broad Street Property and the Fayetteville Road Property, arising at any time following the Closing and prior to the purchase by Caldwell or its Affiliate or designee of that property as contemplated in Section 6.17, but only to the extent not caused or created by the action or inaction (where it had a duty or obligation to act) of Caldwell or any of its Affiliates following the Closing); (x) any obligation or liability to any surety, guarantor or other lender (including without limitation, any reimbursement obligation) on account of or by reason of any payment or distribution of funds to any customer of any Brown Party or other Person under any payment or performance bond or other similar surety commitment, resulting from or arising out of any breach of performance or failure or delay in performance by any Brown Party occurring prior to the Closing under any contract, agreement, arrangement or commitment to which such Brown Party is or was a Party, whether or not such payment or distribution of funds occurs prior to the Closing; and (xi) the termination by any Brown Party of any of their employees that are identified by Caldwell Tanks as employees to whom offers of employment will not be made following the Closing, as contemplated in Section 6.13(e), or any failure or refusal by Caldwell or any Subsidiary to hire, re-hire or re-employ any of those terminated employees following the Closing. Notwithstanding the foregoing, the Retained Obligations shall not include the representations and warranties contained in Sections 4.11, 4.12, 4.18, 4.19, 4.24(a) and 429, and Caldwell and Caldwell Tanks shall look solely to the provisions of Section 10.2(a) of this Agreement for indemnification by Brown, GSAC and Matrix with respect thereto. Except as otherwise provided in Section 6.13, Brown agrees to fully fund and contribute to each relevant Benefit Plan all matching contributions and other funding requirements normally funded by Matrix, GSAC, Brown or any Subsidiary, and required to fund all benefits to which the employees of the Brown Parties have or shall become vested or otherwise entitled by reason of their service for the relevant Brown Party prior to the Closing, or otherwise by reason of their own contributions to such Benefit Plans prior to the Closing.

         (c)  [Intentionally Omitted]

         (d) Assignment of Certain Subsidiary Assets. Prior to the Closing, Brown shall cause each Subsidiary to execute and deliver to Brown a Bill of Sale and Assignment in a form reasonably satisfactory to the Parties (the "Subsidiary Bill of Sale"), pursuant to which the Subsidiaries will assign and transfer to Brown as a dividend, for no additional consideration, all of their respective assets and properties, tangible and intangible, wherever situated, other than their Excluded Assets, effective as of a time immediately prior to the Closing.

        2.6 Allocation of Purchase Price. The Parties agree that the Purchase Price shall be allocated among the Assets in the manner set forth on Exhibit D
                                                                     ---------
attached hereto.

     3. Closing.

        3.1 Closing. The closing of the transactions contemplated in this Agreement ("Closing") shall take place at the offices of Greenebaum Doll & McDonald PLLC, 3300 National City Tower, Louisville, Kentucky 40202, at 1:00 P.M., local time.

        3.2 Closing Date. The Closing shall occur on August 31, 1999 if all of the conditions set forth in Section 7 have been fulfilled by such date. If all of such conditions have not been fulfilled by such date, and subject to the termination rights provided for in Section 8.1, then the Closing shall take place (a) on such other date which is two business days after the Party obligated to fulfill such conditions shall have notified the other Parties that the last of such conditions has been satisfied or waived, or (b) on such other date as the Parties may agree (the "Closing Date").

     4. Representations and Warranties of Brown, GSAC and Matrix.  Brown,
GSAC and Matrix, jointly and severally, hereby represent and warrant as of the Effective Date and the date of this Agreement to Caldwell and Caldwell Tanks as follows:

        4.1  Authority; Consents; Enforcement; Noncontravention.

        (a)  Authority of Brown, GSAC and Matrix; Binding Effect. This
Agreement has been duly executed and delivered by Brown, GSAC and Matrix and constitutes, and each and every agreement and instrument executed by Brown, GSAC and Matrix in connection herewith, including without limitation, the Broad Street Property Agreement and the Fayetteville Road Property Agreement contemplated in Section 6.17, and the Environmental Work Plan contemplated in

Section 7.1(u) (collectively, the "Ancillary Documents"), will constitute, the legal, valid and binding obligation of Brown, GSAC and Matrix, enforceable against them in accordance with their respective terms. Brown, GSAC and Matrix have the absolute and unrestricted right, power, authority and capacity, corporate or otherwise, to execute and deliver this Agreement and the Ancillary Documents, and to perform their respective obligations under this Agreement and the Ancillary Documents. Brown is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia. Matrix is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. GSAC is a corporation duly organized, validly existing and in good standing under the laws of the State of Oklahoma. Neither Brown, GSAC nor Matrix needs to give any notice to, make any filing with, or obtain any authorization, declaration, consent or approval of any Governmental Body in order to consummate the transactions contemplated herein and in the Ancillary Documents, other than the filing of any releases under the UCC to the extent required to effect the transactions contemplated in this Agreement, and other than the consents or approvals from Governmental Bodies that are parties to any of the WIP Contracts or the Other Work-in-Process Contracts required for the assignment and transfer of those contracts to Caldwell as contemplated in
Section 1.1. Brown has, and at all times has had, full corporate power and authority to own and lease its assets and properties as and where such assets and properties are now owned and leased, and to conduct its businesses as and where such businesses have been and are now being conducted. Set forth on
Schedule 4.1(a) are true and complete copies of the Articles or Certificate of Incorporation and Bylaws of each Brown Party, as amended through the date hereof.

          (b) Noncontravention. Neither the execution and delivery of this Agreement or the Ancillary Documents by Brown, GSAC or Matrix, nor their compliance with or fulfillment of the terms, conditions and provisions hereof or thereof, will (i) violate any Legal Requirement or Order applicable to Brown, GSAC, any Subsidiary or Matrix (or their respective businesses), or any provision of their Articles or Certificate of Incorporation or Bylaws; or (ii) with notice, the passage of time or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, or create in any Person the right to accelerate, terminate, modify or cancel, any contract, agreement, lease, license, Governmental Authorization, instrument, arrangement or commitment to which Brown, GSAC, any Subsidiary or Matrix is a party or by which it or any of their respective assets or properties are bound, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by any Brown Party (except for the Excluded Assets other than the Broad Street Property and the Fayetteville Road Property, which shall remain subject to the lien of the Bank Agreement after the Closing), or (iv) require any notice under any contract, agreement, lease, Order, license, instrument, arrangement or commitment to which Brown, GSAC, any Subsidiary or Matrix is a party or by which it or they are bound or to which any of its or their respective assets or properties are subject (other than the consent required under the Bank Agreement, which shall be obtained by Matrix at its expense prior to the Closing); or (v) require the approval, consent, authorization or act of, or the making by any Brown Party, GSAC or Matrix of any declaration, filing or registration with, any Person, other than the releases of UCC Financing Statements referred to above and the consent required under the Bank Agreement, other than, in the case of (iv) and (v) above, any notices to or consents or approvals from the other parties to any of the WIP Contracts or the Other Work-in-Process Contracts required for the assignment and transfer of the Contracts to Caldwell as contemplated in Section 1.1.

     4.2 Qualification of Brown Parties in Other States. Each Brown Party is duly qualified to transact business as a foreign corporation, and is in good standing, in the jurisdictions set forth on Schedule 4.2. Neither the nature of the business of, nor the character and location of the assets and properties owned or leased by, any Brown Party makes qualification of it as a foreign corporation necessary under the laws of any jurisdiction other than as set forth on Schedule 4.2.

     4.3 Ownership of Brown and GSAC. GSAC holds of record and owns beneficially all of the issued and outstanding capital stock of Brown, free and clear of all Encumbrances. Matrix holds of record and owns beneficially all of the issued and outstanding capital stock of GSAC, free and clear of all Encumbrances. Brown holds of record and owns beneficially all of the issued and outstanding capital stock of each of the Subsidiaries, free and clear of all Encumbrances. Brown does not, directly or indirectly, (a) own, of record or beneficially, any outstanding voting securities or other equity interests in any Person other than the Subsidiaries, or (b) "Control" any Person which is involved in or relates to Brown or its businesses other than the Subsidiaries. As used in this Agreement, "Control" of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person, whether by ownership of securities, contract, law or otherwise.

     4.4  [Intentionally Omitted].

     4.5 Financial Statements. Attached as Schedule 4.5 are the consolidated balance sheet, statement of income and statement of EBITDA as at February 28, 1998 and for each of the fiscal quarters then ended commencing with the fiscal quarter ended May 31, 1994, of Brown and its Subsidiaries prepared in accordance with GAAP as included in the consolidated and consolidating financial statements of Matrix which were audited by Ernst & Young LLP (the "Financial Statements"). The balance sheet included in the Financial Statements as of February 28, 1999, is hereinafter referred to as the "Interim Balance Sheet." The Financial Statements (including the notes thereto, if any) represent actual, bona fide transactions, were prepared in accordance with GAAP, present fairly the consolidated financial condition of Brown and the Subsidiaries as of the respective dates of the Financial Statements, and the consolidated results of operations and changes in EBITDA of Brown and the Subsidiaries for such periods, and are consistent with the books and records of Brown and the Subsidiaries: (i) subject in the case of any period ended prior to May 31, 1998, to normal year-end adjustments (all of which are reflected in the Financial Statements for the year ended May 31, 1994, 1995, 1996, 1997 and 1998), and (ii) in the case of the Financial Statements as of February 28, 1999, subject to normal year-end adjustments, in each case which shall not be material, individually or in the aggregate, and lack footnotes and other presentation items that, if presented, would not differ materially from those included in the balance sheet included in the Financial Statements for the fiscal year ended May 31, 1998 (the "Acquisition Balance Sheet"). No financial statement of any Person other than Brown and the Subsidiaries is required by GAAP to be included in the Financial Statements.

     4.6 Absence of Undisclosed Liabilities. None of the Brown Parties has any debts, obligations, duties or liabilities of any nature, whether known or unknown, whether fixed, absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether matured or unmatured, whether asserted or unasserted and whether due or to become due (collectively, "Liability"), except as shown (and in the amounts shown) on the face of the Interim Balance Sheet

(rather than the notes thereto) or on Schedule 4.6. From the date of the Interim Balance Sheet through the date hereof, except as shown on Schedule 4.6, the Brown Parties have not incurred or become subject to any Liability, other than Liabilities incurred in the Ordinary Course of Business of such Brown Parties, all of which have been paid in full in the Ordinary Course of Business or are reflected on the regular books of account of the Brown Parties, and none of which is inconsistent with the representations, warranties and covenants of Brown, GSAC and Matrix contained in this Agreement or with any other provisions of this Agreement.

         4.7 Absence of Certain Events. Since May 31, 1998, no Brown Party has, except as set forth on the Schedules referred to in this Section 4.7:

         (a) issued, sold, purchased or redeemed any stock, bonds, debentures, notes or other corporate securities, or issued, sold or granted any option, warrant or right to acquire any thereof;

         (b) except as set forth on Schedule 4.7(b), waived or released any debts, claims, rights of value or suffered any extraordinary loss or written down the value of any inventories or other assets or written down or off any receivable in excess of $25,000 for any single transaction or series of related transactions, or in excess of $50,000 in the aggregate;

         (c) except as set forth on Schedule 4.7(c), made any capital expenditures or capital commitments in excess of $25,000 for any single transaction or series of related transactions, or in excess of $50,000 in the aggregate;

         (d) except as set forth on Schedule 4.7(d), made any change in the business or operations or the manner of conducting the business or operations of that Brown Party, other than changes in the Ordinary Course of Business of that Brown Party;

         (e) except as set forth on Schedule 4.7(e), and except for the termination of the employees not to be offered employment by Caldwell or Caldwell Tanks following the Closing as contemplated in Section 6.13(e), terminated, placed on probation, disciplined, warned, or experienced any material dissatisfaction with, any officer or supervisory employee of that Brown Party;

         (f) except as set forth on Schedule 4.7(f), experienced any resignations of, or had any disputes involving the employment or agency relationship with any of, the employees or agents of that Brown Party, other than normal turn-over of the employees of the Brown Parties incurred in the Ordinary Course of Business which has not had a material adverse effect on the business, operations or prospects of any of the Brown Parties;

         (g) suffered any casualty, damage, destruction or loss to any of its properties in excess of $25,000 for any one event or in excess of $50,000 in the aggregate;

         (h) declared, set aside or paid any dividends or distributions in respect of shares of its capital stock;

         (i) except as set forth on Schedule 4.7(i), and except for severance payments made to the employees terminated prior to the Closing but not to be offered employment by Caldwell or Caldwell Tanks following the Closing as contemplated in (e) above, paid or obligated itself to pay any bonuses or extraordinary compensation to, or made any increase (except increases in the Ordinary Course of Business of that Brown Party) in the compensation payable (or to become payable by it) to, any of the directors, officers, employees, agents or other representatives of that Brown Party;

         (j) terminated or amended or suffered the termination or amendment of any material contract, lease, agreement, license or other instrument to which it is or was a party;

         (k) except as set forth on Schedule 4.7(k), adopted, modified or amended any plan or agreement listed on Schedule 4.14 so as to increase the benefits due the employees of any Brown Party under any such plan or agreement;

         (l) made any loan or advance to any Person (except a normal travel or other reasonable expense advance to its officers and employees);

         (m) except as set forth on Schedule 4.7(m) and except for effects of the environmental matters disclosed on Schedule 4.16(a), suffered any material adverse change in such Brown Party's business, financial condition, results of operations, assets or properties from that reflected in the Acquisition Balance Sheet;

         (n) except as set forth on Schedule 4.7(n), subjected or agreed to subject any of its assets or properties to any Encumbrances (other than Permitted Encumbrances) or to any other similar charge of any nature whatsoever;

         (o) except as set forth on Schedule 4.7(o), paid any funds to any of its officers or directors, or to any family member of any of them, or any Person in which any of the foregoing have any direct or indirect interest, except for the payment of installments of annual salaries and the bonuses accrued in the Ordinary Course of Business of that Brown Party through the date hereof;

         (p) disposed of or agreed to dispose of any of its properties or assets other than in the Ordinary Course of Business of that Brown Party, and except as contemplated in this Agreement;

         (q) except as set forth on Schedule 4.7(q), entered into any transactions other than in the Ordinary Course of Business of that Brown Party (except for the transactions contemplated in this Agreement);

         (r) made any change in such Brown Party's accounting principles, methods or practices;

         (s) except as set forth on Schedule 4.7(s), entered into any agreement, contract, lease or license (or series of related agreements, contracts, leases or licenses) involving consideration or goods and/or services having a value in excess of $25,000, or having a term greater than one (1) year in length;

         (t) delayed or postponed the payment of any accounts payable or other Liabilities outside the Ordinary Course of Business of such Brown Party;

         (u) except as set forth on Schedule 4.7(u), been a party to any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business of that Brown Party, except where the same would not subject any of the Brown Parties to a penalty, fine or judgment in excess of $5,000 in any one case of $20,000 in the aggregate or render any of the Brown Agreements void or unenforceable, result in any forfeiture of title to any of its properties or assets or otherwise have a material adverse effect on the business of any of the Brown Parties; or

         (v) not granted credit to any material customer or other Person on terms more favorable than the terms on which credit has been extended to such customer or other Person in the past, nor materially changed the terms of any credit previously extended;

         (w) except as set forth on Schedule 4.7(w), entered into any agreement or commitment (whether or not in writing) to do any of the foregoing;

and each Brown Party has:

         (x) used its best efforts to preserve its business and organization, and to keep available, without entering into any binding agreement, the services of its employees (other than those employees terminated by the Brown Parties and not to be offered employment by Caldwell or Caldwell Tanks following the Closing as contemplated in (e) above), and to preserve the goodwill of its customers and others having business relationships with it; and

         (y) continued its business and maintained its assets, properties, operations, books of account, and other books, records and files in the Ordinary Course of Business.

         4.8 Books of Account, Records and Minute Books. Prior to the execution of this Agreement, Brown made available to Caldwell and Caldwell Tanks for their examination the books of account, records (including without limitation, computer data and records) and minute books of each Brown Party. Such books of account and records are true and complete in all respects, have been maintained in accordance with sound business practices and the requisite requirements of section 13(b)(2) of the Exchange Act (regardless of whether or not that Brown Party is subject to such section) including the maintenance of an adequate system of internal controls. The minute books of the Brown Parties contain accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the board of directors and the committees of the board of directors of the Brown Parties, and no meeting of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. There has been duly and completely entered in the books and records of each Brown Party all monies due or to become due from or to or owing by that Brown Party, and all Liabilities of that Brown Party by reason of any transaction, matter, or cause whatsoever. No changes or additions to the books and records of any Brown Party have been made as of or for the period prior to the date such books and records were first made available to Caldwell and Caldwell Tanks, and nothing which should be set forth in said books and records, if prepared in the usual and customary manner of that Brown Party, has occurred from the date such books and records were first made available to Caldwell and Caldwell Tanks, except for such changes, additions or events which have been made or have occurred, as the case may be, in the Ordinary Course of Business of that Brown Party, or as permitted or disclosed in Section 4.7 and Section 6.2 hereof. At the Closing all books and records shall be in the possession of that Brown Party and shall be delivered to Caldwell as contemplated in this Agreement.

         4.9 Certain Payments. Neither Brown, GSAC, any Subsidiary nor Matrix, nor to the knowledge of Brown, GSAC, any Subsidiary and Matrix any other Person associated with or acting on behalf of Brown, GSAC, any Subsidiary or Matrix, has directly or indirectly made any contribution or paid or delivered, or committed itself or himself to pay or deliver, any fee, commis sion, gift, bribe, rebate, payoff, influence payment or kickback, regardless of form, whether in money, property or services, or any other payment of money or items of property or services, however characterized, to any Person that in any manner is related to the business or operations of any Brown Party, and which Brown, GSAC, any Subsidiary, Matrix or such other Person, or any of them, knows, or has reason to believe, were or are illegal under any Legal Requirement.

         4.10 Compliance With Legal Requirements; Governmental Authorizations.

         (a) Compliance With Legal Requirements. Except as set forth in a Schedule referred to in this Section 4.10, and except (in the case of (1) and (2) below) with respect to (v) the Benefit Plans and related trust agreements and annuity contracts of the Brown Parties, and all "group health plans" (as defined in section 4980B(g)(2) of the Code) of the Brown Parties (which are the subject of Section 4.14(c) and Section 4.14(h), respectively), (w) environmental matters (which are the subject of Section 4.16), (x) labor matters (which are the subject of Section 4.20), (y) Orders (which are the subject of Section 4.21(b)), and (z) Tax matters (which are the subject of Section 4.28):

                 (1) Each Brown Party is, and at all times has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets, except where the failure to be in such compliance would not subject that Brown Party to a penalty, fine or judgment in excess of $5,000 in any one case of $20,000 in the aggregate or render any of the Brown Agreements void or unenforceable, result in any forfeiture of title to any of its properties or assets or otherwise have a material adverse effect on the business, operations or prospects of that Brown Party;

                 (2) No event has occurred, nor does any circumstance exist, that (with or without notice or lapse of time) (A) may constitute or result in a violation by any Brown Party of, or a failure on the part of any Brown Party to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of any Brown Party to undertake, or to bear all or any portion of the cost of, any remedial action of any nature, except for such violations or obligations, if any, that would not subject that Brown Party to a penalty, fine or judgment in excess of $5,000 in any one case of $20,000 in the aggregate or render any of the Brown Agreements void or unenforceable, result in any such forfeiture of title to any of its properties or assets or otherwise have a material adverse effect on the business of that Brown Party; and

                 (3) No Brown Party has received any notice or other communication (whether oral or written) from any Person regarding (A) any actual, alleged, possible or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible or potential obligation on the part of that or any other Brown Party to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (b) Governmental Authorizations. Schedule 4.10(b) contains a complete and accurate list of each Governmental Authorization that is held by any Brown Party or that otherwise relates to the business of, or to any of the assets owned or used by, any Brown Party. The Governmental Authorizations listed in
Schedule 4.10(b) collectively constitute all of the Governmental Authorizations necessary to permit the Brown Parties to lawfully conduct and operate their businesses in the manner currently conducted and operated, and to permit the Brown Parties to own and use their assets in the manner in which they currently own and use such assets. There will not be a material adverse effect on or with respect to such Governmental Authorizations or the Brown Parties' (or, following the Closing with respect to the Governmental Authorizations that are included in the Assets, Caldwell's) maintenance of the same as a result of the consummation of the transactions contemplated in this Agreement or in the Ancillary Documents. Each Governmental Authorization listed or required to be listed in
Schedule 4.10(b) is valid and in full force and effect. Except as set forth in
Schedule 4.10(b):

                 (1) Each Brown Party is, and at all times has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 4.10(b), except where the failure to be in such compliance would not subject that Brown Party to a penalty, fine or judgment in excess of $5,000 in any one case or $20,000 in the aggregate or render any of the Brown Agreements void or unenforceable, result in any forfeiture of title to any of its properties or assets or otherwise have a material adverse effect on the business of that Brown Party;

                 (2) No event has occurred, nor does any circumstance exist, that may (with or without notice or lapse of time) (A) constitutes or could result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 4.10(b), or (B) could result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 4.10(b);

                 (3) No Brown Party has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                 (4) All applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in
  Schedule 4.10(b) have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

        4.11  Computer Systems; Software.

         (a) Condition of Computers. All computers and computer systems owned, leased or used by the Brown Parties (including, software, communication links and storage media) (collectively, "Computers") comply with and are used in accordance with all Legal Requirements, and to the Knowledge of Brown, GSAC and
Matrix: (1) are in operating order and fulfill the purposes for which they were acquired, established and are currently used; (2) have adequate capacity for the present needs of the Brown Parties and (taking into account the extent to which the computer systems are expandable, but without considering the future plans for the businesses and Assets of Brown or the Subsidiaries by Caldwell following the Closing other than the operation of their respective businesses in the Ordinary Course of Business, consistent with past practices) foreseeable future needs; (3) have adequate security, back-ups, duplication, hardware and software support and maintenance (including emergency cover) and trained personnel to ensure: (A) that breaches of security, errors and breakdowns are kept to a minimum; and (B) that no material disruption will be caused to the Brown Parties (or, following the Closing, Caldwell) or any material part thereof in the event of a breach of security, error or breakdown; (4) are properly established and documented by written technical descriptions and manuals so as to enable them to be used and operated by any reasonably qualified personnel; and (5) are under the sole control of the Brown Parties, are located at branch locations of the Brown Parties, are not shared with, used by or on behalf of or accessible by any other Person and, except for software properly licensed to the Brown Parties, are owned by the Brown Parties.

         (b) Condition of Software. All software used on or stored or resident in the Computers ("Software"): (1) performs in accordance with its specifications and does not contain any defect or feature which may materially adversely affect its performance or the performance of any other software in the future (providing such future software is otherwise compatible); (2)(A) in the case of Software that is necessary for the businesses or operations of the Brown Parties or is otherwise material to those businesses or operations (collectively, "Core Software"), is lawfully held and used and does not infringe the intellectual property rights of any Person and all copies held have been lawfully made, and (B) in the case of Software that is not Core Software, is lawfully held and used and does not infringe the intellectual property rights of any Person and all copies held have been lawfully made, except where such unlawful holding or use, such infringement or such unlawful copying would not, individually or in the aggregate, have a material adverse affect on any of the Brown Parties or, following the Closing, Caldwell; and (3) as to copyrights in connection with the Core Software: (A) such Core Software written or commissioned by any Brown Party is owned exclusively by that Brown Party, no other person has the rights therein or rights to the use or copies of the Core Software or source codes, and complete written listings and written copies of the source codes for the Core Software are in the possession of the Brown Parties; (B) standard packaged software, is licensed to the Brown Parties on an express or implied license which does not require the Brown Parties to make any further payments, is not terminable without the consent of the relevant Brown Party and which imposes no material restrictions except as to copying or the use or transfer of the Core Software; and (C) all other Core Software is licensed to the Brown Parties on the terms of written licenses which require payment by the Brown Parties of a fixed annual license fee at a rate not exceeding that paid in calendar 1998, except for reasonable fees for software support, require the Brown Parties to make no further or other payments, are not terminable, except for failure to pay the license fee, without the consent of the Brown Parties, and impose no material restrictions except as to copying or the use or transfer of the Core Software.

         (c) Ownership of Software. No Software owned by or licensed to any Brown Party is used by or licensed or sublicensed by that Brown Party to any other Person.

         (d) Operation of Computers. No Person is in a position, by virtue of its or his rights in, knowledge of or access to the Computers, to prevent or impair the proper and efficient functioning of the Computers or to demand any payment in excess of any current license fee or in excess of reasonable remuneration for services rendered, or to impose any onerous condition, in order to preserve the proper and efficient functioning of the Computers in the future. The employees of the Brown Parties are adequately trained to enable them to use and operate the Computers to perform the functions for which they were hired. All data and records stored by electronic means are capable of ready access through the Computers. The transactions contemplated in this Agreement will not cause any license agreements as referred to in this Section 4.11 to be terminated or the terms varied or any rates or royalties payable to be increased.

        4.12 Condition and Sufficiency of Assets. With due consideration for their age, the buildings, plants, facilities, structures and equipment of the Brown Parties are structurally sound, are free from defects (patent and latent), have been maintained in accordance with normal industry practice, are in good operating condition and repair (subject to normal wear and tear), and are suitable for the purposes for which they presently are used and presently proposed to be used, and none of such buildings, plants, facilities, structures or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The buildings, plants, structures, and equipment of the Brown Parties are sufficient for the continued conduct of their businesses, and the proposed business of Caldwell after the Closing in substantially the same manner as conducted prior to the Closing. The Brown Parties own or lease all buildings, machinery, equipment, and other tangible property necessary for the conduct of the business of the Brown Parties as presently conducted and as presently proposed to be conducted by Caldwell.

        4.13 Contracts. Schedule 4.13 (or other Schedules that refer to particular subsections of this Section 4.13) contains a complete and accurate list of the following types and forms of contracts and other agreements to which any of Brown Parties is a party or by which any of its assets or properties are bound:

         (a) any agreement (or group of related agreements), written or oral, for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum or which may not be terminated by the relevant Brown Party (or, following the Closing, Caldwell) without penalty or payment on 30 days, or less, notice;

         (b) any agreement (or group of related agreements) for the purchase or sale of real property, improvements, raw materials, commodities, equipment, supplies, products, or other real or personal property, or for the furnishing or receipt of services, the performance of which shall (i) extend over a period of more than one year, (ii) result in a material loss to any Brown Party (or, following the Closing, Caldwell), or (iii) involve consideration in excess of $250,000;

         (c) any agreement concerning a partnership or limited partnership, joint venture, limited liability company or limited liability partnership, including any agreement with or involving such an organization which provides for a sharing of profits, losses, costs or liabilities of the Brown Parties (or any of them) or such organization with any other Person;

         (d)  any agreement granting a power of attorney to any Person;

         (e) any contract, arrangement or commitment with a labor union or association or other employee group;

         (f) any easements, right-of-way agreements or other similar agreements or rights;

         (g) any agreements, commitments or pledges for civic or charitable donations;

         (h) any agreement involving a warranty, guaranty or other similar understanding with respect to contractual performance extended by any Brown Party;

         (i) any agreement (or group of related agreements) under which any Brown Party has created, incurred, assumed or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $25,000 or under which it has imposed an Encumbrance on any of its assets or properties, tangible or intangible;

         (j) any agreement containing covenants by any Brown Party not-to-compete in any line of business with any Person, or restricting the customers from whom, or the area in which, any Brown Party may solicit or conduct business, or any contract, arrangement or commitment involving a covenant of confidentiality;

         (k) any agreement under which it has advanced, lent or borrowed any amount of money or property to or from any of its directors, officers, shareholders or employees (other than advances to employees for expenses in the Ordinary Course of Business);

         (l) any agreement under which the consequences of a default or termination could have a material adverse effect on the business, financial condition, results of operations, assets or properties of any Brown Party;

         (m) any agreement not made in the Ordinary Course of Business of any Brown Party; or

         (n) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $50,000 or has a term in excess of one year.

Brown has delivered to Caldwell a correct and complete copy of each WIP Contract, of each Other Work-in-Process Contract, of each Other Agreement, of the Orion Contract, the Plate Roll Contract and the Corrosion Specialties Contract, and of each other written agreement listed in Schedule 4.13, and a written summary setting forth the terms and conditions of each oral agreement referred to in Schedule 4.13.

        4.14  Employee Benefits.

         (a) Benefit Plans. Except as set forth on Schedule 4.14(a), no Brown Party is a "Plan Sponsor" (as defined in section 3(16)(B) of ERISA) or an "ERISA Affiliate" (which shall mean, with respect to any Brown Party, any other Person that, together with such Brown Party, would be treated as a single employer under section 414 of the Internal Revenue Code of 1986, as amended (the "Code")), and no Brown Party nor an ERISA Affiliate contributes or is obligated to contribute to any "employee pension benefit plans" ("Pension Plans") or "employee welfare benefit plans" ("Welfare Plans") (as described in section 3(2) and (1), respectively, of ERISA), or to any "multiemployer plan" ("Multiemployer Plans") (as defined in either section 3(37) of ERISA or section 414(f) of the
Code). Except as set forth on Schedule 4.14(a), no Brown Party nor an ERISA Affiliate has any obligation, arrangement, practice, plan or agreement to provide present or future benefits, other than salary, as compensation for services rendered, to any of its present or former employees, officers, directors, agents or representatives, nor any voluntary employees' beneficiary association under section 501(c)(9) of the Code ("VEBA") whose members include employees or former employees of any Brown Party or an ERISA Affiliate, nor any obligation, arrangement, practice, plan or agreement providing stock options, stock purchase, deferred compensation, bonus, severance, "fringe benefits" (as described in section 132 of the Code), or any other employee benefits of any nature whatsoever ("Compensation Plans"). Welfare Plans, Pension Plans and Compensation Plans are collectively referred to as "Benefit Plans." The consummation of the transactions contemplated in this Agreement shall not result in the payment, vesting or acceleration of any benefit or right under any Benefit Plan.

         (b) Funding Method for Pension Plans. The funding method used in each of the Pension Plans subject to Title I, Subtitle B, Part 3 of ERISA ("DB Plan") is acceptable under ERISA, there is no accumulated funding deficiency, whether or not waived, with respect to any DB Plan, and no event has occurred or circumstance exists that may result in any accumulated funding deficiency as of the last day of the current plan year of any DB Plan. The Brown Parties and each ERISA

Affiliate has met the minimum funding standard, and has made all contributions required, under section 302 of ERISA and section 412 of the Code. Brown has delivered to Caldwell a true and complete copy of the most recent actuarial report with respect to each DB Plan identified on Schedule 4.14(a) and such report fairly presents the financial condition and the results of operations of each such DB Plan in accordance with GAAP. Since the last valuation date of each DB Plan no event has occurred or circumstance exists that would increase the amount of benefits under any DB Plan or that would cause the excess of plan assets over benefit liabilities (as defined in section 4001 of ERISA) to decrease, or the amount by which benefit liabilities exceed assets to increase. If each DB Plan identified on Schedule 4.14(a) were terminated as of the Closing Date, it would have sufficient assets so as to be terminated in a "standard termination" (as described in section 4041(b) of ERISA). No Brown Party is liable for any contributions or excise taxes due and unpaid under any Pension Plans as of the date hereof. There is no Liability, and there are no circumstances which may arise which would give rise to any such Liability, of any Brown Party or Caldwell to the Pension Benefit Guaranty Corporation ("PBGC") under Title IV of ERISA.

         (c) Compliance of Benefit Plans With ERISA and Code. Each Brown Party has performed all of its obligations under all Benefit Plans and has made appropriate entries in its financial records and statements for all Liabilities under all Benefit Plans that have accrued but are not due. All of the Benefit Plans and any related trust agreements or annuity contracts (or any funding instrument) comply currently, and have complied in the past, with the provisions of ERISA and the Code, where required in order to be a qualified plan under section 401(a) of the Code and tax exempt under section 501 of the Code, and all other Legal Requirements, and any applicable collective bargaining agreements. No event has occurred or circumstance exists that will or could give rise to disqualification or loss of tax exempt status of any such Plan or trust, or result in any Tax, excise Tax, fines or penalties, or amounts required to be paid under any settlement with the U.S. Department of Labor, the IRS or the PBGC. Neither the Brown Parties, nor any Person who is a fiduciary or otherwise has a trust relationship with a Benefit Plan, has any liability to the Benefit Plan, the IRS, the Department of Labor, or the PBGC with respect to a Benefit Plan, or any Liability under sections 502 or 4071 of ERISA. All contributions and payments made or accrued with respect to all Benefit Plans are deductible under the Code. No amount, or any asset of any Benefit Plan, is subject to Tax as unrelated business taxable income. All filings required by ERISA and the Code as to each Benefit Plan have been timely filed, and all notices and disclosures to participants required by either ERISA or the Code have been timely provided. Other than routine Claims for benefits submitted by participants or beneficiaries in the ordinary course, no Claim against, or Proceeding involving any Benefit Plan is pending or Threatened. No payment that is owed or may become due to any director, officer, employee or agent of any Brown Party will be non-deductible to such Brown Party or subject to Tax under sections 280G or 4999 of the Code, nor shall such Brown Party be required to "gross-up" or otherwise compensate any such person because of the imposition of any Tax or excise Tax on a payment to such person.

         (d) Multiemployer Plans. Schedule 4.14(d) contains, for each Multiemployer Plan, as of its last valuation date, the amount of potential withdrawal liability of each Brown Party, calculated according to information made available pursuant to section 4221(e) of ERISA. Neither the Brown Parties nor an ERISA Affiliate has received any notice from any Multiemployer Plan that it is in reorganization or is insolvent, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any Tax, excise Tax, or that such plan intends to terminate or has terminated. None of the Brown Parties nor an ERISA Affiliate has withdrawn from any Multi-Employer Plan with respect to which there is any outstanding Liability as of the date hereof. No event has occurred or circumstance exists that presents a risk of the occurrence of any withdrawal from, or the participation, termination, reorganization or insolvency of, any Multi-Employer Plan that could result in any Liability of any Brown Party or Caldwell to a Multi-Employer Plan. No Multiemployer Plan to which any Brown Party or an ERISA Affiliate contributes or has contributed is a party to any pending merger or asset or liability transfer or is subject to any Proceeding brought by the PBGC.

         (e) Post-Retirement Benefits. Schedule 4.14(e) contains a calculation of the Liability of each Brown Party for post-retirement benefits for its past and present officers, employees and directors (or their dependents or beneficiaries) other than pensions, made in accordance with Financial Accounting Statement 106 of the Financial Accounting Standards Board, regardless of whether such Brown Party is required by this Statement to disclose such information. Except as set forth on Schedule 4.14(e) or as required by section 601 et seq. of ERISA and section 4980B of the Code, no Brown Party provides, or is obligated to provide, health or welfare benefits (including without limitation, retiree medical insurance coverage or retiree life insurance coverage), or pension benefits, for any retired or former officer, employee or director, or any dependents or beneficiaries of the same, nor is it obligated to provide any health or welfare benefits to any active employee following such employee's retirement or other termination of service. Each Brown Party has the right to modify and terminate benefits to retirees or their dependents or beneficiaries (other than Pension Plan benefits) with respect to both retired and active officers, employees and directors. To the extent of such health, welfare or pension benefits to retirees (or their dependents or beneficia ries),
Schedule 4.14(e) sets forth the name, pension benefit, pension option election, medical insurance coverage, and life insurance coverage for such retirees, dependents or beneficiaries.

         (f) Administration and Cost of Plans. Each of the Welfare Plans and Pension Plans has been administered in compliance with the requirements of the Code and ERISA and all reports required by any governmental agency with respect to each such Plan have been timely filed. No statement, either written or oral, has been made by any Brown Party or an ERISA Affiliate to any Person with regard to any Benefit Plan that was not in accordance with the Benefit Plan and that could have an adverse economic consequence to the Brown Parties or Caldwell. Each Benefit Plan, and the participation by the Brown Parties in each Benefit Plan, other than a DB Plan, can be terminated within 30 days without payment of any additional contribution or amount and without the vesting or acceleration of any benefits promised by such Plan. No event has occurred or circumstance exists that could result in a material increase in premium costs of Benefit Plans that are insured, or a material increase in benefit costs of such Plans that are self-insured. None of the Brown Parties nor an ERISA Affiliate has filed a notice of intent to terminate any current Plan or has adopted any amendment to treat a Plan as terminated. The PBGC has not instituted Proceedings to treat any DB Plan or Multiemployer Plan as terminated. No event has occurred or circumstance exists that may constitute grounds under section 4041 of ERISA for the termination of, or the appointment of a trustee to administer, any DB Plan or Multiemployer Plan. No amendment has been made, or is reasonably expected to be made, to any DB Plan that has required or could require the provision of security under section 307 of ERISA or section 401(a)(29) of the Code.

         (g) No Prohibited Transactions. None of the Brown Parties, nor any of their respective directors, officers or employees who are fiduciaries, nor any other fiduciary of any of the Pension

Plans or Welfare Plans, has engaged in any transaction in violation of section 406 of ERISA (for which no exemption exists under section 408 of ERISA) or any "prohibited transaction" (as defined in section 4975(c)(1) of the Code) for which no exemption exists under sections 4975(c)(2) or 4975(d) of the Code.

         (h) Compliance of Health Plans. Each "group health plan" (as defined in section 4980B(g)(2) of the Code) maintained by any of the Brown Parties, or in which any of them participated, has been administered in compliance with the continuation coverage and notice requirements of section 601 et seq. of ERISA, section 4980B of the Code (and the regulations there under) and all other Legal Requirements.

         (i) PBGC Premiums. Each Brown Party, and each ERISA Affiliate, has paid all premiums (and interest charges and penalties for late payment if applicable) due to the PBGC with respect to each of the DB Plans described in
Schedule 4.14(a) in each plan year thereof for which such premiums are required. There has been no "reportable event" (as defined in section 4043 of ERISA and the regulations of the PBGC thereunder) with respect to any of the DB Plans described in Schedule 4.14(a).

         (j) Copies of Documents. Brown has furnished to Caldwell and Caldwell Tanks a true and complete copy of all documents that set forth the terms of each Benefit Plan described on Schedule 4.14(a) and the summary plan description which any Brown Party or an ERISA Affiliate is obligated to prepare for such plans, and all summaries and descriptions furnished to participants and beneficiaries regarding Benefit Plans for which a summary plan description is not required. In addition, Brown has furnished to Caldwell:

                (1) a written description of any Benefit Plan, program or practice that is not otherwise in writing;

                (2) all personnel, payroll, and employment manuals and policies;

                (3) all collective bargaining agreements pursuant to which contributions have been made or obligations incurred (including both pension and welfare benefits) by any Brown Party and all collective bargaining agreements pursuant to which contributions are being made or obligations are owed by any Brown Party;

                (4) all registration statements filed with respect to any Benefit Plan;

                (5) all insurance policies purchased by or to provide benefits under any Benefit Plan;

                (6) all contracts with third party administrators, actuaries, investment managers, consultants, and other independent contractors that relate to any Benefit Plan;

                (7)  [Intentionally Omitted];

                (8) a favorable determination letter as to the qualification under the Code of each of the Pension Plans and each amendment thereto that has been issued by the IRS and a true and correct copy of each such determination letter has been delivered to Caldwell;

                (9)  all notifications to employees of their rights under
  section 601 et seq. of ERISA and section 4980B of the Code; provided, in the case of notices to multiple employees that are substantially identical, Brown has only furnished to Caldwell and Caldwell Tanks a sample of such notifications;

                (10) the annual return (Form 5500 or Form 990 series) filed in each of the most recent three plan years with respect to each Benefit Plan, including all schedules thereto and the opinions of independent accountants;

                (11) all notices that were given by any Brown Party, an ERISA Affiliate or any Benefit Plan to the IRS, the PBGC, the Department of Labor or any participant or beneficiary, pursuant to Legal Requirements, within the four years preceding the date of this Agreement, including notices that are expressly mentioned elsewhere in this Section 4.14;

                (12) all notices that were given by the IRS, the PBGC or the Department of Labor to any Brown Party, an ERISA Affiliate or any Benefit Plan within the four years preceding the date of this Agreement;

                (13) with respect to each Pension Plan and VEBA, the most recent determination letter for each Plan; and

                (14) with respect to each DB Plan, the Form PBGC-1 filed for each of the three most recent plan years.

         (k) Termination. Each Brown Party can unilaterally terminate, or terminate its participation in, each of the Benefit Plans identified on Schedule 4.14(a) without incurring any material Liabilities.

        4.15  Employees and Independent Contractors.

         (a) List of Employees. Included as Schedule 4.15(a) is a true and complete list of all officers and employees of the Brown Parties on the date hereof along with the amount of the current annual salaries or hourly rate, job title and vacation accrued, along with a full and complete description of any commitments to such officers and employees with respect to compensation payable hereafter. No Brown Party has, because of past practices or previous commitments with respect to its officers or employees, established any rights or expectations on the part of such officers or employees to receive additional compensation inconsistent with past practices with respect to any period after the date hereof. None of the officers or employees of the Brown Parties has given notice to the Brown Parties that he or she intends to leave their employment. Except as set forth in Schedule 4.15, no Brown Party has reason to believe that any of its officers or employees shall leave such employment. Set forth on Schedule 4.15 is a description of all claims made against the Brown

Parties by their officers or employees within the last 24 months. No officer or employee of the Brown Parties is employed outside the United States of America.

         (b) Agreements With Employees and Independent Contractors. Except as set forth on Schedule 4.15, no Brown Party is a party to or bound by any oral or written:

                (1) employee collective bargaining agreement, employment or independent contractor agreement (other than agreements terminable by that Brown Party without premium or penalty on notice of 30 days or less under which the only monetary obligation of that Brown Party is to make current wage or salary payments and provide current employee benefits), consulting, advisory or service agreement, deferred compensation agreement, confidentiality agreement or covenant not to compete; or

                (2) contract or agreement with any officer or employee (other than employment agreements disclosed in response to clause (1) or excluded from the scope of clause (1)), agent, or attorney-in-fact of that Brown Party.

         (c) Confidentiality and Noncompetition Agreements. No officer, employee or director of any Brown Party is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such officer, employee or director and any other Person that in any way materially adversely affects or will materially adversely affect (1) the performance of his or her duties as an officer, employee or director of that Brown Party, or (ii) the ability of that Brown Party to conduct its business, including any such agreement or arrangement with Matrix, GSAC or Brown.

        4.16  Environmental Matters.

         (a)  Compliance with Environmental Laws. Except as set forth on
Schedule 4.16(a), each Brown Party is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law, except for such violations or non-compliance (each an "Immaterial Violation"), if any, that would (i) not subject any Brown Party or Caldwell to, or cause any Brown Party or Caldwell to suffer or incur, any penalty, fine, judgment, remediation, cost or other Damage in excess of $5,000 for any one violation or event of non-compliance or $20,000 in the aggregate, (ii) not render any of the Brown Agreements void or unenforceable, (iii) not result in any forfeiture of title to any of the properties or assets of any Brown Party or Caldwell, and (iv) not otherwise have a material adverse effect on the business or operations of any Brown Party or Caldwell. To the knowledge of GSAC, Matrix and Brown, there has not occurred nor does there now exist any Immaterial Violations of any Environmental Laws by any Brown Party or Caldwell, except to the extent set forth on Schedule 4.16(a). Neither Brown, GSAC, any Subsidiary nor Matrix has any basis to expect, nor has any of them or any other Person for whose conduct they are or may be held to be responsible received, any actual or Threatened Order, notice, or other communication from any Governmental Body or private citizen acting in the public interest, or from the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Brown Party now has or has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by Brown, GSAC, any Subsidiary or Matrix, or any other Person for whose conduct they are or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled or received.

         (b) No Claims. Except as set forth on Schedule 4.16(a), there are no pending or, to the knowledge of Brown, GSAC, any Subsidiary and Matrix, Threatened Claims, Encumbrances, Proceedings or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Brown Party has or has had an interest.

         (c) No Orders. Except as set forth on Schedule 4.16(a), neither Brown, GSAC, any Subsidiary nor Matrix has any basis to expect, nor has either of them or any other Person for whose conduct they are or may be held responsible, received, any citation, directive, inquiry, notice, order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Brown Party now has or has had an interest, or with respect to any property or Facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used or processed by Brown, GSAC, any Subsidiary or Matrix, or any other Person for whose conduct they are or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled or received.

         (d) No Environmental Liabilities. Except as set forth on Schedule 4.16(a), neither Brown, GSAC, any Subsidiary nor Matrix, or any other Person for whose conduct they are or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which any Brown Party (or any of its predecessors) now has or has had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets, except for such liabilities (each an "Immaterial Liability"), if any, that would not result in any of the events or circumstances described in Subclauses (i) through (iv) inclusive of Section 4.16(a), above. To the knowledge of GSAC, Matrix and Brown, there has not occurred nor does there now exist any Immaterially Liabilities of any Brown Party, except to the extent set forth on Schedule 4.16(a).

         (e) No Hazardous Materials. Except as set forth on Schedule 4.16(a), there are no Hazardous Materials present on or in the Environment at the Facilities or at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither Brown, GSAC, any Subsidiary nor Matrix, or any other Person for whose conduct they are or may be held responsible, or to the knowledge of Brown, GSAC, any Subsidiary and Matrix, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which any Brown Party now has or has had an interest, except such activities as are and were in full compliance with all applicable Environmental Laws.

         (f) No Release. Except as set forth on Schedule 4.16(a), there has been no Release or, to the knowledge of Brown, GSAC, any Subsidiary or Matrix, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which any Brown Party now has or has had an interest, or any geologically or hydrologically adjoining property, whether by Brown, GSAC, any Subsidiary, Matrix or any other Person.

         (g) Delivery of Reports, etc. GSAC has delivered to Caldwell true and complete copies and results of all reports, studies, analyses, tests or monitoring possessed or initiated by Brown, GSAC, any Subsidiary or Matrix pertaining to Hazardous Materials or Hazardous Activities in, or under, the Facilities, or concerning compliance by Brown, GSAC, any Subsidiary and Matrix or any other Person for whose conduct they are or may be held responsible with Environmental Laws.

         4.17 Insurance. Schedule 4.17 sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which any Brown Party has been a party, a named insured, or otherwise the beneficiary of coverage at any time within the past five (5) years: (a) the name, address, and telephone number of the agent; (b) the name of the insurer, the name of the policyholder, and the name of each covered insured;
(c) the policy number and the period of coverage; (d) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (e) a description of any retroactive premium adjustments or other loss-sharing arrangements. To the extent any such insurance policy includes "occurrence" based coverages: (1) the policy is legal, valid, binding, enforceable and in full force and effect; (2) the consummation of the transactions contemplated in this Agreement shall not cause a loss of any coverage or other rights (if any) of the Brown Parties thereunder and relating to losses, events or other circumstances occurring or existing prior to the Closing or which are otherwise

Retained Obligations; (3) the policy has been issued by an insurer that is financially sound and reputable; (4) no Brown Party is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; (5) the policy does not provide for any retrospective premium adjustment or other experience-based liability on the part of any Brown Party; (6) taken together, the policies provide adequate insurance coverage for the assets and the operations of the Brown Parties for all risks normally insured against by a Person carrying on the same business or businesses as the Brown Parties; and (7) no party to the policy has repudiated any provision thereof. Each Brown Party has been covered during the past five (5) years by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Schedule
4.17 describes any self-insurance arrangements affecting the Brown Parties.
Schedule 4.17 further lists and describes all claims for payment made by any Brown Party within the previous five (5) years under any such insurance policy listed on that Schedule. Brown has furnished to Caldwell copies of each insurance policy listed on Schedule 4.17.

         4.18 Intellectual Property.

         (a) Definition of Intellectual Property. The term "Intellectual Property" as used in this Agreement shall mean and include all of the following:
(1) the names Brown Steel Contractors, Inc., Brown Tanks, Inc., Aqua Tanks, Inc., Brown Steel Services, Inc., all fictional business names, trading names, registered and unregistered trademarks, service marks and applications (collectively, "Marks"); (2) all patents, patent applications and inventions and discoveries that may be patentable (collectively, "Patents"); (3) all original works of authorship fixed in any tangible medium protected by the Copyright Act, 17 U.S.C. (S)101 et seq. (collectively, "Copyrights"); (4) all rights in mask works (collectively, "Rights in Mask Works"); and (5) all know-how, trade secrets, confidential information, customer lists, technical information, data, process technology, plans, forecasts, drawings and blue prints (collectively, "Trade Secrets").

         (b) Ownership of Intellectual Property. The Brown Parties own or have the right to use all of the Intellectual Property necessary or desirable for the operation of their businesses as they are currently conducted. Except for the Intellectual Property licensed by the Brown Parties as a licensee, the Brown Parties own all right, title, and interest in and to all of the Intellectual Property, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and have the right to use all of such Intellectual Property without payment to a third party.

         (c) Patents. Set forth on Schedule 4.18(c) is a complete and accurate list and summary description of all Patents owned or used by the Brown Parties. Except as disclosed on Schedule 4.18(c): (1) all of the issued Patents are currently in compliance with all applicable Legal Requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within 90 days after the Closing Date; (2) no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding and, to the knowledge of the Brown Parties, GSAC and Matrix, there is no potentially interfering patent or patent application of any third party; (3) no Patent is infringed or, to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, has been challenged or threatened in any way; (4) none of the products manufactured and sold, nor any process or know-how used, by the Brown Parties infringes or is alleged to infringe any patent or other proprietary right of any other Person; and (5) all products made, used, or sold under the Patents have been marked with the proper patent notice.

         (d) Marks. Set forth on Schedule 4.18(d) is a complete and accurate list and summary description of all Marks. Except as disclosed on Schedule 4.18(d): (1) The Brown Parties are the owners of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims; (2) all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal laws and regulations (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to actions falling due within 90 days after the Closing Date; (3) no Mark has been or is now involved in any opposition, invalidation, cancellation or infringement action and, to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, no such action is threatened against any of the Marks; (4) none of the Marks used by the Brown Parties infringes or is alleged to infringe any trade name, trademark or service mark of any third party, nor, to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, is there any potentially interfering trademark or trademark application of any other Person;

and (5) all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

         (e) Copyrights. Set forth on Schedule 4.18(e) is a complete and accurate list and summary description of all Copyrights. Except as disclosed on
Schedule 4.18(e): (1) Each Brown Party is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all Encumbrances and other adverse claims; (2) all the Copyrights have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any taxes or actions falling due within 90 days after the date of Closing; (3) no Copyright is infringed or to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, has been challenged or threatened in any way; (4) none of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

         (f) Trade Secrets. To the knowledge of GSAC, Matrix and Brown, (i) each Trade Secret, and the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual, (ii) Matrix, GSAC, Brown and the Subsidiaries have taken all reasonable precautions to protect the secrecy, confidentiality, and value of the Trade Secrets, (iii) the Brown Parties have good title and an absolute and exclusive right to use the Trade Secrets, (iv) the Trade Secrets are not part of the public knowledge or literature, and have not been used, divulged or appropriated either for the benefit of any other person or to the detriment of the Brown Parties, and (v) no Trade Secret is subject to any adverse claim has been challenged or threatened in any way.

         (g) Royalties. Schedule 4.18(g) contains a complete and accurate list and summary description, including any royalties paid or received by the Brown Parties, of all agreements or contracts relating to any of the Intellectual Property to which any of Brown Parties is a party or by which it is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available programs with a value of less than $10,000 under which such

Brown Party is the licensee. There are no outstanding and to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, no threatened disputes or disagreements relating to any such agreement.

         (h) Employee Agreements. Except as set forth in Schedule 4.18(h), all former and current employees of the Brown Parties have executed written agreements with such Brown Parties that assign to such Brown Parties all rights to any inventions, improvements, discoveries, or information relating to the business of such Brown Parties. No employee of any Brown Party has entered into any agreement that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than Brown.

         4.19 Inventory. All Inventory of the Brown Parties, consists of a quality and quantity usable and salable in the Ordinary Course of Business of the Brown Parties, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value on the accounting records of the Brown Parties as of the date hereof, as the case may be. All Inventories not written off have been priced at the lower of cost or market on a first in, first out basis. The quantities of each item of Inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Brown Parties. The Inventory obsolescence policies of the Brown Parties are appropriate for the nature of the products sold and the marketing methods used by the Brown Parties, the reserve for Inventory obsolescence contained in the financial books and records of the Brown Parties as of the date hereof fairly reflects the amount of obsolete Inventory as of the date hereof, and the reserve for Inventory obsolescence to be contained in the books and records of the Brown Parties as of the Closing Date will fairly reflect the amount of obsolete Inventory as of the Closing Date. No items included in the Inventories are pledged as collateral or held by the Brown Parties on consignment from another Person.

         4.20 Labor Relations; Compliance. No Brown Party has been nor is it now a party to any collective bargaining or other labor contract. There has not been, there is not presently pending or existing, and to the knowledge of Brown, GSAC, the Subsidiaries and Matrix there is not Threatened, (a) any strike, slowdown, picketing, work stoppage or employee grievance process, (b) any Proceeding against or affecting any Brown Party relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any Brown Party or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by any Brown Party, and no such action is contemplated by any Brown Party. Each Brown Party has complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. No Brown Party is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         4.21 Litigation; Compliance With Legal Requirements, Etc.

         (a) Proceedings. Except as set forth on Schedule 4.21(a), and except for (i) Claims or Proceedings against or involving any of the Benefit Plans of the Brown Parties (which are the subject of Section 4.14(c)), (ii) Claims or Proceedings resulting from any Environmental, Health and Safety Liabilities or arising under or pursuant to any Environmental Law (which are the subject of Section 4.16(b)), (iii) Proceedings against or affecting any Brown Party relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters (which are the subject of Section 4.20(b)), and
(iv) Claims or Proceedings pending or proposed against any Brown Party relating to any Taxes or assessments or any Claims or deficiencies with respect thereto (which are the subject of Section 4.28(b)), there is no Claim or Proceeding pending or, to the knowledge of Brown, GSAC, the Subsidiaries or Matrix, Threatened, against or relating to any Brown Parties or its properties or assets. Brown, GSAC, the Subsidiaries and Matrix do not know or have any reasonable grounds to know of any basis or alleged basis for any such Claim or Proceedings or of any governmental investigation relative to the Brown Parties, its properties or assets, and no event has occurred, nor does any circumstance exist, that may give rise to or serve as a basis for the commencement of any such Claim or Proceedings. No event or condition of any nature which might have a material adverse effect on the business, financial condition, results of operations or assets or properties of any Brown Party or, following the Closing, Caldwell has occurred, exists or, to the knowledge of Brown, GSAC, any Subsidiary or Matrix, is anticipated. To the knowledge of Brown, GSAC, any Subsidiary and Matrix, no legislative or regulatory proposal has been adopted or is pending which could have a material adverse effect on the business, financial condition, results of operations or assets or properties of any Brown Party or, following the Closing, Caldwell. The Proceedings listed on
Schedule 4.21(a) shall not have a material adverse effect on the business, financial condition, results of operations or assets or properties of any Brown Party or, following the Closing, Caldwell.

         (b) Orders. Except as set forth in Schedule 4.21(b), (1) there is no Order to which any Brown Party, or any of the assets owned or used by any Brown Party, is subject; (2) Matrix and GSAC are not subject to any Order that relates to the business of, or any of the assets owned or used by any Brown Party; and
(3) to the knowledge of Brown, GSAC, any Subsidiary and Matrix no officer, director, agent, or employee of any Brown Party is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity or practice relating to the business of any Brown Party. Except as set forth in Schedule 4.21(b): (A) each Brown Party is, and at all times has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject; (B) no event has occurred, nor does any circumstance exist that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which any Brown Party, or any of the assets owned or used by any Brown Party, is subject; and (C) no Brown Party has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which such Brown Party, or any of the assets owned or used by such Brown Party, is or has been subject.

        4.22 No Agent, Finder or Broker. No Brown Party has any Liability or obligation, contingent or otherwise, to pay any fees or commissions to any agent, broker or finder with respect to the transactions contemplated in this Agreement or the Ancillary Documents.

        4.23  Products.

         (a) Product Warranties. Each product manufactured, sold, leased or delivered by the Brown Parties (or any of them) has been in conformity with all applicable contractual commitments and all express and implied warranties, and no Brown Party has Liability (nor is there any basis for any present or future Proceedings against it or Caldwell giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith, subject only to the reserve for product warranty claims set forth on the face of the Interim Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in the Ordinary Course of Business of the Brown Parties. No product manufactured, sold, leased or delivered by the Brown Parties is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale or lease. Schedule 4.23(a) includes copies of the standard terms and conditions of sale or lease for the Brown Parties (containing applicable guaranty, warranty, and indemnity provisions).

         (b) Product Liability. No Brown Party has Liability (nor is there any basis for any present or future Proceedings against it or Caldwell giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of any product manufactured, sold, leased or delivered by any of the Brown Parties.

         4.24 Real Property.

         (a) Owned Real Property. Schedule 4.24(a) lists and describes briefly all real property that any Brown Party owns. With respect to each such parcel of owned real property:

                (1) the relevant Brown Party has good and marketable title to the parcel of real property, free and clear of any Encumbrances (other than Permitted Encumbrances), except as set forth on Schedule 4.24(a)(1);

                (2) there are no pending, or to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, Threatened condemnation Proceedings relating to the property or other matters affecting materially and adversely the current use, occupancy or value thereof;

                    (3) the legal description for the parcel contained in the deed thereof describes such parcel fully and adequately, the buildings and improvements are located within the boundary lines of the described parcels of land, are not in violation of applicable setback requirements, zoning laws and ordinances (and none of the properties or buildings or improvements thereon are subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications), and do not encroach on any easement which may burden the land, and the land does not serve any adjoining property for any purpose inconsistent with the use of the land, and the property is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained;

                    (4) except for those environmental permits expressly referred to in the Environmental Work Plan as having been received or applied for by Brown after the Effective Date, all facilities have received all Governmental Authorizations required in connection with the ownership or operation thereof and have been operated and maintained in accordance with all applicable Legal Requirements;

                    (5) there are no leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other Person the right of use or occupancy of any portion of the parcel of real property;

                    (6) there are no outstanding options or rights of first refusal to purchase the parcel of real property, or any portion thereof or interest therein, other than the Broad Street Property Agreement and the Fayetteville Road Property Agreement described in Section 6.17;

                    (7) there are no Persons (other than Brown) or Governmental Bodies in possession of the parcel of real property, other than tenants under any leases disclosed in Schedule 4.24(a) who are in possession of space to which they are entitled;

                    (8) all facilities located on the parcel of real property are supplied with utilities and other services necessary for the operation of such facilities, including gas, electricity, water, telephone, sanitary sewer, and storm sewer, all of which services are adequate in accordance with all applicable Legal Requirements and are provided via public roads or via permanent, irrevocable, appurtenant easements benefitting the parcel of real property; and

                    (9) each parcel of real property abuts on and has direct vehicular access to a public road, or has access to a public road via a permanent, irrevocable, appurtenant easement benefitting the parcel of real property, and access to the property is provided by paved public right-of-way with adequate curb cuts available.

          (b) Leased Real Property. Schedule 4.24(b) lists and describes briefly all real property leased or subleased to any Brown Party (and all related lease and sublease agreements), and also identifies the leased or subleased properties for which title insurance policies are to be procured in accordance with Section 64. Brown has delivered to Caldwell correct and complete copies of the leases and subleases listed in Schedule 4.24(b), as amended. With respect to each lease and sublease agreement listed in Schedule 4.24(b):

                    (1) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

                    (2) the relevant Brown Party has not assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the leasehold or subleasehold;

                    (3) all facilities leased or subleased thereunder have received all approvals of Governmental Authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with all Legal Requirements;

                    (4) all facilities leased or subleased thereunder are supplied with utilities and other services necessary for the operation of said facilities; and

                    (5) to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, the owner of the facility leased or subleased has good and marketable title to the parcel of real property, free and clear of any Encumbrance, except for installments of special assessments not yet delinquent and recorded easements, covenants, and other restrictions which do not materially impair the current use, occupancy, or value, or the marketability of title, of the property subject thereto.

          4.25 Similar Business Ownership. Except as set on Schedule 4.25, neither GSAC, Matrix, any of its Affiliates other than Brown, nor any officer, director or employee of Brown, GSAC, Matrix or such Affiliates, nor any family member of any of them, (a) owns, directly or indirectly, any interest in, or is an officer, director or principal of, any corporation, partnership, proprietorship, association or other entity which is engaged in a business similar to that of any Brown Party, which has conducted any business of any type whatsoever with any Brown Party, or which is a party to any contract or agreement to which any Brown Party is a party or to which it may be bound, (b) has directly or indirectly engaged in any transaction with any Brown Party, except transactions inherent in the capacity of such person as an officer, director or employee, or (c) owns, directly or indirectly, in whole or in part, any property, assets or rights, real, personal or mixed, tangible or intangible, which are associated with or necessary for the use, operation or conduct of any of the businesses, assets or operations of any Brown Party.

          4.26 Status of Contracts and Leases. Each of the WIP Contracts, the Other Work-in-Process Contracts, the Other Agreements, the Plate Roll Contract, the Corrosion Specialties Contract, and the other contracts and agreements listed on Schedule 4.13 (collectively, the "Brown Agreements"), constitutes a legal, valid, binding and enforceable obligation of the parties thereto and is in full force and effect, and except for those Brown Agreements which by their terms shall expire prior to the Closing Date or are, with the prior written consent of Caldwell, otherwise terminated prior to the Closing Date in accordance with the provisions thereof, the transactions contemplated in this Agreement shall not have a material adverse effect on the Brown Agreements, and they shall continue in full force and effect thereafter, in each case without breaching the terms thereof or resulting in the forfeiture or impairment of any rights thereunder, and without the consent, approval or act of, or the making of any filing with, any other Person. Each Brown Party has fulfilled and per-formed in all material respects its obligations under each of Brown Agreements, and the Brown Parties are not in, or alleged to be in, breach or default under, nor is there or is there alleged to be any basis for termination of, any of the Brown Agreements and, to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, no other party to any of the Brown Agreements has breached or defaulted thereunder, and no event has occurred and no condition or state of facts exists which, with the passage of time or the giving of notice or both, would constitute such a default or breach by Brown or, to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, by any such other party. No Brown Party is currently renegotiating any of the Brown Agreements or paying liquidated damages in lieu of performance thereunder. None of the Brown Agreements contains terms unduly burdensome or harmful to any Brown Party. True and complete copies of each of the Brown Agreements have heretofore been delivered to Caldwell and Caldwell Tanks by Brown. No party has repudiated any provision of any Brown Agreement, and there are no existing disputes between Brown and the other parties thereto.

          4.27 Studies. Brown has delivered to Caldwell and Caldwell Tanks copies of all engineering studies, environmental impact reports or assessments and other reports and studies that are material to the businesses of the Brown Parties.

          4.28  Taxes; Tax Returns; Tax Elections.

          (a) Definition of Tax and Tax Return. The term "Tax" as used herein shall mean any taxes, however denominated, including income tax, capital gains tax, value-added tax, sales tax, property tax, gift tax, estate tax, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, sales, use, transfer, registration, alternative or add-on minimum, estimated, or other tax of any kind whatsoever and any related charge or amount (including any fine, penalty, interest or addition to tax), imposed, assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other arrangement relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee, including any interest, penalty, or addition thereto, whether disputed or not. The term "Tax Returns" as used herein shall mean any return (including any information return), report, declaration of estimated Taxes, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          (b) Tax Returns. Each Brown Party has prepared, signed and filed all Tax Returns required to be filed prior to the date hereof. Included in Schedule
4.28 are copies of all Tax Returns relating to income and franchise Taxes filed by the Brown Parties since 1994. All Tax Returns were correct and complete in all respects, and the Brown Parties have timely paid or accrued all Taxes or installments thereof of every kind and nature whatsoever which were due and owing on Tax Returns or which were or are otherwise due and owing under all applicable Legal Requirements for any periods for which Tax Returns were due, whether or not reflected on the Tax Returns. The provision for Taxes in the Acquisition Balance Sheet is sufficient for the payment of all Taxes attributable to all periods ended on or before May 31, 1998, and adequate accruals have been made by the Brown Parties for all liabilities for Taxes accruing since the date of the Acquisition Balance Sheet. There are no Proceedings, investigations or Claims now pending, nor, to the knowledge of Brown, GSAC, the Subsidiaries and Matrix, proposed against any Brown Party, nor are there any matters under discussion with the IRS, or any other Governmental Body, relating to any Taxes or assessments, or any Claims or deficiencies with respect thereto. The federal income Tax Returns of the Brown Parties have not been audited by the IRS or relevant state authorities, except as set forth on
Schedule 4.28(b).

          (c) Tax Basis and Tax Attributes. Schedule 4.28(c) contains accurate and complete description of the Brown Parties' respective basis in their assets. The current and accumulated earnings and profits of the Brown Parties, its tax carryovers and tax elections are described in Schedule 4.28(c). Except as set forth on Schedule 4.28, the Brown Parties have no net operating losses, or other tax attributes presently subject to limitation under sections 382, 383 or 384 of the Code.

          (d) Tax Elections. The Brown Parties are not United States real property holding corporations within the meaning of section 897(c)(2) of the Code during the applicable period specified in section 897(c)(1)(A)(ii) of the Code, and Caldwell is not required to withhold tax on the purchase of the Assets by reason of section 1445 of the Code. Neither GSAC nor Matrix is a "foreign person" within the meaning of section 1445 of the Code. The Brown Parties are not "consenting corporations" under section 341(f) of the Code. The Brown Parties have not agreed, nor are they required to make, any adjustment under section 481(a) of the Code by reason of a change in accounting method or otherwise.

          (e) Withholdings. Each Brown Party has withheld proper and accurate amounts from its employees in full and complete compliance with the Tax withholding provisions of the Code and other applicable Legal Requirements, and has filed proper and accurate federal, foreign, state and local Tax Returns and reports for all years and periods (and portions thereof) for which any Tax Returns were due with respect to employee income, income Tax withholding, withholding Taxes, social security taxes and unemployment Taxes. All payments due from any Brown Party on account of employee Tax withholdings, including income Tax withholdings, social security Taxes or unemployment Taxes in respect to years and periods (and portions thereof) ended on or prior to the date hereof were paid prior to such date on or before their due date.

          (f)  Waivers of Statute of Limitations.  Except as set forth on
Schedule 4.28(f), the Brown Parties have not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

          (g) Tax Agreements. Except as set forth on Schedule 4.28(g), the Brown Parties are not, nor have they ever been, a party to any tax allocation or sharing agreement. No Brown Party has any liability for the Taxes of any corporation or other entity under Treas. Reg. (S)1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

          4.29 Title to Properties. Except for real property (which is the subject of Section 4.24), the Brown Parties have good and marketable title to all of their properties, interests in properties and assets, tangible and intangible, owned or used by them in the business of the Brown Parties (excluding leased properties) including all of their vehicles, equipment, furniture and fixtures.

Except as set forth in Schedule 4.29, all such properties, interest in properties and assets of the Brown Parties are free and clear of all Encumbrances (other than Permitted Encumbrances).

          4.30  Contract Price; Billings; Customer Offsets.  Exhibit B attached
                                                             ---------
hereto sets forth a correct and complete listing, by WIP Contract, of the respective Contract Price and Billings through April 30, 1999, with respect to all of the WIP Contracts. No customer under any WIP Contract has notified any Brown Party that it intends to withhold or otherwise deduct any amounts that are or may be owing by that customer to that Brown Party or to Caldwell following the Closing, on account of or as a set off against any damages incurred by, or indebtedness of that Brown Party owing to, that customer prior to the Closing. Except as set forth on Exhibit B, no such customer has prepaid any Brown Party
                       ---------
prior to the Closing for goods or services to be delivered or performed by any Brown Party or Caldwell following the Closing.

          4.31 Bank Accounts. Included as Schedule 4.31 is a true and complete list of the name of each bank, brokerage firm and other financial institution with which the Brown Parties have a depositary, trading, margin, purchase, lending, borrowing or similar account, a line of credit, or from which the Brown Parties are authorized to effect loans, or any safe deposit boxes, and the names of all persons authorized to draw on such accounts, effect such loans or who have access to such safe deposit boxes.

          4.32 Brown Family Claims; Dissolution of Georgia Steel Fabricators. None of the Brown Parties is currently indebted or otherwise obligated to Sample
D. Brown, Patricia W. Brown, Alan S. Brown, Mark A. Brown, Leslie C. Binion, Matthew K. Brown or Patricia W. Brown, as trustee of the Sample D. Brown 12-30-76 Trusts B, C and D (collectively, the "Browns"), or to any of their respective personal representatives, heirs, successors or assigns, or any of them, for any debts, obligations or liabilities of any nature, including without limitation, any debts, obligations or liabilities arising under or pursuant to (a) the Stock Purchase Agreement dated as of February 22, 1994, among Matrix, GSAC, Georgia Steel Fabricators, Inc. and the Browns, or (b) the two Employment and Non-Competition Agreements of even date therewith between Brown and Mark A. Brown and Sample D. Brown, respectively (collectively, the "Employment Agreements"). The terms of the Employment Agreements have expired, and the only provisions thereof which remain in effect and enforceable are Sections 4 through 16 inclusive. Georgia Steel Fabricators Inc. was dissolved by GSAC prior to the date hereof in accordance with applicable Georgia Legal Requirements, and no Brown Party is currently indebted or otherwise obligated to any Person for any debts, obligations or liabilities previously owing by Georgia Steel Contractors, Inc.

          4.33 Completeness of Statement; Effect of Representations and Warranties. No representation or warranty of Brown, GSAC or Matrix in this Agreement contains any untrue statement of a material fact, omits any material fact necessary to make such representation or warranty, under the circumstances which it was made, not misleading, or contains any misstatement of a material fact. Brown, GSAC and Matrix have disclosed all adverse facts known to them relating to the representations and warranties. All representations and warranties contained in this Section 4 were correct and complete as of the Effective Date, are correct and complete as of the date of this Agreement and shall be correct and complete in all material respects (or, with respect to representations and warranties that are expressly subject to materiality or that include a specific dollar threshold, in all respects) as of the Closing Date as though made then with the Closing Date being substituted for the date hereof throughout this Section 4. Reference to a document, agreement, matter or other information in one Exhibit or Schedule shall be deemed a reference to such document, agreement, matter or information in all other Exhibits or Schedules, but only to the extent the information or facts required to be disclosed with respect to such other Exhibits or Schedules are manifest from a reading of the Exhibit or Schedule itself and not from a reading of the agreements or other documents annexed thereto, referenced therein or that constitute a part thereof. Nothing in any auditor's report to Brown, GSAC or Matrix shall be deemed adequate to disclose an exception to a representation or warranty made herein. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made in this Agreement (unless the representation or warranty has to do with the existence of the document or other item itself). All of the representations and warranties made by Brown, GSAC and Matrix are made with the knowledge, expectation, understanding and desire that Caldwell and Caldwell Tanks place complete reliance thereon. Neither the representations and warranties of Brown, GSAC and Matrix, nor the indem nification obligations of Brown, GSAC and Matrix, shall be affected, qualified, modified or deemed waived by reason of the fact that Caldwell or Caldwell Tanks knew or should have known that any representation or warranty is or might be inaccurate in any respect.

       5. Representations and Warranties of Caldwell and Caldwell Tanks. Caldwell and Caldwell Tanks, jointly and severally, hereby represent and warrant as of the Effective Date and the date of this Agreement to Brown, Matrix and GSAC as follows:

          5.1  Corporate Status.   Caldwell Tanks is a corporation duly
incorporated and existing under the laws of the Commonwealth of Kentucky, is in good standing with the Department of State of the Commonwealth of Kentucky, and is authorized to transact business in such Commonwealth. Caldwell is a limited liability company duly organized and existing under the laws of the State of Georgia, is in good standing with the Department of State (or its equivalent) to the State of Georgia, and is authorized to transact business in that State.
They each have, and at all times have had, full corporate power and authority to own and lease their properties as such properties are now owned and leased and to conduct their businesses as and where such businesses have and are now being conducted.

          5.2  Authority; Consents; Enforcement; Noncontravention.

          (a) Authority of Caldwell and Caldwell Tanks; Binding Effect. This Agreement has been duly executed and delivered by Caldwell and Caldwell Tanks, and constitutes the legal, valid and binding obligation of them, enforceable against them in accordance with its terms. Caldwell and Caldwell Tanks have the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and to perform their obligations under this Agreement. Caldwell and Caldwell Tanks do not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Body in order to consummate the transactions contemplated in this Agreement.

          (b) Noncontravention. Neither the execution and the delivery of this Agreement or the Ancillary Documents by Caldwell or Caldwell Tanks, nor their compliance with or the fulfillment of the terms, conditions and provisions hereof or thereof, will (i) violate any Legal Requirement applicable to them, any provision of their Articles of Incorporation or Bylaws; or (ii) with notice, the passage of time or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, any contract, agreement, lease, license, instrument, arrangement or commitment to which Caldwell or Caldwell Tanks is a party or by which any of its assets or properties are bound, or (iii) result in the imposition of or creation of any Encumbrance upon or with respect to any of the assets or properties owned or used by Caldwell or Caldwell Tanks (other than such Encumbrances (if any) on the Assets as may be created pursuant to Caldwell's or Caldwell Tanks' financing of the Purchase Price), or (iv) require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Caldwell or Caldwell Tanks is a party or by which it is bound or to which any of its assets or properties are subject; or (v) require the approval, consent, authorization or act of, or the making by Caldwell or Caldwell Tanks of any declaration, filing or registration with, any Person.

          5.3  No Agent, Finder or Broker.   Caldwell and Caldwell Tanks have no
Liability or obligation, contingent or otherwise, to pay any fees or commissions to any agent, broker or finder with respect to the transactions contemplated in this Agreement.

          5.4  [Intentionally Omitted]

          5.5 Completeness of Statement; Effect of Representations and Warranties. No representation or warranty of Caldwell or Caldwell Tanks in this Agreement contains any untrue statement of a material fact, omits any material fact necessary to make such representation or warranty, under the circumstances which it was made, not misleading, or contains any misstatement of a material fact. Caldwell and Caldwell Tanks have disclosed all adverse facts known to them relating to the representations and warranties. The representations and warranties of Caldwell and Caldwell Tanks contained in this Section 5 were correct and complete on the Effective Date, are correct and complete as of the date of this Agreement and shall be correct and complete in all material respects as of the Closing Date as though made then with the Closing Date being substituted for the date hereof throughout this Section 5. All of the representations and warranties made by Caldwell and Caldwell Tanks are made with the knowledge, expectation, understanding and desire that Brown, Matrix and GSAC place complete reliance thereon. Neither the representations and warranties of Caldwell or Caldwell Tanks, nor the indemnification obligations of Caldwell or

Caldwell Tanks, shall be affected, qualified, modified or deemed waived by reason of the fact that Brown, Matrix or GSAC knew or should have known that any representation and warranty is or might be inaccurate in any respect.

          5.6 Litigation. There is no action, suit, inquiry, proceeding or investigation by or before any Governmental Body or by or on behalf of any other Person pending or, to Caldwell's or Caldwell Tanks' knowledge, Threatened, against or involving Caldwell or Caldwell Tanks or any of their Affiliates (i) which alone or in the aggregate would, if adversely, determined have a material adverse effect on the ability of Caldwell or Caldwell Tanks to perform its obligations to Brown, Matrix and GSAC under this Agreement and the transactions contemplated hereby, or (ii) which questions or challenges the validity of this Agreement or any action taken or to be taken by Caldwell or Caldwell Tanks pursuant to this Agreement or in connection with the transactions contemplated hereby.

     6.  Covenants of the Parties.

          6.1  No Negotiation.   Until such time, if any, as this Agreement is
terminated pursuant to Section 8, neither Brown, GSAC nor Matrix, nor any representative of Brown, GSAC or Matrix, shall, nor shall they permit any of their Affiliates to, (a) directly or indirectly, entertain, solicit, initiate, accept or encourage any inquiries, offers or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Caldwell or Caldwell Tanks) relating to any transaction involving the sale or lease of the business or assets (other than in the Ordinary Course of Business of the Brown Parties) of the Brown Parties, or any of the capital stock of the Brown Parties, or any merger, consolidation, business combination, or similar transaction involving the Brown Parties, or (b) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek, any of the foregoing. Brown, GSAC and Matrix will notify Caldwell Tanks immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

          6.2 Operations of Brown Parties Pending Closing. Brown, GSAC and Matrix covenant and agree that from the Effective Date through the Closing Date, without the prior written consent of Caldwell (which consent will not be unreasonably withheld), the Brown Parties shall:

          (a) continue the business and operations of the Brown Parties substantially in the same manner as heretofore, not change any of the accounting principles followed, not undertake any other transactions or enter into any other contracts, commitments or arrangements other than in the Ordinary Course of Business of the Brown Parties, use their reasonable best efforts to preserve the present business and organization of the Brown Parties and to keep available for the benefit of Caldwell (without entering into any binding agreement) the services of their employees, and to preserve for the benefit of Caldwell the goodwill of their customers, suppliers and others having business relationships with them;

          (b) not renew, extend, modify, terminate or waive any right under any of the Brown Agreements, and not enter into, renew, extend, modify, terminate or waive any right under any other material lease, contract or other instrument, except in the Ordinary Course of Business of the Brown Parties;

          (c) not increase the rate or change the nature of the compensation payable to any of their employees, except in the Ordinary Course of Business of the Brown Parties;

          (d) not allow any of their assets and properties to be subject to any Encumbrance (other than Permitted Encumbrances), or to be disposed of outside the Ordinary Course of Business of the Brown Parties;

          (e) except as otherwise provided in Section 4.17, maintain their existing insurance coverages, subject to variations in amounts required by the Ordinary Course of Businesses of the Brown Parties;

          (f) confer with Caldwell concerning operational matters of a material nature;

          (g) otherwise report periodically to Caldwell concerning the status of the business, operations and finances of the Brown Parties;

          (h) not amend or modify their articles or certificate of incorporation or bylaws;

          (i) maintain their corporate existence and good standing in their respective state of incorporation and their qualifications as foreign corporations in the jurisdictions set forth on Schedule 42;

          (j) maintain their licenses, permits and franchises, and not take any action, or refrain from taking any action, which could cause any license, permit or franchise to be revoked, restricted or suspended;

          (k) not authorize for issue or issue additional shares of capital stock, nor grant any option, warrant or right to purchase or acquire capital stock of itself;

          (l) not declare or pay any dividend, nor, directly or indirectly, redeem, purchase or otherwise acquire any of its securities;

          (m) not make any investment in any other corporation, association, partnership, joint venture or other business organization;

          (n) not make any capital expenditures in excess of $150,000 for any single item of equipment or other property;

          (o)  not incur or agree to incur any indebtedness for borrowed money;

          (p) maintain all of its properties in good working order and repair (ordinary wear and tear excepted) and take all steps reasonably necessary to maintain its assets (exclusive of the Excluded Assets other than the Broad Street Property and the Fayetteville Road Property) for Caldwell's use and benefit;

          (q) not enter into any contract, commitment or arrangement to merge, combine or consolidate with or into any other corporation or entity, or enter into any other contract, commitment or arrangement to sell, transfer, or dispose of any of its assets to any person or entity other than in the Ordinary Course of Business;

          (r) not increase the quantities of inventories, raw materials or spare parts maintained by the Brown Parties to levels that are materially greater than the levels historically maintained by the Brown Parties in the Ordinary Course of Business;

          (s) operate their businesses in compliance in all material respects with all Legal Requirements, Governmental Authorizations and Orders applicable to them; and

          (t) not enter into any agreement or commitment to do any of the foregoing.

          6.3 Investigation of Brown by Caldwell and Caldwell Tanks. From the Effective Date through the Closing, Matrix, GSAC and Brown shall afford to the officers, employees and authorized representatives of Caldwell and Caldwell Tanks (including independent public accountants and attorneys) complete access to the offices, properties, employees and business and financial records (including computer files, retrieval programs and similar documentation and such access and information that may be necessary in connection with an environmental audit) of the Brown Parties to the extent Caldwell or Caldwell Tanks shall deem necessary or desirable, and shall furnish to Caldwell and Caldwell Tanks or their authorized representatives such additional information concerning the assets, properties and operations of the Brown Parties as shall be reasonably requested, including all such information as shall be reasonably necessary or appropriate to enable Caldwell, Caldwell Tanks or their representatives to verify the accuracy of the representations and warranties contained in this Agreement, to verify that the covenants of Brown, GSAC and Matrix contained in this Agreement have been complied with, and to determine whether the conditions set forth in Section 7.1 have been satisfied. Caldwell and Caldwell Tanks agree that such investigation shall be conducted in such a manner as will not interfere unreasonably with the operations of Brown, GSAC or Matrix. No investigation made by Caldwell, Caldwell Tanks or their representatives hereunder shall affect the representations and warranties of Brown, GSAC and Matrix made in this Agreement.

          6.4 Title Insurance; Surveys. Brown will obtain, at its cost and expense, and deliver to Caldwell within five business days after the Effective Date, commitments to issue the following title insurance, meeting the following requirements, at the Closing:

          (a) Parcels of Real Estate. With respect to each parcel of real estate that the Brown Parties own (each, a "Parcel"), a commitment to issue an ALTA Owner's Policy of Title Insurance (Form 10/17/92 or its nearest equivalent if a Parcel is located in a jurisdiction in which Form 10/17/92 is not available) (each a "Commitment"), which Commitments shall be issued by a title insurer reasonably satisfactory to Caldwell, committing to insure the interest of Brown in each Parcel for such amount as Caldwell shall reasonably determine to be the fair market value of the interest in such Parcel (including in all improvements).

          (b) State of Title. Within ten business days after the receipt by Caldwell of a Commitment and of the Survey (as defined below) for a Parcel, Caldwell shall notify Brown of any exceptions to title contained in that Commitment or shown on that Survey which Caldwell finds, in its reasonable discretion, to be unacceptable to Caldwell. Thereafter, Brown shall within five business days notify Caldwell of its intention to take such action as may be necessary to remove the exceptions objected to from the Commitment or the Survey, as applicable, and an endorsement to that Commitment shall be issued or the Survey amended, at least five business days prior to the Closing deleting the exceptions so objected to from that Commitment or correcting the Survey items objected to. All exceptions to title or survey issues as to each Parcel as to which Caldwell shall not object (or shall subsequently withdraw its objection) shall be deemed to be "Permitted Exceptions."

          (c) Further Commitment Requirements. In addition to the matters set forth in (a) and (b) above, each Commitment shall further commit (i) to insure title to all recorded easements benefitting that Parcel, (ii) to issue an ALTA Endorsement 3.1 (or equivalent) as to that Parcel, and (iii) to issue a standard "non-imputation" endorsement.

          (d) Surveys. With respect to each Parcel, Brown, Matrix and GSAC will at their expense, within five business days after the Effective Date, obtain and deliver to Caldwell a survey by a licensed surveyor reasonably acceptable to Caldwell, certified to Caldwell and to the title

                                      -64
company insuring that Parcel and conforming to the Minimum Detail Requirements for ALTA/ACSM Land Surveys (Class A Survey) including all items contained in items 11, 2, 3, 4, 6, 8 and 10 (each a "Survey"). All Surveys shall be updated to conform to the deletion or correction of survey issues as described in
Section 6.4(b).

          (e) Title at Closing. At the Closing, the state of title to each Parcel shall be such that the title company issuing the Commitment for that Parcel shall be prepared to and shall issue a title policy on the form mandated by Section 6.4(a), insuring the interest of the Brown as a valid fee simple interest, (i) subject only to the Permitted Exceptions, (ii) having deleted therefrom the standard exceptions for parties in possession, survey, rights of way and easements not of record and mechanics and materialmans liens, (iii) insuring that the Parcel as described in the policy is the same property as is described in the Survey for that Parcel, (iv) insuring the contiguity of the Parcel if the Parcel consists of more than one tract or lot, and (v) insuring direct and unencumbered pedestrian and vehicular access to the Parcel from each street or roadway adjacent to the Parcel.

          6.5 Lien and Litigation Searches. Caldwell or Caldwell Tanks may (in their discretion) obtain, at their cost and expense, a Uniform Commercial Code security interest search report, a tax lien search report and a litigation search report, all dated within five days of the date of delivery thereof, with an update within three days of the Closing Date, showing that there are no Encumbrances against the assets, properties or rights of the Brown Parties, other than those disclosed on Schedules 4.24(a)(1) and 4.29, and no litigation, except as disclosed on Schedule 4.21.

          6.6 Transition of Brown. Brown, GSAC and Matrix covenant with Caldwell and Caldwell Tanks to cooperate with Caldwell and Caldwell Tanks to effect the smooth transition of the control and operation of the Assets from Brown to Caldwell, as contemplated herein, including the retention of the customers of the Brown Parties, by such means that Caldwell or Caldwell Tanks may reasonably request. Brown, GSAC and Matrix covenant to cooperate with Caldwell and Caldwell Tanks in providing all information required hereunder and access thereto and whatever is required to carry out the purposes and intent of the transactions contemplated in this Agreement.

          6.7 Further Assurances. Each of the Parties hereto shall, at any time, and from time to time, either before or after the Closing Date, upon the request of the appropriate Party, do, obtain, execute, acknowledge and deliver, or will cause to be done, obtained, executed, acknowledged and delivered, all such further acts, consents, assignments, transfers, conveyances, and assurances as may be reasonably required to complete the transactions contemplated in this Agreement in compliance with applicable Legal Requirements and all Brown Agreements. After the Closing Date, Brown, Matrix and GSAC shall, and shall use their reasonable best efforts to assure that any necessary third party shall, execute such documents and do such other acts and things as Caldwell or Caldwell Tanks may reasonably require for the purpose of giving to Caldwell, Caldwell Tanks and the Subsidiaries the full benefit of all the provisions of this Agreement and as may be reasonably required to complete the transactions contemplated in this Agreement.

          6.8  Actions of the Parties.

          (a) No Actions Constituting a Breach. From the date hereof through the Closing Date, neither Brown, GSAC, Matrix, Caldwell Tanks nor Caldwell will take or knowingly permit to be done anything in the conduct of the business of the Brown Parties or Caldwell, as the case may be, or otherwise, which would be in or represent a misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement on the part of that Party under this Agreement, and each of the Parties hereto shall cause the deliveries for which such Party is responsible at the Closing to be duly and timely made.

          (b) Notification of Breaches. From the date hereof through the Closing Date, each Party agrees to promptly notify the other Parties in writing if such Party becomes aware of any fact or condition that causes or constitutes a breach by that Party of any of its representations or warranties as of the date of this Agreement, or if such Party becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute such a breach by that Party had its representations and warranties been made as of the time of the occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Matrix, GSAC and Brown will promptly deliver to Caldwell and Caldwell Tanks a supplement to the Schedules specifying such change.

During the same period, each Party agrees to promptly notify the other parties of the occurrence of any breach of any covenant of that Party in this Agreement or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely. No disclosure by any Party pursuant to this Section 6.8(b), nor any supplement of the Schedules by Matrix, GSAC or Brown as contemplated above, however, shall be deemed to amend or supplement the Schedules for purposes of the conditions to Closing provided in
Section 7, to prevent or cure any misrepresentation or breach of a warranty or covenant, or to otherwise amend or supplement any of the conditions to Closing provided in Section 7.

          6.9 Compliance With Conditions. Each Party hereto agrees to cooperate fully with the other Parties, and shall use its reasonable best efforts to cause the conditions precedent for which such Party is responsible to be fulfilled. Each Party hereto further agrees to use its reasonable best efforts, and act in good faith, to consummate this Agreement and the transactions contemplated herein as promptly as possible.

          6.10 Consents; Actions. Subject to the terms and conditions of this Agreement, the Parties hereto undertake and agree to (a) in good faith, take all steps that are within their power to cause to be fulfilled those of the conditions precedent to each Party's obligations to consummate the transactions contemplated herein as are dependent upon their actions; and (b) use their reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws to consummate and make effective the transactions contemplated and not to take any actions that would be inimical to such result.

          6.11 Accounts Receivable. Following the Closing, Caldwell agrees to reasonably cooperate with Brown, at Brown's expense, in its efforts to collect all amounts owing by third-Persons under the Accounts Receivable that are included in the Excluded Assets to be retained by Brown. To the extent Caldwell receives any amounts from third-Persons on account of any of those Accounts Receivable at any time after the Closing, Caldwell agrees to promptly remit the same to Brown. For the avoidance of doubt, the Parties agree that in the event any amounts are received by Caldwell following the Closing on account of any one or more WIP Contracts under which those Accounts Receivable remain owing to Brown, such amounts shall first be deemed to be a payment by the relevant customer on such Accounts Receivable owing to Brown, with any excess amounts being deemed to be a payment on amounts then owing to Caldwell, in each case unless and to the extent the relevant customer notifies Caldwell in writing that it is disputing the indebtedness to Brown, or that the amounts remitted by that customer are specifically intended as a payment of amounts owing to Caldwell for services performed or products delivered following the Closing. Caldwell shall have no further obligation to assist Brown in the collection of any Account Receivable which is disputed by the relevant customer or that has otherwise become more than 90 days past due. Notwithstanding the foregoing, Brown shall be solely responsible for the collection or non-collection of any Accounts Receivable that are included in the Excluded Assets.

          6.12 Matrix's Guaranty. Matrix hereby guarantees unconditionally and absolutely to Caldwell and Caldwell Tanks: (a) the due and punctual payment and performance by Brown and GSAC of all obligations of Brown and/or GSAC provided for in this Agreement that are to be paid or performed by Brown and/or GSAC on or prior to the Closing Date; and (b) the due and punctual payment and performance by Brown and GSAC of all obligations of Brown and/or GSAC provided for in this Agreement or in any Ancillary Document, whether such payment or performance is required before or after the Closing. This is a guarantee of payment and performance and not of collection, and this guarantee shall survive any termination of this Agreement to the extent of any continuing obligations of Brown or GSAC hereunder or under any Ancillary Document. The obligations of Matrix hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, any of the following, any of which may be taken without the consent of, or notice to, Matrix: (a) any exercise, non-exercise or waiver by Caldwell or Caldwell Tanks of any right or privilege under this Agreement or any Ancillary Document (provided, that any non-performance by Caldwell or Caldwell Tanks that would be a defense to Brown's or GSAC's performance under this Agreement or any Ancillary Document shall constitute a defense to Matrix under this Section 6.12); (b) any bankruptcy, insolvency, reorganization, dissolution, liquidation or other like proceeding relating to Brown, GSAC or Matrix, whether or not Matrix shall have had knowledge of any of the foregoing; (c) any permitted assignment or other transfer of this Agreement; and (d) the invalidity or unenforceability of this Agreement or any Ancillary Document, or any provision hereof or thereof. Matrix unconditionally waives all demands, protests and notices of protests, any right to require Caldwell or Caldwell Tanks to first proceed against Brown or GSAC, and any and all guarantor's defenses, whether general or otherwise.

          6.13 Certain Employee Matters. Notwithstanding any other provision of this Agreement to the contrary, the Parties agree as follows:

          (a)  Accrued Vacation.

                    (1) With respect to all persons who are or were employed by any of the Brown Parties as of or at any time prior to the Closing other than
  (y) "field" employees and (z) the employees that are identified by Caldwell Tanks as not to be offered employment following the Closing as contemplated in Subsection (e) below (collectively, the "Non-Field Employees"): (a) Brown, Matrix and GSAC shall be solely responsible for the costs of all vacation of such Non-Field Employees accrued under the vacation policies of the Brown Parties in effect as of or at any time prior to the Closing, based upon their service with the relevant Brown Party at any time prior to January 1, 1999, including without limitation, all vacation time to be taken in 1999 for service to the Brown Parties during 1998; and (b) Caldwell shall be solely responsible for the costs of all vacation of such Non-Field Employees accrued based upon their service for the relevant Brown Party during the period from January 1, 1999 through the Closing, including without limitation, all vacation time to be taken in 2000 for service during 1999. Prior to the date hereof, the Parties mutually agreed upon the amount of accrued vacation of the Non-Field Employees for which Brown, Matrix and GSAC are responsible as contemplated above, and such amount was deducted from the Purchase Price (the deduction being already reflected in the amount set forth in Section 2.1). In light of that deduction, all such accrued vacation shall be and remain an Assumed Obligation and not a Retained Obligation. The Parties agree that any accrued vacation of any of the employees that are identified by Caldwell Tanks as not to be offered employment following the Closing as contemplated in Subsection (e) below, whether of the type described in Subclause (a) or (b), above, shall remain a Retained Obligation for all purposes under this Agreement, and shall not be the subject of a deduction from the Purchase Price as contemplated above.

                    (2) With respect to all persons who are or were employed by any of the Brown Parties as of or at any time prior to the Closing as "field" employees (collectively, the "Field Employees"), Brown, Matrix and GSAC shall be solely responsible for, and hereby agree to pay and discharge, and to defend, indemnify and hold harmless the Subsidiaries, Caldwell Tanks and Caldwell from and against, the costs of any vacation of such Field Employees accrued under the vacation policies of the Brown Parties in effect as of or at any time prior to the Closing (including without limitation, any amounts owed to such Field Employees and any amounts required under applicable Legal Requirements to be withheld from such employees and remitted to any Governmental Body): (a) based upon their service for the relevant Brown Party at any time during the period from January 1, 1999 through the Closing (it being the belief of Brown, Matrix and GSAC that no such vacation has or will accrue for the Field Employees for that period under the policies of the Brown Parties or applicable Legal Requirements); and (b) based upon the service of the Field Employees for the relevant Brown Party at any time prior to January 1, 1999.

          (b) Severance, Sick Pay and Bonuses. Brown, Matrix and GSAC shall be solely responsible for, and shall pay when due and defend, indemnify and hold harmless Caldwell Tanks and Caldwell from and against: (i) any severance benefits, termination benefits or other similar payments or benefits now or hereafter owing under the policies of the Brown Parties in effect immediately prior to the Closing to any of the employees of the Brown Parties who are identified by Caldwell Tanks as not to be offered employment following the Closing as contemplated in Subsection (e) below, and to any employees who are offered such employment but who decline to accept the same (it being understood by the Parties that Caldwell shall assume responsibility for any such severance benefits, termination benefits and other similar payments or benefits that may now or hereafter be owing to any employees of the Brown Parties that are actually employed by Caldwell or Caldwell Tanks following the Closing, and the same shall constitute Assumed Obligations); (ii) any bonuses or other incentive compensation (over and above their base salary or wages), to which any past or present employee of the Brown Parties is entitled as of the Closing, or to which they may become entitled following the Closing by reason of their service to the Brown Parties prior to the Closing, by reason of the performance (financial or otherwise) of the Brown Parties prior to the Closing (it being the belief of Brown, Matrix and GSAC that any such bonuses and incentive compensation payments may be made or made available, or withheld, by the Brown Parties in their sole and absolute discretion and without obligation to those employees); and (iii) any sick pay or sick leave benefits (including without limitation, any short term disability benefits) to which any past or present employee of the Brown Parties is entitled as of the Closing, or to which they may become entitled following the Closing by reason of their service to the Brown Parties prior to the Closing, in either case in excess of the sick pay or sick leave benefits to which they may become entitled under the policies of Caldwell Tanks and its Affiliates in effect following the Closing. Brown, Matrix and GSAC shall have no obligation hereunder for any such bonuses, other incentive compensation or sick leave or sick pay benefits that may accrue following the Closing by reason of the service of any employees of Caldwell following the Closing. Caldwell Tanks agrees that it shall not, and shall not permit Caldwell to, pay any discretionary bonuses or incentive compensation to any employees of the Brown Parties by reason of their service to the Brown Parties prior to the Closing, or by reason of the performance (financial or otherwise) of the Brown Parties prior to the Closing.

          (c) 401(k) Plan Participation. Matrix agrees that it shall, consistent with the last sentence of Section 2.5(b), make all contributions to its 401(k) plan required of it, GSAC or any Brown Party for the benefit of the employees of the Brown Parties participating therein, for all periods through the Closing Date, shall (and shall cause GSAC and each of the Brown Parties to) vest 100% of all such employer contributions to its 401(k) plan for the benefit of the employees of the Brown Parties, and shall offer to all such employee participants the options available under the terms of that 401(k) plan, which include lump sum distributions and, depending upon amounts, continued investment in the Matrix 401(k) plan. Matrix agrees to give each employee of the Brown Parties who is a participant in the Matrix 401(k) plan, and who, as of the Closing, has an outstanding loan owing to their 401(k) plan account, reasonable prior notice that their loan must be repaid by them to their account prior to the Closing in order to avoid a deemed distribution to them of such loan amounts from their accounts. Brown, Matrix and GSAC acknowledge that Caldwell Tanks and Caldwell do not intend to permit any such plan participant to roll his or her 401(k) plan account balances into the 401(k) plan of Caldwell Tanks until such time as all previous loans taken from their Matrix 401(k) plan accounts have been repaid.

          (d) Employees Currently Under Disability. Matrix agrees to cause the benefits of its long term disability plan and workers compensation insurance coverages (as applicable) in effect prior to the Closing for the employees of the Brown Parties, to be made available following the Closing to all employees of Caldwell (who were formerly employees of any of the Brown Parties) who are off from work as of the Closing due to a disability or other injury, until such time as those employees are no longer disabled or eligible for workers compensation benefits under applicable Legal Requirements and Matrix's workers compensation insurance policies. The covenant of Matrix in the preceding sentence shall include, without limitation, all employees that are terminated by the Brown Parties as contemplated in (e), below, and that may be hired by Caldwell or Caldwell Tanks following the Closing.

          (e) Termination of Certain Employees. The Brown Parties shall, and Matrix and GSAC agree to cause the Brown Parties to, prior to the Closing, terminate all of the employees of the Brown Parties immediately prior to the Closing. Caldwell or Caldwell Tanks agrees to offer employment to all such terminated employees following the Closing, based on job responsibilities comparable to their previous positions with the Brown Parties (but otherwise on terms that are satisfactory to Caldwell or Caldwell Tanks (as applicable)), other than those employees who are identified by Caldwell Tanks, in a notice delivered to Matrix at least ten (10) days prior to the anticipated Closing Date, as not to be offered such employment following the Closing. Brown, Matrix and GSAC shall be solely responsible for communicating to (and hereby agree to communicate to) all employees of the Brown Parties all such notices regarding their termination or otherwise that are required by applicable Legal Requirements (including without limitation, sending to all employees the notice required under COBRA), and shall provide whatever assistance as Matrix elects, or the Brown Parties are otherwise required pursuant to Legal Requirements to make or provide, to assist such designated employees. Brown, Matrix and GSAC agree to use their commercially reasonable efforts from and after the date hereof to obtain from all employees identified by Caldwell Tanks as not to be offered employment following the Closing, a general release of claims in a form reasonably satisfactory to Caldwell Tanks, releasing Caldwell Tanks and Caldwell of and from any debts, obligations and liabilities of any nature to those employees. The Parties further agree that Matrix shall initially pay all premium payments that would otherwise be owing by the Field Employees who accept the offer of employment by Caldwell or Caldwell Tanks as contemplated above, for continued COBRA medical coverage under the Benefit Plans of Matrix throughout the ninety (90) day period immediately following their termination by the relevant Brown Party (or throughout such shorter period following that termination as they shall remain employees of Caldwell or Caldwell Tanks (as applicable)). Following their payment of such premium payments, Matrix shall either bill the total amount of such premium payments to the relevant Field Employees (with a copy to Caldwell) or shall bill those premium payments to Caldwell. If billed to a Field Employee, Caldwell shall promptly reimburse that employee for the premium payments actually paid by him or her to Matrix for that period. If billed to Caldwell, Caldwell shall remit and pay to Matrix the amount of such premium payments within thirty (30) days after Caldwell's receipt of the Matrix invoice.

          (f) Medical Coverage. With respect to terminated employees of the Brown Parties that are offered employment by Caldwell or Caldwell Tanks as contemplated in (e) above, Caldwell Tanks shall use its commercially reasonable efforts to attempt to have such employees made eligible for inclusion in the health and medical Benefit Plans of Caldwell Tanks based upon their prior service with the Brown Parties.

          6.14 Books and Records. Matrix, GSAC, Caldwell and Brown agree to retain, for a period of seven (7) years after the Closing Date, any and all books and records (hard copy, electronic or otherwise) related to the Brown Parties and their respective businesses for all periods through the Closing Date or related to the transactions contemplated hereby; provided, however, that upon
                                                    --------
expiration of such seven (7) year period, the Party with custody of such books and records shall give written notice to the other Party(s) and an opportunity to such other Party(s) to ship such books and records at such other Party's costs, expense and risk to a location chosen by it. In the event any Party needs access to such books and records for purposes of verifying any representations and warranties contained in this Agreement, responding to inquiries regarding the Brown Parties' or Caldwell's businesses from Governmental Bodies, indemnifying, defending and holding harmless Caldwell, Caldwell Tanks, Brown, GSAC or Matrix, as the case may be, in accordance with
Section 10 or any other legitimate business purpose, each Party will allow representatives of the other Party(s) access to such books and records upon reasonable notice during regular business hours for the sole purpose of obtaining information for use as aforesaid, and will permit such other Party(s) to make such extracts and copies thereof as may be necessary or convenient and, if required for such purpose, to have access to and possession of original documents.

          6.15 Orion Contract. The Parties acknowledge that Brown, together with Matrix (through its San Luis Tank Division) and Orion Refining Corporation, are parties to an agreement pertaining to the completion of construction by Matrix and Brown, as the Contractors, for Orion Refining Corporation, as the Owner, of two (2) 69-foot diameter spheres (A and B) that were originally under Contract K73524E (collectively, the "Orion Contract"). A complete copy of the Orion Contact is set forth in Exhibit F attached hereto. The Parties agree that
                              ---------
any and all debts, obligations and liabilities that Brown may now or hereafter have arising out of or in any manner relating to the Orion Contract or Brown's performance thereunder shall constitute Retained Obligations for all purposes under this Agreement (but only to the extent not resulting from or arising out of Caldwell's gross negligence or willful misconduct occurring following the Closing in the conduct of its services described below), including without limitation, any obligations or liabilities arising out of any breach or default by Brown or Matrix (or their respective successors or assigns) under the Orion Contract occurring following the Closing Date. Subject to the foregoing and to the obligations of Brown, Matrix and GSAC to pay, indemnify, defend and hold harmless Caldwell and the other Caldwell Indemnitees for, from and against such Retained Obligations pursuant to Section 10.2, Caldwell shall endeavor to perform the obligations of Brown under the Orion Contract as specified in the June 2, 1999 memorandum that is included as a part of Exhibit F as being
                                                      ---------
specifically allocated to Brown alone, based upon the form of the Orion Contract set forth in Exhibit F (with such changes from that form as shall be approved in
             ---------
writing by Caldwell, which approval shall not be unreasonably withheld), and in accordance with the code and standards established by the American Society of Mechanical Engineers. Brown and Matrix shall pay or cause to be paid to Caldwell, within thirty (30) days after its invoice for the same, all reasonable costs and expenses that are incurred by Caldwell in rendering such performance, at the rates specified in such June 2, 1999 memorandum. Caldwell agrees that Matrix will oversee and direct the performance of Caldwell pursuant to the Orion Contract, subject to the limitations described above; provided, that Caldwell shall have no obligation to follow the directives of Matrix in the event Caldwell shall reasonably believe that the same would result in a breach or default by Caldwell under the terms of the Orion Contract or would give rise to damages for which Brown and Matrix will be unable or will refuse to defend, indemnify and hold harmless Caldwell or any other Caldwell Indemnitee pursuant to Section 10.2.

          6.16 Permits. The Parties agree to reasonably cooperate with and assist each other, at their respective cost and expense, to effect the transfer or assignment to Caldwell of any existing Governmental Authorizations of the Brown Parties that may be required by reason of, or that may result from, the consummation of the transactions contemplated in this Agreement, and agree to file any notices, requests, applications and the like with all relevant Governmental Bodies in connection with those Government Authorizations (or their assignment or transfer), including without limitation, any notices of the change in control and ownership of the Assets required under applicable Legal Requirements for the continued use, maintenance and effectiveness of such Governmental Authorizations. To the extent any Governmental Authorization included in the Assets is not assignable by Brown, or is not assignable by Brown without the prior approval of one or more Governmental Bodies, Matrix, GSAC and Brown agree to make those Governmental Authorizations otherwise available to Caldwell at no additional cost to the greatest extent possible, and further agree, with respect to Governmental Authorizations relating to the Broad Street Property and/or the Fayetteville Road Property, or relating to the use or operation thereof following the Closing (but exclusive of contractor's licenses, foreign qualifications and other similar Governmental Authorizations), to use their best efforts from and after the Closing to obtain the approval of those Governmental Bodies, or to otherwise secure a replacement Governmental Authorization for the account of Caldwell in place of the Governmental Authorizations not assignable to Caldwell, in each case to the extent required for Caldwell's full use and enjoyment of the Assets following the Closing as contemplated herein.

          6.17 Real Property Commitments. The parties acknowledge that the exclusive use and enjoyment following the Closing of the buildings, facilities and other improvements of Brown located on the Broad Street Property and the Fayetteville Road Property represent a material and substantial portion of the overall value to Caldwell and Caldwell Tanks of the transactions contemplated in this Agreement. However, the discovery by the Parties of various forms of groundwater and soil contamination at, on, under, across or with respect to the Broad Street Property and the Fayetteville Road Property (with respect to each of those properties, collectively, the

"Contamination"), and the potential Environmental, Health and Safety Liabilities associated with that Contamination, have resulted in Caldwell's unwillingness to purchase those properties at the Closing. Despite this, the Parties desire to proceed with the overall transaction by implementing a contractual arrangement that will permit Caldwell (or an Affiliate designated by it) to utilize the buildings, facilities and other improvements on the Broad Street Property and the Fayetteville Road Property until the Contamination on those properties can be properly remediated by Brown, Matrix and GSAC (at which time Caldwell or its designee would purchase the Broad Street Property or the Fayetteville Road Property (as applicable) from Brown). In light of the foregoing, the Parties agree as follows:

          (a) Real Property Agreements. At the Closing, Brown and Caldwell shall execute and deliver a Facilities Use and Purchase Option Agreement relating to the Broad Street Property, dated as of the Closing Date, and in a form satisfactory to the Parties (the "Broad Street Property Agreement"), and Brown and Caldwell shall execute and deliver a Facilities Use and Purchase Option Agreement relating to the Fayetteville Road Property of even date therewith and in a form satisfactory to the Parties (the "Fayetteville Road Property Agreement") (the Broad Street Property Agreement and the Fayetteville Road Property Agreement are hereinafter collectively referred to as the "Real Property Agreements"). Pursuant to each of the Real Property Agreements, among other transactions:

               (i) Brown shall grant to Caldwell an exclusive right and license to utilize all of the buildings, facilities and other improvements located on the Broad Street Property or the Fayetteville Road Property (as applicable) for any and all lawful purposes, consistent with the Non-Competition Agreement, for a period of three (3) years following the Closing, in consideration of the payment by Caldwell (or such Affiliate) to Brown of the user fee contemplated in the Broad Street Property Agreement or the Fayetteville Road Property Agreement (as applicable), and otherwise upon and subject to the terms and conditions set forth in that agreement; and

               (ii) Brown shall grant to Caldwell (or to the Person(s) designated by Caldwell) an exclusive right and option to purchase all of Brown's (and its successors and permitted assigns) rights, title and interests under, in and to the Broad Street Property or the Fayetteville Road Property (as applicable), free and clear of all Encumbrances other than Permitted Encumbrances, at any time during the three (3) year period immediately following the Closing, for the consideration provided for therein, and otherwise upon and subject to the other terms and conditions set forth therein.

          (b) Remediation of Contamination. Brown, GSAC and Matrix, at their sole expense, agree: (i) (A) to use their commercially reasonable efforts from and after the Closing to cause the Broad Street Property and the Fayetteville Road Property not be placed for any reason by the Georgia Environmental Protection Division ("Georgia EPD") on its Hazardous Site Inventory List, and not to be placed by any other Governmental Body on any similar list designating that property as being the subject of any monitoring by that Governmental Body or any required remediation with respect to any Contamination (each a "List"), and (B) if despite such efforts either or both of the Broad Street Property or
---
the Fayetteville Road Property is placed for any reason by the Georgia EPD or any other Governmental Body on any List, to use their commercially reasonable efforts from and after the Closing to cause the Broad Street Property and/or the Fayetteville Road (as applicable) to be formally removed from that List by the relevant Governmental Body (each a "Delisting" of the relevant property); and
                                                                          ---
(ii) to fully "Cleanup" (as defined in the definition of Environmental Health and Safety Liabilities set forth on Exhibit A) in compliance with all applicable
                                    ---------
Legal Requirements, at no cost or expense to Caldwell or Caldwell Tanks, and within a reasonable period of time following the Closing, all soil Contamination on, under, across and at the Broad Street Property (exclusive of the soils located directly beneath the floor of the fabrication shop located on that property) and the Fayetteville Road Property, in each case to a level that is below all Georgia Department of Natural Resources maximum permissible levels for soil contamination (DNR Levels) that are relevant to that property, and (iii) to
                                                                    ---
cause, at their expense, all soils and back fill which were the subject of or used in connection with any of the above-described Cleanup efforts (or efforts to cause a Delisting) to be returned, to the reasonable satisfaction of Caldwell, to a state or condition sufficient to accommodate storm water run-off in compliance with all applicable Governmental Authorizations and Legal Requirements, and sufficient for Caldwell's use of the property for its intended purposes as contemplated in this Agreement, consistent with the past practices of Brown. At such time, if ever, as Brown, GSAC and Matrix shall have obtained such a Delisting of the relevant property, they shall promptly notify Caldwell of the same in writing, and shall include with that notice a copy of the relevant Governmental Body's notice of the Delisting and all accompanying information (if any). At such time (but not before) as (A) the Broad Street Property or the Fayetteville Road Property (as applicable) has been caused not to be placed on a List or has been caused to be Delisted, each as contemplated above, and (B) there has been a full
                                                   ---
Cleanup of all soil and water Contamination on, under, across and at that property (other than, in the case of the Broad Street Property, soil Contamination directly under the fabrication shop floor) in compliance with all applicable Legal Requirements, at no cost or expense to Caldwell or Caldwell Tanks, and to a level that is below all Georgia Department of Natural Resources maximum permissible levels for soil contamination (DNR Levels), all Georgia Maximum Contaminant Levels for groundwater contamination (MCL's) and all Georgia
                                                                 ---
HSRA Risk Reduction Standards (RRS) applicable to that property (collectively, the "Remediation Levels"), and (C) all soils and back fill which were the
                           ---
subject of or used in connection with any of the above-described Cleanup efforts have, to the reasonable satisfaction of Caldwell, been returned to a state or condition sufficient to accommodate storm water run-off in compliance with all applicable Governmental Authorizations and Legal Requirements, and sufficient for Caldwell's use of the property for its intended purposes as contemplated in this Agreement, consistent with the past practices of Brown, then Brown, GSAC or
                                                             ----
Matrix shall promptly so notify Caldwell, and shall include with that notice a copy of the Georgia EPD's (or other relevant Governmental Body's) notice of the Delisting (and all accompanying information, if any), together with a written Phase II environmental audit report from an independent environmental auditing and consulting firm reasonably satisfactory to Caldwell, opining to Caldwell that the Remediation Levels have been fully achieved with respect to the Broad Street Property or the Fayetteville Road Property (as applicable) as contemplated above, and containing such exceptions, exclusions and other limitations from or on that opinion as are reasonably satisfactory to Caldwell (collectively, the "Remediation Notice"). If the Remediation Notice from Brown, GSAC or Matrix is received by Caldwell prior to the third (3rd) anniversary of the Closing Date, then Caldwell shall, or shall cause its relevant designee to, thereafter exercise its right and option provided for in the Broad Street Property Agreement or the Fayetteville Road Property Agreement (as applicable) to purchase the Broad Street Property or the Fayetteville Road Property, upon notice of exercise delivered within ten (10) days after its receipt of the Remediation Notice from Brown, GSAC or Matrix (as applicable), and otherwise in accordance with the Broad Street Property

Agreement or the Fayetteville Road Property Agreement. Brown, GSAC and Matrix agree to keep Caldwell and Caldwell Tanks, and their designated Representatives, reasonably informed of their progress in remediating the Contamination, obtaining the Georgia EPD (or other relevant Governmental Body's) notice of Delisting and, as applicable, achieving the Remediation Levels, and agree to promptly provide Caldwell with copies of all applications and related correspondence to or from the Georgia EPD (or other relevant Governmental Body) regarding the Contamination and/or the attempted Delisting, and to afford Caldwell, Caldwell Tanks, and their designated Representa tives, a reasonable opportunity to participate in all meetings and discussions with the Georgia EPD (or other relevant Governmental Body) in connection therewith.

          (c) Maintenance of Ownership; No Encumbrances. Brown shall not, and Matrix and GSAC agree not to cause or permit Brown to, attempt to sell, assign, convey, transfer or deliver to any other Person (other than to Caldwell or its designee pursuant to the Broad Street Property Agreement or the Fayetteville Road Property Agreement, as applicable) any rights, title or interests of Brown under, in or to the Broad Street Property or the Fayetteville Road Property Agreement at any time during the three (3) year period immediately following the Closing, or thereafter to the extent Caldwell (or its relevant designee) has exercised its Option but not yet purchased the Broad Street Property or the Fayetteville Road Property as contemplated in the Broad Street Property Agreement or the Fayetteville Road Property Agreement, in either case without the prior written consent of Caldwell, which consent shall not be unreasonably withheld, conditioned or delayed. No such sale, assignment, conveyance, transfer or delivery shall be deemed to release or otherwise discharge Brown, GSAC or Matrix of or from their covenants and agreements set forth in this Agreement, the Broad Street Property Agreement or the Fayetteville Road Property Agreement, and the Parties acknowledge that Caldwell shall in all cases be entitled to withhold its consent (in its discretion) to that sale, assignment, conveyance or transfer in the event the proposed purchaser, assignee or transferee of the Broad Street Property or the Fayetteville Road Property fails or refuses to agree in writing with Caldwell and Caldwell Tanks to become bound by and subject to all of the terms and conditions of this Agreement and the Broad Street Property Agreement or the Fayetteville Road Property Agreement (as applicable), that relate to that property. Brown, Matrix and GSAC further acknowledge that all Encumbrances on or affecting the Broad Street Property and the Fayetteville Road Property arising under the Bank Agreement shall be fully released and discharged by them, at their expense, prior to the Closing, and agree that they shall not cause or permit any other Encumbrances (other than Permitted Encumbrances) to be granted in, imposed or maintained against the Broad Street Property or the Fayetteville Road Property at any time during the three (3) year period immediately following the Closing (and during any period thereafter until Caldwell or its relevant designee has purchased the Broad Street Property or the Fayetteville Road Property pursuant to an exercise of its purchase Option in accordance with the Broad Street Property Agreement or the Fayetteville Road Property Agreement, as applicable).

          (d) Monitoring Equipment. The Parties acknowledge and agree that the Broad Street Property and/or the Fayetteville Road Property that may be purchased by Caldwell or its designee pursuant to the Real Property Agreements (or either of them) shall include, in addition to Brown's fee simple and other title to the related real property and improvements, without limitation, all groundwater monitoring wells, all other equipment or facilities of Brown used for the monitoring and/or testing of Hazardous Activities, Hazardous Materials, potential violations of Environmental Laws and/or potential Environmental Health and Safety Liabilities on, under, across or at that property, and all previous test results, monitoring results and other related data of Brown, Matrix and GSAC.

          (e) No Release of Claims. Nothing contained in this Section 6.17, nor any actions taken or results achieved by Brown, GSAC or Matrix as contemplated herein, shall release Brown, GSAC or Matrix of or from responsibility for all Retained Obligations as contemplated elsewhere in this Agreement or any Ancillary Document.

          6.18 Caldwell Tanks' Guaranty. Caldwell Tanks hereby guarantees unconditionally and absolutely to Brown, Matrix and GSAC the due and punctual payment and performance by Caldwell of all obligations of Caldwell provided for in this Agreement or in any Ancillary Document, whether such payment or performance is required before or after the Closing. This is a guarantee of payment and performance and not of collection, and this guarantee shall survive any termination of this Agreement to the extent of any continuing obligations of Caldwell hereunder or under any Ancillary Document. The obligations of Caldwell Tanks hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, any of the following, any of which may be taken without the consent of, or notice to, Caldwell Tanks: (a) any exercise, non-exercise or waiver by Brown, Matrix or GSAC of any right or privilege under this Agreement (provided, that any non-performance by Brown, Matrix or GSAC that would be a defense to Caldwell's performance under this Agreement shall constitute a defense to Caldwell Tanks under this Section 6.18); (b) any bankruptcy, insolvency, reorganization, dissolution, liquidation or other like proceeding relating to Caldwell or Caldwell Tanks, whether or not Caldwell Tanks shall have had knowledge of any of the foregoing; (c) any permitted assignment or other transfer of this Agreement; and (d) the invalidity or unenforceability of this Agreement or any Ancillary Document, or any provision hereof or thereof. Caldwell Tanks unconditionally waives all demands, protests and notices of protests, any right to require Brown, Matrix or GSAC to first proceed against Caldwell, and any and all guarantor's defenses, whether general or otherwise.

          6.19 Contract Consent Matters. The Parties acknowledge that certain of the WIP Contracts, the Other Work-in-Process Contracts and the performance bonds related thereto may not, by their terms, be assigned or transferred by Brown to Caldwell as contemplated herein without the prior consent or approval of the other parties to those contracts. In light of the foregoing, and notwithstanding anything contained in Section 1 or elsewhere in this Agreement or any Ancillary Document to the contrary, the Parties agree as follows: To the extent the assignment or transfer of any WIP Contract, Other Work-in-Process Contract or performance bond relating thereto by Brown to Caldwell requires the consent or approval of the other party thereto, or would result in a breach or default by Brown thereunder absent a waiver thereof by that other party, or would afford that other party the right to terminate the contract absent a waiver of that right, then this Agreement and the other Ancillary Documents shall not be deemed (nor shall they be deemed to require) an assignment of that WIP Contract, Other Work-in-Process Contract or performance bond relating thereto to Caldwell, nor an assumption by Caldwell of that contract, at the Closing. If such a consent, approval or waiver is not obtained by Brown at or prior to the Closing, Brown, GSAC and Matrix agree to use their commercially reasonable efforts, at their expense, to obtain that consent, approval or waiver in writing from the other party to that contract at the earliest practicable time following the Closing. Upon the receipt of that consent, approval or waiver (as applicable), the relevant WIP Contract, Other Work-in-Process Contract or performance bond relating thereto shall be deemed to be automatically assigned and transferred to Caldwell, pursuant to this Agreement and the Assignment and Assumption Agreement, without further consideration or action on the part of any Party. Until such time following the Closing as that consent, approval or waiver (as applicable) is obtained and the relevant contract is so assigned to Caldwell, Brown shall, and GSAC and Matrix agree to cause Brown to: (a) fully enforce that contract or bond against the other party thereto (including without limitation, all rights of collection against that other party), not waive or relinquish any rights or remedies that Brown may have thereunder against that other party, not amend, modify, renew, terminate or supplement that contract, and fully perform and comply with each and every obligation of Brown thereunder (subject to the performance obligations of Caldwell described below), in each case without the prior written consent of Caldwell; and (b) in the case of the WIP Contracts and the Other Work-in-Process Contracts, remit and pay over to Caldwell, promptly following the receipt thereof, all fees, costs, expenses, revenues and other consideration received on account of that WIP Contract or Other Work-in-Process Contract following the Closing and attributable to work performed or goods or services delivered thereunder following the Closing (and, in the case of the Other Work-in-Process Contracts, prior to the Closing). As and when requested by Caldwell, Brown shall permit Caldwell to enforce that WIP Contract, Other Work-in-Process Contract or performance bond relating thereto against the other party thereto in the name of Brown. Brown shall not attempt to assign, transfer or subcontract any of its rights, interests or obligations under any such WIP Contract, Other Work-in-Process Contract or performance bond relating thereto (other than to Caldwell or its Affiliate) without the prior written consent of Caldwell. To the extent Brown shall allocate and remit to Caldwell all of the economic and other benefits of that WIP Contract, Other Work-in-Process Contract or performance bond relating thereto as contemplated above, Caldwell shall perform for the benefit of the other party to that contract or bond, to the fullest extent permissible under applicable Legal Requirements, all of the obligations of Brown thereunder which first arise or accrue following the Closing (other than Retained Obligations).

     7.  Conditions To Closing.

          7.1 Conditions to Obligations of Caldwell. The obligations of Caldwell to purchase the Assets and for Caldwell and Caldwell Tanks to take the other actions required to be taken by them at and subsequent to the Closing are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which Caldwell and Caldwell Tanks may waive in whole or in part at or prior to the Closing:

          (a) Representations True. The representations and warranties of Brown, GSAC and Matrix contained in this Agreement (considered collectively) and each of those representations and warranties (considered individually) must have been true and correct in all material respects (or with respect to representations and warranties that are expressly subject to materiality or that include a specific dollar threshold, in all respects) as of the Effective Date and the date of this Agreement, and (except as otherwise provided below) must be true and correct in all material respects (or with respect to representations and warranties that are expressly subject to materiality or that include a specific dollar threshold, in all respects) on and as of the Closing Date (including those representations and warranties which specifically speak as of the Effective Date or the date of this Agreement) with the same effect as though such representations and warranties had been made and this Agree ment had been delivered on and as of the Closing Date, without giving effect to any supplement to the Schedules. Notwithstanding the foregoing, in the event any of the representations or warranties of Brown, GSAC and Matrix set forth in Section 4.6 of this Agreement are not true and correct as of the Effective Date and the date of this Agreement, or are not true and correct on and as of the Closing Date, each as contemplated above, then Caldwell and Caldwell Tanks shall be entitled to assert such misrepresentation, breach of warranty or other failure as being an unsatisfied condition precedent to its obligation to consummate the transactions contemplated in this Agreement only to the extent Caldwell and
                                            ----
Caldwell Tanks shall reasonably believe that Brown, GSAC and Matrix will be unable or will refuse to indemnify and hold harmless the Caldwell Indemnitees, pursuant to Section 10.2 hereof, from and against all Damages resulting from or arising out of such misrepresen tation, breach of warranty or other failure, or will otherwise be unable or will refuse to assume and pay, perform and discharge all Retained Obligations that were or are the subject of such misrepresentation, breach of warranty or other failure. Caldwell and Caldwell Tanks shall not be deemed to have waived their right, following the Closing, to seek the indemnification and other remedies provided for in this Agreement regarding such misrepresentation, breach of warranty or Retained Obligations, notwithstanding Caldwell's or Caldwell Tanks' knowledge of such misrepresentation or breach of warranty as of the Closing.

         (b) Covenants Performed. All of the covenants, agreements and conditions of Brown, GSAC and Matrix required to be performed or complied with at or prior to the Closing pursuant to the terms of this Agreement (considered collectively), and each of those covenants, agreements and conditions (considered individually), must have been duly performed and complied with in all material respects.

          (c) No Changes or Destruction of Property. Between the date hereof and the Closing Date, there shall have been (i) no material adverse change in the business, financial condition or results of operations of any of the Brown Parties; (ii) no material adverse federal or state legislative or regulatory change affecting any of the Brown Parties or their products or services; and
(iii) no material damage to any assets or properties of any of the Brown Parties by fire, flood, casualty, act of God or public enemy or other cause, regardless of insurance coverage for such damage.

          (d) Necessary Consents Received. The Brown Parties shall have received all consents and approvals, in form and substance reasonably satisfactory to Caldwell, to the transactions contemplated in this Agreement from the other parties to all contracts, leases, agreements and permits to which the Brown Parties (or any of them) are parties or by which they or any of their assets or properties are affected, and from all Governmental Bodies, in each case to the extent necessary under those contracts, leases, agreements or permits or under Legal Requirements.

          (e) No Litigation. No Proceeding shall have been instituted or, to the knowledge of Brown, GSAC and Matrix, be Threatened, before any Governmental Body by any Person, (1) making any challenge to, or seeking damages or other relief in connection with, the transactions contemplated in this Agreement, or
(2) that may have the effect of restraining, enjoining or prohibiting, making illegal or otherwise interfering with such transactions.

          (f) No Claim Regarding Assets. No claim shall have been made or Threatened by any Person asserting that such Person (1) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any Assets, or (2) is entitled to all or any portion of the Purchase Price payable for the Assets.

          (g)  [Intentionally Omitted]

          (h) Closing Documents. Matrix, GSAC and Brown shall have executed and delivered to Caldwell and Caldwell Tanks a Non-Competition Agreement in a form reasonably satisfactory to the Parties (the "Non-Competition Agreement"), and which is consistent with Section 5 of the non-binding letter of intent between Matrix and Caldwell Tanks dated March 24, 1999 (the "Letter of Intent"), a Fabrication Services Agreement in a form reasonably satisfactory to the Parties (the "Fabrication Services Agreement"), and which is consistent with
Section 6 of the Letter of Intent, the Assignment & Assumption Agreement, the bills of sale, assignments and other instruments contemplated in Section 1.3, the Broad Street Property Agreement and the Fayetteville Road Property Agreement contemplated in Section 6.17, and the other certificates, instruments, legal opinion and documents contemplated in Section 9, and each of the Subsidiaries shall have executed and delivered the Subsidiary Bill of Sale to Brown.

          (i)  Section 2.5 Matters.  Each of the actions contemplated in Section
2.5 as being taken, completed or effected at or prior to the Closing shall have been so taken, completed or effected.

          (j) Financing. Caldwell Tanks and Caldwell shall have received a binding written commitment from a lender reasonably satisfactory to them to provide financing to them at the Closing for the full amount of the Purchase Price, on such terms and conditions and shall be satisfactory to Caldwell and Caldwell Tanks.

          (k) Environmental Review Report. Caldwell and Caldwell Tanks shall have received, at their expense (except as otherwise provided below) an environmental review report from a person satisfactory to Caldwell and Caldwell Tanks as to the absence of any violation of any Environmental Laws, and the absence of any Environmental, Health and Safety Liabilities, in each case that could materially adversely effect any Brown Party, Caldwell, Caldwell Tanks or any of their respective businesses, assets or property, or otherwise relating to any of the Brown Parties or any of their businesses, assets or property. Matrix agrees to reimburse Caldwell and Caldwell Tanks for one-half of all consulting fees, costs and other expenses incurred by them in conducting a "Phase II" environmental audit of the Brown Parties and their respective assets and properties, regardless of whether the Closing shall occur, which amounts shall be payable within ten (10) days after the written request therefor delivered by Caldwell to Matrix, together with reasonable documentation of such fees, costs and expenses.

          (l) Caldwell's Investigation. The due diligence investigation by Caldwell's and Caldwell Tanks' Representatives in connection with the transactions contemplated in this Agreement shall not have caused Caldwell, Caldwell Tanks or their Representatives to become aware of any facts or circumstances relating to the businesses, operations, properties, Liabilities, financial condition, results of operation or affairs of any of the Brown Parties that, in the sole judgment of Caldwell and Caldwell Tanks, make it inadvisable for them to proceed with the Closing and the transactions contemplated in this Agreement.

          (m) Revised Exhibit B. The parties shall have dated, executed and delivered to each other Revised Exhibit B as contemplated in Section
                                ---------
2.2(a)(3)(C).

         (n) Inventory. The physical inventory of all Inventory of the Brown Parties contemplated in Section 2.2(b) shall have been completed, and the Parties shall have mutually agreed in writing on the Assigned Inventory Price as contemplated in that Section.

         (o) Release of Encumbrances. Brown, Matrix and GSAC shall have delivered to Caldwell and Caldwell Tanks evidence reasonably satisfactory to Caldwell and Caldwell Tanks of the complete and absolute release and discharge of all Encumbrances on the Assets, as contemplated in Section 7.2(f), below.

         (p)  [Intentionally Omitted]

         (q)  [Intentionally Omitted]

         (r) Accrued Vacation. The Parties shall have agreed upon the accrued vacation for Non-Field Employees as contemplated in Section 6.13(a).

         (s) Termination of Employees. The Brown Parties shall have terminated their employees as contemplated in Section 6.13(e).

         (t)  [Intentionally Omitted]

         (u) Environmental Work Plan. The Parties shall have each executed and delivered to the others an Environmental Work Plan in a form satisfactory to the Parties (the "Environmental Work Plan"), pursuant to which they shall agree upon a plan of action for addressing certain environmental issues associated with the assets and properties of Brown, and an allocation of responsibility for those environmental issues.

        7.2 Conditions to Obligations of Brown, GSAC and Matrix. The obligations of Brown to sell the Assets and of Matrix, GSAC and Brown to take the other actions required to be taken by them at and subsequent to the Closing are subject to the satisfaction at or prior to the Closing of each of the following conditions, any one or more of which Matrix (for itself and for GSAC and Brown) may waive in whole or in part at or prior to the Closing:

         (a) Representations True. The representations and warranties of Caldwell and Caldwell Tanks contained in this Agreement (considered collectively) and each of the representations and warranties (considered individually) must have been true and correct in all material respects as of the Effective Date and the date of this Agreement, and must be true and correct in all material respects on and as of the Closing Date (including those representations and warranties which speak specifically as of the Effective Date and the date of this Agreement) with the same effect as though such representations and warranties had been made and this Agreement had been delivered on and as of the Closing Date.

         (b) Covenants Performed. All of the covenants, agreements and conditions of Caldwell and Caldwell Tanks required to be performed or complied with at or prior to the Closing pursuant to the terms of this Agreement (considered collectively), and each of those covenants, agreements and conditions (considered individually), must have been duly performed and complied with in all material respects.

         (c) No Litigation. No Proceeding shall have been instituted or, to the knowledge of Caldwell and Caldwell Tanks, be Threatened, before any Governmental Body by any Person, (1) making any challenge to, or seeking damages or other relief in connection with, the transactions contemplated in this Agreement, or (2) that may have the effect of restraining, enjoining or prohibiting, making illegal or otherwise interfering with such transactions.

         (d)  [Intentionally Omitted]

         (e) Closing Documents. Caldwell and/or Caldwell Tanks shall have executed and delivered to Matrix the Non-Competition Agreement, the Assignment & Assumption Agreement, the Broad Street Property Agreement, the Fayetteville Road Property Agreement, and the other certificates, instruments, legal opinion and documents contemplated in Section 9.

         (f) Bank Consent and Release. Matrix shall have obtained, at its expense, the consent of Bank One, Oklahoma, N.A. to the consummation of the transactions contemplated in this Agreement and the Ancillary Documents in accordance with the Bank Agreement and in form and substance satisfactory to Matrix and Caldwell, and Matrix shall have obtained, at its expenses, a complete and absolute release and discharge of all Encumbrances on, against or affecting any of the assets or properties of the Brown Parties (including without limitation, the Fayetteville Road Property and the Broad Street Property, but excluding the other Excluded Assets) and in favor of Bank One, Oklahoma, N.A. or any other Person, arising under or in connection with the Bank Agreement or the transactions relating thereto.

         (g) Revised Exhibit B. The parties shall have dated, executed and delivered to each other Revised Exhibit B as contemplated in Section
                                ---------
2.2(a)(3)(C).

         (h) Inventory. The physical inventory of all Inventory of the Brown Parties contemplated in Section 2.2(b) shall have been completed, and the Parties shall have mutually agreed in writing on the Assigned Inventory Price as contemplated in that Section.

             (i) [Intentionally Omitted].

             (j) Accrued Vacation. The Parties shall have agreed upon the accrued vacation for Non-Field Employees as contemplated in Section 6.13(a).

             (k) Environmental Work Plan. The Parties shall have executed and delivered the Environmental Work Plan contemplated in Section 7.1(u).

       8.  Termination.

           8.1 Termination of Agreement. This Agreement may be terminated only as follows:

             (a) Mutual Consent. Caldwell, Caldwell Tanks, Matrix, GSAC and Brown may terminate this Agreement prior to the Closing by mutual written agreement.
             (b) Conditions Not Satisfied.

                    (1) Caldwell and Caldwell Tanks may terminate this Agreement upon notice to Matrix, GSAC and Brown delivered at any time following June 24, 1999 and prior to the Closing, in the event any of the conditions set forth in Section 7.1 have not been satisfied for any reason on or prior to that date (other than any failure of such condition(s) to be so satisfied by reason of a breach by Caldwell or Caldwell Tanks of any of their covenants set forth in this Agreement), or have not been waived by Caldwell or Caldwell Tanks on or prior to that date.

                    (2) Matrix (on behalf of itself, GSAC and Brown) may terminate this Agreement upon notice to Caldwell and Caldwell Tanks delivered at any time following June 24, 1999 and prior to the Closing, in the event any of the conditions set forth in Section 7.2 have not been satisfied for any reason on or prior to that date (other than any failure of such condition(s) to be so satisfied by reason of a breach by Matrix, GSAC or Brown of any of their respective covenants set forth in this Agreement), or have not been waived by Matrix on or prior to that date.

Notwithstanding the provisions of Sections 8.1(b)(1) and 8.1(b)(2), above, Caldwell, Caldwell Tanks and Matrix each agree that, in the event the Closing shall not have occurred on or before June 24, 1999 by reason of a failure of any condition precedent set forth in Section 7.1 or 7.2 to have been satisfied or waived, and in the event the failure of such condition precedent to be so satisfied relates primarily to a failure by any Brown Party or any of their assets or properties to comply with any Environmental Laws, or to any Environmental, Health and Safety Liability of or relating to any Brown Party, then Caldwell, Caldwell Tanks and Matrix shall each refrain from exercising their respective termination right provided for above until September 10, 1999, and shall continue until that date to reasonably cooperate with each other in an attempt to satisfy that condition precedent.

         (c) Breach by a Party. Either Caldwell and Caldwell Tanks, on the one hand, or Matrix (on behalf of itself, GSAC and Brown), on the other hand, may terminate this Agreement if a breach of any of the provisions of this Agreement has been committed by the other Party(s) or, in the case of a termination by Caldwell and Caldwell Tanks, committed by GSAC or Brown, and such breach (if curable) has not been (i) cured by such other Party (or GSAC or Brown, as applicable) within ten (10) days after notice thereof is delivered by Caldwell and Caldwell Tanks or Matrix (as applicable), or (ii) waived by Caldwell and Caldwell Tanks or Matrix (as applicable) at or prior to the Closing.

         (d) Other Permitted Terminations. Caldwell and Caldwell Tanks may terminate this Agreement as contemplated in Section 2.2(a)(3)(C), and Caldwell and Caldwell Tanks, or Matrix, as applicable, may terminate this Agreement as contemplated in Section ? or ?.

        8.2   Effect of Termination.  Each Party's right of termination under
Section 8.1 is in addition to, and not in lieu of, any other rights or remedies that it may have under this Agreement, at law, in equity or otherwise, and the exercise of a right of termination will not be an election of remedies. No such termination shall be deemed to relieve any Party from responsibility for any breach by it under this Agreement occurring prior to such termination.

    9.  Deliveries and Actions To Be Taken At The Closing.

        9.1 Deliveries by Brown, GSAC and Matrix. Brown, GSAC and Matrix agree to deliver (duly executed where appropriate) to Caldwell at the Closing each of the following:

         (a)  Assets.  Exclusive right and possession of the Assets.

         (b) Resolutions. Copies of resolutions duly adopted by the Boards of Directors of Matrix, GSAC and Brown, approving the transactions contemplated in this Agreement in a form reasonably satisfactory to Caldwell, certified by an officer of each of Matrix, GSAC and Brown as being correct, complete and in full force and effect as of the Closing Date.

         (c) Certificate. A Certificate from a duly authorized officer of Brown, GSAC and Matrix, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Section 7.1.

         (d) Matrix's Release and Other Evidence. Brown, Matrix and GSAC shall deliver to Caldwell and Caldwell Tanks written evidence of the releases and discharges contemplated in Section 7.1(o).

         (e) Non-Competition Agreement. Matrix, GSAC and Brown shall execute and deliver to Caldwell and Caldwell Tanks the Non-Competition Agreement.

         (f) Vehicles. Brown shall execute and deliver to Caldwell all Title Certificates and other documents of transfer required to transfer all of Brown's vehicles to Caldwell in compliance with applicable Legal Requirements.

         (g) Payment of Liens and Encumbrances. Written confirmation that the Encumbrances (other than Permitted Encumbrances) set forth on Schedules 4.25(a)(1) and 4.29, or as disclosed on the reports referred to in Section 6.5 (other than those accepted or waived in writing by Caldwell), have been paid, released and discharged.

         (h) Opinion of Counsel. An opinion from Hall, Estill, Hardwick, Gable, Golden & Nelson, P.C., counsel for Matrix, GSAC and Brown, in a form reasonably satisfactory to Caldwell.

         (i) Fabrication Services Agreement. Caldwell and Matrix shall execute and deliver the Fabrication Services Agreement.

         (j) Other Ancillary Documents. GSAC, Matrix, Brown and each of the Subsidiaries shall execute and/or deliver the Assignment & Assumption Agreement, bill(s) of sale and other instruments contemplated in Section 1.3, the Broad Street Property Agreement, the Fayetteville Road Property Agreement, the Subsidiary Bill of Sale, the Environmental Work Plan contemplated in Section 7.1(u), and the title insurance policy contemplated in Section 6.4(e).

         (k)  [Intentionally Omitted]

         (l) Other Documents. Such other documents as may be reasonably necessary to effect the closing of the transactions contemplated in this Agreement as such closing is herein contemplated.

        9.2 Deliveries by Caldwell. Caldwell covenants to deliver (duly executed where appropriate) to Brown, Matrix and GSAC at the Closing each of the following:

         (a) Caldwell's Resolutions. A copy of resolutions duly adopted by the Board of Directors of Caldwell and Caldwell Tanks, approving the transactions contemplated in this Agreement and in a form reasonably satisfactory to Brown, Matrix and GSAC, certified by an officer of Caldwell and Caldwell Tanks as being correct, complete and in full force and effect as of the Closing Date.

         (b) Purchase Price. The Purchase Price, by means of a wire transfer of immediately available federal funds to such account or accounts as Brown shall direct in writing at least two (2) business days prior to the Closing Date.

         (c) Certificate. A Certificate from a duly authorized officer of Caldwell and Caldwell Tanks, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Section 7.2.

         (d) Other Ancillary Documents. Caldwell and Caldwell Tanks shall execute and deliver the Assignment & Assumption Agreement, the Non-Competition Agreement and the Environmental Work Plan contemplated in Section 7.1(u), and Caldwell shall execute and deliver the Broad Street Property Agreement and the Fayetteville Road Property Agreement.

         (e) Opinion of Counsel. An opinion from Greenebaum Doll & McDonald PLLC, counsel for Caldwell, in a form reasonably satisfactory to Brown, Matrix and GSAC.

         (f) Other Documents. Such other documents as may be reasonably necessary to effect the closing of the transactions contemplated in this Agreement as such closing is herein contem plated.

        9.3 Actions and Deliveries Simultaneous. Notwithstanding the order of the deliveries by the Parties set forth above, all actions and deliveries shall occur simultaneously and none shall be deemed to have been completed until each of the actions and deliveries set forth in this Section 9 has been completed or has been waived by the Party entitled to make such waiver.

     10.  Indemnification; Remedies.

        10.1 Survival; Right to Indemnification Not Affected by Knowledge. All representations, warranties, covenants and obligations set forth in this Agreement, the certificates delivered pursuant to Sections 9.1(c) and 9.2(c), and any other certificate or document delivered pursuant to this Agreement will survive the Closing; provided, that the representations and warranties (i) in Sections 4.19 and 4.24(a) shall expire after 12 months from the Closing Date, and (ii) in Sections 4.11, 4.12, 4.18 and 4.29 shall expire after 18 months from the Closing Date. The right to indemnification, payment of "Damages" (as defined in Section 10.2) or other remedies based on such representations, warranties, covenants and obligations will not be affected by the Closing, by any earlier termination of this Agreement, or by any investigation conducted by any Person with respect to, or any knowledge acquired by any Person at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to, the accuracy or inaccuracy of or compliance with any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants and obligations.

        10.2 Indemnification and Payment of Damages By Matrix, GSAC and Brown. Matrix, GSAC and Brown each agrees, jointly and severally, to defend, indemnify and hold Caldwell Tanks, Caldwell, and their respective directors, officers, shareholders, Affiliates, successors and assigns (collectively, "Caldwell Indemnitees"), harmless from and against, and to pay to the Caldwell Indemnitees the amount of, any and all debts, obligations, losses, claims, damages (including without limitation, direct, indirect, special incidental and consequential damages), Liabilities, deficiencies, Proceedings, demands, assessments, Orders, judgments, writs, decrees, costs and other expenses (including without limitation, costs of investigation and defense and reasonable attorneys' and accountants' fees), and diminution of value, whether or not involving a third-party claim, of any nature and of any kind whatsoever (collectively, "Damages"), that may be suffered or incurred by them (or any of them) resulting from, arising, directly or indirectly, out of or in connection with (without duplication):

         (a) any misrepresentation or breach of warranty made by Brown, GSAC or Matrix in this Agreement or in any Ancillary Document; provided, that in the event the Closing does not occur, the Caldwell Indemnitees shall be entitled to be defended, indemnified and held harmless by Brown, Matrix and GSAC pursuant to this Subsection (a) only to the extent that Brown, Matrix or GSAC knew or should reasonably have known that the relevant representation or warranty was not true and correct in all material respects (or with respect to a representation or warranty that is expressly subject to materiality or that includes a specific dollar threshold, in all respects) as of the Effective Date or the date of this Agreement; it being understood that the foregoing limitation on recovery shall have no relevance in the event the Closing shall occur;

         (b) any breach by Brown, GSAC or Matrix of any covenant, agreement or obligation of Brown, GSAC or Matrix in this Agreement or in any Ancillary Document; and

         (c) the Retained Obligations (and each of them); it being understood and agreed by Matrix, GSAC and Brown that the foregoing right of the Caldwell Indemnitees to be defended, indemnified and held harmless from and against the Retained Obligations may be exercised by the Caldwell Indemnitees regardless of whether such Retained Obligations are the subject of any representations or warranties set forth in Section 4 or any disclosure(s) by Matrix, GSAC or Brown in connection with those representations and warranties, and regardless of whether the Caldwell Indemnitees have a claim for indemnification regarding the same Damages pursuant to Subsection (a) or (b) above (except to the extent otherwise provided in the second to last sentence of Section 2.5(b)).

The remedies provided in this Section 10.2 shall not be exclusive of or limit any other remedies that may be available to the Caldwell Indemnitees. All Damage payments to Caldwell or Caldwell Tanks hereunder shall be deemed adjustments to the Purchase Price.

        10.3 Limitation on Matrix's Indemnification. Notwithstanding the provisions of Section 10.2, Brown, Matrix and GSAC shall have no obligation to indemnify or hold harmless any Caldwell Indemnitee pursuant to Section 10.2(a) until such time as the sum of all Damages that are suffered or incurred by all Caldwell Indemnitees, collectively, resulting from or arising out of all misrepresentations and breaches of warranties shall exceed $50,000 in the aggregate, at which time Brown, Matrix and GSAC shall indemnify and hold harmless all Caldwell Indemnitees pursuant to Section 102 for all Damages then and thereafter suffered or incurred by them, including without limitation, that initial $50,000 in Damages. The foregoing limitation on the Caldwell Indemnitees' right to indemnification shall not apply to any Damages resulting from, arising out of or in connection with any of the matters described in
Section 10.2(b) or Section 10.2(c), notwithstanding that such Damages may also be recoverable pursuant to Section 10.2(a).

        10.4 Indemnification By Caldwell. Caldwell and Caldwell Tanks, jointly and severally, shall defend, indemnify and hold Brown, Matrix and GSAC, and their respective directors, officers, shareholders, Affiliates, successors and assigns (collectively, the "Matrix Indemnitees"), harmless from and against, and will pay to the Matrix Indemnitees the amount of, all Damages suffered or incurred by them (or any of them) resulting from, arising directly or indirectly out of or in connection with: (a) any misrepresentation or breach of warranty made by Caldwell or Caldwell Tanks in this Agreement or in any Ancillary Document to which it is a party; (b) following the Closing, the Assumed Obligations; and (c) any breach by Caldwell or Caldwell Tanks of any covenant, agreement or obligation of Caldwell or Caldwell Tanks in this Agreement or in any Ancillary Document to which it is a party; but excluding any Damages resulting from, arising out of or in connection with any Retained Obligations. Notwithstanding the foregoing, in the event the Closing does not occur, the Matrix Indemnitees shall be entitled to be defended, indemnified and held harmless by Caldwell and Caldwell Tanks pursuant to Subclause 10.4(a), above, only to the extent that Caldwell or Caldwell Tanks knew or should have known that the relevant representation or warranty was not true and correct in all material respects as of the date of this Agreement (it being understood that the foregoing limitation on recovery shall have no relevance in the event the Closing shall occur). The remedies provided in this Section 10.4 shall not be exclusive of or limit any other remedies that may be available to the Matrix Indemnitees.

        10.5  Procedure for Indemnification.

         (a) Notice of Claims. Promptly after receipt by a Party (the "Claiming Party") of notice of the commencement or assertion of any claim, action, suit, Proceeding, arbitration, audit, hearing, investigation, Order or litigation (each a "Claim") against it or any Caldwell Indemnitee (in the case of Caldwell and Caldwell Tanks) or any Matrix Indemnitee (in the case of Brown, Matrix and GSAC), and if a claim is to be made by the Claiming Party against any other Party (the "Indemnifying Party") for indemnification with respect to that Claim pursuant to Section 10.2 or 10.4 (as applicable), the Claiming Party shall promptly give notice to the Indemnifying Party of the commencement or assertion of such Claim; provided, that the failure to so notify the Indemnifying Party of the commencement or assertion of such Claim will not relieve the Indemnifying Party of any liability that it may have to any Caldwell Indemnitee or Matrix Indemnitee (as applicable) hereunder, except to the extent that such Indemnifying Party demonstrates that the defense of such action was prejudiced by the Claiming Party's failure to give such notice. The notice contemplated herein shall describe the Claim and the specific facts and circumstances in reasonable detail, shall include a copy of any related notices or written claims from third-parties, and shall indicate the amount, if known, or an estimate, if possible, of the Damages that have been or may be suffered or incurred.

         (b) Assumption of Defense. If any Claim is brought against a Caldwell Indemnitee or a Matrix Indemnitee and the Claiming Party gives notice to the Indemnifying Party of such Claim, the Indemnifying Party will, unless the Claim involves Taxes (which shall be resolved in accordance with the procedures in Section 4.28), be entitled to participate in such Claim and, to the extent that it wishes (unless (i) such Indemnifying Party is also a party to such Claim and the Claiming Party determines in good faith that joint representation would be inappropriate, or (ii) the Indemnifying Party fails to provide reasonable assurance to the Claiming Party of its financial capacity to defend such Claim and provide indemnification with respect to such Claim), to assume the defense of such Claim with counsel reasonably satisfactory to the Claiming Party and, after notice from the Indemnifying Party to the Claiming Party of its election to assume the defense of such Claim, the Indemnifying Party will not, as long as it diligently conducts such defense, be liable to the Claiming Party or the other relevant Caldwell Indemnitee(s) or Matrix Indemnitee(s) (as applicable) under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Claim, in each case subsequently incurred by the Claiming Party or the other relevant Caldwell Indemnitee(s) or Matrix Indemnitee(s) (as applicable) in connection with the defense of such Claim, other than their reasonable costs of investigation. If the Indemnifying Party assumes the defense of a Claim, (i) it will be conclusively established for purposes of this Agreement that the Claim (and any resulting Damages) are within the scope of and subject to indemnification by the Indemnifying Party; (ii) no compromise or settlement of such claims may be effected by the Indemnifying Party without the Claiming Party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other Claims that may be made against the Claiming Party or any other Caldwell Indemnitee or Matrix Indemnitee (as applicable), and (B) the sole relief provided is monetary damages that are paid in full by the Indemnifying Party; and (iii) the Claiming Party and each relevant Caldwell Indemnitee or Matrix Indemnitee (as applicable) will have no liability with respect to any compromise or settlement of such Claims effected without its consent. The Claiming Party and any relevant Caldwell Indemnitee or Matrix Indemnitee shall be entitled to participate (at its expense) in the defense of any Claim assumed by the Indemnifying Party as contemplated herein. If notice is given to an Indemnifying Party of any Claim and the Indemnifying Party does not, within ten days after the Claiming Party's notice is given, give notice to the Claiming Party of its election to assume the defense of such Claim, the Indemnifying Party will no longer have the right to assume that defense, and will be bound by any determination made in such Claim or any compromise or settlement effected by the Claiming Party or any other Caldwell Indemnitee or Matrix Indemnitee (as applicable).

         (c) Exception. Notwithstanding the foregoing, if a Claiming Party or any other Caldwell Indemnitee or Matrix Indemnitee (as applicable), determines in good faith that there is a reasonable probability a Claim (other than a claim arising under Section 10.2(c) hereof) may adversely affect it or its Affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, that party or Person may, by notice to the Indemnifying Party, assume the exclusive right to defend, compromise or settle such Claim, but the Indemnifying Party will not be bound by any determination of a Claim so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

         (d) Other Claims. A claim for indemnification for any matter not involving a third-party Claim may be asserted by notice to the Party from whom indemnification is sought.

         (e) Cooperation of Parties. The Party assuming the defense of any Claim shall keep the other Party(s) reasonably informed at all times of the progress and development of the Party's defense of and compromise efforts with respect to such Claim, and shall furnish the other Party(s) with copies of all relevant pleadings, correspondence and other papers. In addition, the Parties to this Agreement shall cooperate with each other, and make available to each other and their representatives all available relevant records or other materials required by them for their use in defending, compromising or contesting any Claim.

     11.  Arbitration.

        11.1 Referral. If any dispute under this Agreement or any Ancillary Document arises and the relevant Parties are unable to resolve such dispute, the unresolved dispute shall be resolved by arbitration if a Party requests arbitration in accordance with this Section 11. The place of arbitration shall be in Louisville, Kentucky. Arbitration shall be conducted under the auspices of the American Arbitration Association ("AAA"). Except as otherwise provided in this Section 11, the Rules of the AAA shall govern all proceedings; and in the case of conflict between the AAA Rules and this Agreement, the provisions of this Agreement shall govern.

        11.2 Demand. Any Party may initiate arbitration by making a demand on the other relevant Party(s) and simultaneously filing copies of the demand, together with the required fees, with the AAA office in Louisville, Kentucky. The demand shall contain those provisions required by the Rules of the AAA and shall also request the AAA to designate and appoint one person as the arbitrator, who shall act as the sole arbitrator to resolve the matter.

        11.3 Discovery. The Parties shall have the right of discovery in accordance with the Federal Rules of Civil Procedure except that discovery may commence immediately upon the service of the demand for arbitration. A Party's unreasonable refusal to cooperate in discovery shall be deemed to be refusal to proceed with arbitration and, until AAA has designated the arbitrator, the Parties may enforce their rights (including the right of discovery) in the courts. Such enforcement in the courts shall not constitute a waiver of a Party's right to arbitration. Upon his or her appointment, the arbitrator shall have the power to enforce the Parties' discovery rights.

        11.4 Binding Decision. The Parties shall be bound by the decision of the arbitrator and accept his or her decision as the final determination of the matter in dispute. The prevailing Party(s) shall be entitled to enter a judgment in any court upon any arbitration award made pursuant to this Section 11. The arbitrator shall award the costs and expenses of the arbitration, including reasonable attorneys' fees, disbursements, arbitration expenses, arbitrators' fees and the administrative fee of the AAA, to the prevailing Party as shall be determined by the arbitrator. The dispute resolution procedure set forth in this Section 11 shall be the sole procedure by which disputes between the Parties under this Agreement or any Ancillary Document shall be resolved.

     12.  Miscellaneous Provisions.

        12.1 Confidentiality of Agreement. Each Party agrees that it will treat in confidence all Confidential Information which such Party shall have obtained regarding the other Parties during the course of the negotiations leading to the consummation of the transactions contemplated in this Agreement (whether obtained before or after the date hereof), the investigation provided for herein and the preparation of this Agreement and the Ancillary Documents, and in the event the transactions contemplated in this Agreement shall not be consummated, each Party will return to the other Parties all copies of Confidential Information which have been furnished in connection herewith. Such Confidential Information shall not be communicated to any third Person (other than to each Party's counsel, accountants, financial advisors and lenders). No other Party shall use any Confidential Information in any manner whatsoever except solely for the purpose of evaluating the proposed purchase and sale of the Assets; provided, that after the Closing, Caldwell, Caldwell Tanks and their Affiliates may use or disclose any Confidential Information included in the Assets or the assets, properties or rights of the Subsidiaries, or otherwise reasonably related to the Subsidiaries or their assets, properties or rights. The obligation of each Party to treat such documents, materials and other information in confidence shall not apply to any Confidential Information which (a) is required to be disclosed under applicable Legal Requirements or judicial process, but only to the extent it must be disclosed, or (b) such Party reasonably deems necessary to disclose to obtain any of the consents or approvals contemplated herein.

        12.2 Consent to Jurisdiction. Each of the Parties hereto consents and voluntarily submits to personal jurisdiction in the Commonwealth of Kentucky and in the courts in such state located in Jefferson County and the United States District Court for the Western District of Kentucky in any Proceeding arising out of or relating to this Agreement or any Ancillary Document which is not subject to arbitration as provided in Section 11, and agrees that all claims in respect of the Proceeding may be heard and determined in any such court. Each of the Parties hereto further consents and agrees that such Party may be served with process in the same manner as a Notice may be given under Section 12.12. Brown, GSAC and Matrix agree that any action instituted by any of them against Caldwell with respect to this Agreement or any Ancillary Document will be instituted exclusively in the United States District Court for the Western District of Kentucky or, if such Court does not have jurisdiction to adjudicate such action, in the Courts of the Commonwealth of Kentucky located in Jefferson County. Brown, GSAC and Matrix irrevocably and unconditionally waive and agree not to plead, to the fullest extent permitted by law, any objection that they may now or hereafter have to the laying of venue or the convenience of the forum of any action with respect to this Agreement or any Ancillary Document in the United States District Court for the Western District of Kentucky and the Courts of the Commonwealth of Kentucky located in Jefferson County. Each Party agrees that a final judgment in any Proceeding so brought, and in any arbitration proceeding pursuant to Section 11, shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity, in any court or other tribunal having competent jurisdiction.

        12.3 Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement and the Ancillary Documents. In the event an ambiguity or question of intent or interpretation arises, this Agreement or the relevant Ancillary Document shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement or such Ancillary Document. Any reference to any Legal Requirement shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in the Schedules rather than in any agreement or document referred to in or attached to such Schedule), the statements in the body of this Agreement will control. The Parties intend that each representation, warranty, covenant and obligation contained herein or in any Ancillary Document shall have independent significance. If any Party has breached any representation, warranty, covenant or obligation contained herein or in any Ancillary Document in any respect, the fact that there exists another representation, warranty, covenant or obligation relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, covenant or obligation. Unless the context clearly states otherwise, the use of the singular or plural in this Agreement or in any Ancillary Document shall include the other and the use of any gender shall include all others. All references to "Section" or "Sections" in this Agreement refer to the corresponding Section or Sections of this Agreement. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

        12.4 Entire Agreement. This Agreement embodies the entire agreement and understanding of the Parties hereto with respect to the subject matter herein contained, and supersedes all prior agreements, correspondence, arrangements and understandings relating to the subject matter hereof, subject to Section 12.17. This Agreement may be amended, modified, superseded, or canceled only by a written instrument signed by all of the Parties hereto, and any of the terms, provisions, and conditions hereof may be waived only by a written instrument signed by the waiving Party.

        12.5 Exhibits and Schedules. All Exhibits to this Agreement and the Schedules hereto shall constitute part of this Agreement and shall be deemed to be incorporated herein by reference, in their entirety and made a part hereof, as if set out in full at the point where they first are mentioned. References in this Agreement to a specific Schedule shall refer solely to such Schedule and shall not be deemed to include material included in any other Schedule, unless the Schedule specifically states that the material is to be included in another specified Schedule.

        12.6  Expenses.  Except as otherwise specifically provided in this
Section 12.6 or elsewhere in this Agreement or any Ancillary Document, each Party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution and performance of this Agreement, the Ancillary Documents and the transactions contemplated herein and therein, including all fees and expenses of agents, representatives, counsel and accountants. In the event of the termination of this Agreement, the obligation of each Party to pay its or his own expenses will be subject to any rights of each party arising from a breach of this Agreement by another party.

        12.7 Governing Law. This Agreement is executed and delivered in, and shall be governed by and construed in accordance with the laws of, the Commonwealth of Kentucky, without giving effect to any conflict of law rule or principle that might require the application of the laws of another jurisdiction.

        12.8 Headings. The headings in this Agreement are included for purposes of convenience only and shall not be considered a part of this Agreement in construing or interpreting any provision hereof.

        12.9 Invalidity of Provisions; Severability. If any provision of this Agreement or any Ancillary Document, or the application thereof to any Person or circumstance, shall to any extent be held in any Proceeding to be invalid, illegal or unenforceable, the remainder of this Agreement or such Ancillary Document, or the application of such provision to persons or circumstances other than those to which it was held to be invalid, illegal or unenforceable, shall not be affected thereby, and shall be valid, legal and enforceable to the fullest extent permitted by Legal Requirements, but only if and to the extent such enforcement would not materially and adversely frustrate the parties' essential objectives as expressed herein and therein. Notwithstanding the foregoing, each Party hereto agrees that it has reviewed the provisions of this Agreement and each Ancillary Document, and that the same, taken as a whole, are fair and reasonable. The Parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        12.10 No Public Announcement. Neither Caldwell, Caldwell Tanks, Brown, GSAC nor Matrix shall, without the approval of the others, make any press release or other public announce ment concerning the transactions contemplated in this Agreement, except as and to the extent that any such Party shall be so obligated by law or the rules of any stock exchange, in which case the other Party shall be advised and the Parties shall use their reasonable best efforts to cause a mutually agreeable release or announcement to be issued; provided, the foregoing shall not preclude communications or disclosures necessary to implement the provisions of this Agreement and the Ancillary Documents or to comply with Securities and Exchange Commission disclosure obligations. Matrix and Caldwell Tanks will consult with each other concerning the means by which Brown's employees, customers, and suppliers and others having dealings with the Brown Parties will be informed of the transactions contemplated in this Agreement, and Caldwell Tanks will have the right to be present for any such communication.

        12.11 No Third Party Beneficiaries. This Agreement is not intended to, and shall not be construed to, confer upon any third Person any right, remedy or benefit nor is it intended to be enforceable by any third Person, and shall only be enforceable by the Parties hereto, and their respective successors and permitted assigns.

        12.12  Notices.

         (a) Giving of Notices. All notices, requests, consents, approvals, waivers, demands and other communications required or permitted to be given or made hereunder or under any Ancillary Document (except to the extent otherwise expressly contemplated in that Ancillary Document) (collectively, "Notices") shall be given or made in writing and (1) personally delivered against a written receipt, or (2) sent by confirmed telephonic facsimile, or (3) delivered to a reputable express messenger service (such as Federal Express, DHL Courier and United Parcel Service) for overnight delivery, addressed as follows (or to such other address as a Party shall have given Notice to the other):


         If to Brown:             Brown Steel Contractors, Inc.
                                  c/o Matrix Service Company
                                  10701 East Ute Street
                                  Tulsa, Oklahoma  74116
                                  Attn: Chief Financial Officer
                                  Fax:  918/838-8810

 With a copy (which shall
 not constitute notice) to:       Larry W. Sandel, Esq.
                                  Hall, Estill, Hardwick, Gable, Golden & Nelson
                                  320 South Boston Avenue, Suite 400
                                  Tulsa, Oklahoma  74103-3708
                                  Fax:  918/594-0505


         If to Matrix:            Matrix Service Company
                                  10701 East Ute Street
                                  Tulsa, Oklahoma  74116
                                  Attn: Chief Financial Officer
                                  Fax:  918/838-8810

 With a copy (which shall not
 constitute notice) to:           Larry W. Sandel, Esq.
                                  Hall, Estill, Hardwick, Gable, Golden & Nelson
                                  320 South Boston Avenue, Suite 400
                                  Tulsa, Oklahoma  74103-3708
                                  Fax:  918/594-0505


         If to GSAC:              Georgia Steel Acquisition Corp.
                                  c/o Matrix Service Company
                                  10701 East Ute Street
                                  Tulsa, Oklahoma  74116
                                  Attn: Chief Financial Officer
                                  Fax:  918/838-8810

 With a copy (which shall not
 constitute notice) to:           Larry W. Sandel, Esq.
                                  Hall, Estill, Hardwick, Gable, Golden & Nelson
                                  320 South Boston Avenue, Suite 400

                                  Tulsa, Oklahoma  74103-3708
                                  Fax:  918/594-0505


         If to Caldwell Tanks:    Caldwell Tanks, Inc.
                                  4000 Tower Road
                                  Louisville, Kentucky  40219
                                  Attn:  President
                                  Fax:  502/966-8732

 With a copy (which shall not
 constitute notice) to:           Patrick R. Northam, Esq.
                                  Greenebaum Doll & McDonald PLLC
                                  3300 National City Tower
                                  Louisville, Kentucky  40202
                                  Fax:  502/587-3695


         If to Caldwell:          Caldwell Tanks Alliance, LLC
                                  c/o Caldwell Tanks, Inc.
                                  4000 Tower Road
                                  Louisville, Kentucky  40219
                                  Attn:  President
                                  Fax:  502/966-8732


 With a copy (which shall not
 constitute notice) to:           Patrick R. Northam, Esq.
                                  Greenebaum Doll & McDonald PLLC
                                  3300 National City Tower
                                  Louisville, Kentucky  40202
                                  Fax:  502/587-3695


         (b) Time Notices Deemed Given. All Notices shall be effective upon being properly personally delivered, or upon confirmation of a telephonic facsimile, or upon the delivery to a reputable express messenger service. The period in which a response to any such Notice must be given shall commence to run from the date on the receipt of a personally delivered notice, or the date of confirmation of a telephonic facsimile or two days following the proper delivery of the Notice to a reputable express messenger service, as the case may be.

        12.13 Specific Performance. Brown, GSAC, Matrix, Caldwell Tanks and Caldwell acknowledge and agree that the others would be damaged irreparably in the event any of the provisions of this Agreement or any Ancillary Document are not performed in accordance with their specific terms or otherwise are breached. Accordingly, Brown, GSAC and Matrix, on the one hand, and Caldwell Tanks and Caldwell on the other, agree that the other(s) shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement or any Ancillary Document, and to enforce specifically this Agreement and the Ancillary Documents and the terms and provisions hereof and thereof in any action instituted in any court of the United States or any state thereof having jurisdiction over Caldwell, Caldwell Tanks, Brown, GSAC and Matrix and the matter (subject to the provisions set forth in Section 12.2), in addition to any other remedy to which it or he may be entitled, at law or in equity.

        12.14  Successors and Assigns.

         (a) Assignment. The rights of any Party under this Agreement shall not be assignable by such Party hereto prior to the Closing without the consent of the other Parties, except that the rights of Caldwell hereunder may be assigned prior to the Closing, without the consent of Brown, GSAC or Matrix, to any corporation all of the outstanding capital stock of which is owned or controlled by Caldwell Tanks, or to any general or limited partnership, or limited liability company or partnership, in which Caldwell Tanks or any such corporation is a general partner or controlling member; provided that (1) such assignment shall not result in Caldwell, Caldwell Tanks, GSAC, Matrix or Brown having to amend its respective Notification and Report Form filed under the Hart Scott Rodino Antitrust Improvements Act in connection with the transactions contemplated herein, (2) the assignee shall assume in writing all of Caldwell's obligations to Brown, Matrix and GSAC hereunder, (3) Caldwell shall not be released from any of its obligations hereunder by reason of such assignment, and
(4) Brown's, Matrix's and GSAC's obligations under this Agreement shall be subject to the delivery by such assignee, on or prior to the Closing Date, of a certificate signed on its behalf containing representations and warranties similar to those made by Caldwell in Section 5 and an opinion of counsel for Caldwell with respect to the assignee which is similar to the opinion with respect to Caldwell set forth in Section 9.2. Following the Closing, any Party may assign any of its rights hereunder or under any Ancillary Document, but no such assignment shall relieve it of its obligations hereunder; provided, that no such assignment by Brown of any of its rights under the Broad Street Property Agreement or the Fayetteville Road Property Agreement may be effected without the prior written consent of Caldwell, except as otherwise expressly permitted therein.

         (b) Successors. All of the terms, provisions and conditions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their successors and permitted assigns. The successors and permitted assigns hereunder shall include without limitation, in the case of Caldwell, any permitted assignee as well as the successors in interest to such permitted assignee (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties and their successors and permitted assigns.

        12.15 Time of Essence. Time is of the essence to the performance of the obligations set forth in this Agreement.

        12.16 Waiver. The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable Legal Requirement, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one Party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other Parties, (b) no waiver that may be given by a Party will be applicable except in the specific instance for which it is given, and (c) no notice to or demand on one Party will be deemed to be a waiver of any obligation of such Party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

        12.17 Preservation of Claims. Notwithstanding anything contained in this Agreement or in any Ancillary Document to the contrary, and except as otherwise provided in the following sentence, the Parties agree that any misrepresentation, breach of warranty or non-fulfillment of any covenant or agreement by a Party under or in the Original Agreement occurring prior to the execution and delivery of this Agreement shall be deemed for all purposes to be a misrepresentation, breach of warranty or non-fulfillment of such covenant or agreement by that Party under this

Agreement, and shall entitled the other Parties to all rights and remedies as may be contemplated in this Agreement the same as if this Agreement had been executed and effective as of the Effective Date. Notwithstanding the foregoing, in the event the Closing occurs, Caldwell and Caldwell Tanks shall not thereafter: (a) have a right to bring a misrepresentation or breach of warranty claim against Brown, GSAC or Matrix as of the Effective Date or the Closing Date for any matter, event or circumstance that was not (but should have been) included in any of the disclosure Schedules of Brown, GSAC and Matrix attached to and made a part of the Original Agreement, to the extent such matter, event or circumstance is expressly disclosed by Brown, GSAC and Matrix in their disclosure Schedules delivered in connection with this Agreement and dated as of August 31, 1999; (b) have a right to bring a claim for breach by Brown, GSAC and/or Matrix of any of their covenants and agreements contained in Section 6.2 of the Original Agreement or Section 6.2 of this Agreement with respect to any action, omission, event or circumstance arising following the Effective Date and expressly disclosed by Brown, GSAC and Matrix in their above-described disclosure Schedules dated as of August 31, 1999; or (c) have a right to bring a misrepresentation or breach of warranty claim against Brown, GSAC or Matrix as of the Effective Date or the Closing Date based upon any representation or warranty contained in the Original Agreement if the relevant matter, event or circumstance giving rise to such claim would not have given rise to such a misrepresentation or breach of warranty claim under this Agreement had it, rather than the Original Agreement, been executed and delivered as of the Effective Date.

        12.18 Bulk Sales Compliance. Caldwell hereby waives compliance by Brown with the provisions of any bulk sales or bulk transfer laws of the State of Georgia or any other applicable jurisdictions, and Matrix, GSAC and Brown hereby agree to defend, indemnify and hold harmless each of the Caldwell Indemnitees of and from any Damages they may suffer or incur by reason of such non-compliance, including without limitation, Damages arising out of any claims by creditors of Brown or the Subsidiaries.

        12.19 Transfer Taxes. Notwithstanding anything contained in Section 4.28 or elsewhere in this Agreement or any Ancillary Document to the contrary, Brown shall be solely responsible for, and agrees to pay and discharge when due, any and all sales, use, transfer and other similar Taxes that may at any time be assessed against any of the Parties by reason of the sale of the Assets contemplated herein, or otherwise by reason of the consummation of the transactions contemplated in this Agreement and the Ancillary Documents. Caldwell shall execute such documents as may be reasonably requested by Matrix in order to qualify such sale or other transaction for any available exemptions from such sales, use, transfer or other similar Taxes.


                     [Signatures Are on the Following Page]

     In Witness Whereof, the Parties hereto have duly executed this Agreement as of the date first above written.

                                        Caldwell Tanks, Inc.


                                        By:____________________________________
                                        Title:_________________________________

                                                  ("Caldwell Tanks")

                                        Caldwell Tanks Alliance, LLC


                                        By: ___________________________________
                                        Title:_________________________________

                                                     ("Caldwell")

                                        Brown Steel Contractors, Inc.


                                        By:____________________________________
                                        Title:_________________________________

                                                    (the "Brown")

                                        Matrix Service Company


                                        By:____________________________________
                                        Title:_________________________________

                                                      ("Matrix")

                                        Georgia Steel Acquisition Corp.


                                        By:____________________________________
                                        Title:_________________________________

                                                       ("GSAC")

                                   EXHIBIT A
                             CERTAIN DEFINED TERMS


   As used in the Amended and Restated Stock Purchase Agreement and Conversion to Asset Purchase Agreement dated as of August 31, 1999, among Caldwell Tanks, Inc., Caldwell Tanks Alliance, LLC, Brown Steel Contractors, Inc., Georgia Steel Acquisition Corp. and Matrix Service Company, the following capitalized terms shall have the meanings set forth below. References hereto to particular Sections shall refer to Sections of that Agreement, unless the context clearly requires a different construction.

    "Acquisition Balance Sheet" -- shall have the meaning set forth in Section 4.5.

    "Accounts Receivable" -- shall mean, without duplication, (i) all Billings,
(ii) the unbilled amount of the Contract Price of any contract, agreement or work order that is identified on Exhibit B but is no longer a WIP Contract as of the Closing, as contemplated in Section 2.2(a)(3)(B) of the Agreement, and (iii) all other accounts that would be reflected as an account receivable of the Brown Parties on a balance sheet of the Brown Parties as of the Closing on the Closing Date prepared in accordance with GAAP, in each case except as contemplated in
Section 2.2(c).

   "Acquisition Balance Sheet" -- shall have the meaning set forth in Section
4.5.

    "Affiliate" -- any Person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the Person specified. For purposes of this definition, "control" means the power, direct or indirect, to direct or cause the direction of the management and policies of the relevant Person, whether by ownership of securities, contract, law or otherwise.

   "Agreement" -- this Amended and Restated Stock Purchase Agreement and Conversion to Asset Purchase Agreement, the Exhibits hereto, including those executed and delivered by one or more of the parties prior to or at the Closing pursuant hereto, and the Schedules hereto.

   "Ancillary Documents" -- shall have the meaning set forth in Section 4.1(a).

   "Aqua Tanks" -- shall mean Aqua Tanks, Inc., a Georgia corporation.

   "Assets" -- shall have the meaning set forth in Section 1.

   "Assignment & Assumption Agreement" -- shall have the meaning set forth in
Section 2.5(a).

   "Assumed Obligations" -- shall have the meaning set forth in Section 2.5(a).

   "Audit Firm" -- shall have the meaning set forth in Section 2.2(b).

   "Bank Agreement" -- shall mean collectively, (a) the Amended and Restated Credit Agreement dated as of October 22, 1998, among Matrix, Brown, Brown Tanks, Aqua Tanks, certain other Affiliates of Matrix and Bank One, Oklahoma, N.A. (as successor in interest to Liberty Bank and Trust Company of Tulsa, National Association) (the "Credit Agreement"), and (b) the "Loan Documents" (as defined in the Credit Agreement).

   "Base Price" -- shall have the meaning set forth in Section 2.1.

   "Benefit Plans" -- shall have the meaning set forth in Section 4.14(a).

   "best efforts", "reasonable best efforts", "commercially reasonable efforts" and words of similar effect shall mean -- the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use best efforts under any agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of such agreement and the transactions described therein.

   "Billings" -- shall have the meaning set forth in Section 2.2(a)(3)(A).

   "Bond" -- shall have the meaning set forth in Section 6.20.

   "Broad Street Property" -- shall have the meaning set forth in Section 1.2.

   "Broad Street Property Agreement" -- shall have the meaning set forth in
Section 6.17.

   "Brown" -- shall have the meaning set forth in the preamble of this Agreement.

   "Brown Acquisition Agreements" -- shall have the meaning set forth in Section 6.13.

   "Brown Agreements" -- shall have the meaning set forth in Section 4.26.

   "Brown Parties" -- shall have the meaning set forth in Section 2.1.

   "Brown Steel" -- shall mean Brown Steel Services, Inc., a Georgia corporation.

   "Brown Tanks" -- shall mean Brown Tanks, Inc., a Georgia corporation.

   "Caldwell" -- shall have the meaning set forth in the preamble of this Agreement.

   "Caldwell Indemnitees" -- shall have the meaning set forth in Section 10.2.

   "Caldwell Tanks" -- shall have the meaning set forth in the preamble of this Agreement.

   "Claim" -- shall have the meaning set forth in Section 10.5.

   "Claiming Party" -- shall have the meaning set forth in Section 10.5.

   "Closing" -- shall have the meaning set forth in Section 3.1.

   "Closing Date" -- shall have the meaning set forth in Section 3.2.

   "Code" -- shall have the meaning set forth in Section 4.14(a).

   "Compensation Plans" -- shall have the meaning set forth in Section 4.14.

   "Completion Costs" -- shall have the meaning set forth in Section
2.2(a)(3)(C).

   "Computers" -- shall have the meaning set forth in Section 4.12(a).

   "Confidential Information" -- Any information which is proprietary in nature and non-public or confidential, in whole or in part; provided however Confidential Information shall not include any information in the possession of the receiving Party (a) that is independently developed by the such Party, (b) is learned from a third Person not under any duty of confidence to the disclosing Party or (c) becomes part of the public domain through no fault of the receiving Party.

   "Consent" -- any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

   "Contamination" -- shall have the meaning set forth in Section 6.17.

   "Contract Price" -- shall have the meaning set forth in Section 2.2(a)(3)(A).

   "Control" -- shall have the meaning set forth in Section 4.4.

   "Copyrights" -- shall have the meaning set forth in Section 4.18.

   "Core Software" -- shall have the meaning set forth in Section 4.11(b).

   "DB Plan" -- shall have the meaning set forth in Section 4.14(b).

   "Damages" -- shall have the meaning set forth in Section 10.2.

   "Delisting" -- shall have the meaning set forth in Section 6.17.

   "Disputed Contract" -- shall have the meaning set forth in Section 2.2(a)(3)(C).

   "EBITDA" -- shall mean the sum of net income from operations before the effect of changes in accounting principles and extraordinary items, plus the following expenses or charges to the extent deducted from net income in such period: depreciation, amortization, depletion, interest expense and income Taxes, all determined in accordance with GAAP.

   "Effective Date" -- shall mean June 9, 1999.

   "Employment Agreements" -- shall have the meaning set forth in Section 4.32.

   "Encumbrance" -- any charge, claim, community property interest, deed of trust, condition, equitable interest, lien, mortgage, easement, encumbrance, servitude, right of way, option, pledge, purchase agreement, conditional sale agreement, proxy, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

   "Entity" -- any corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association or any other type of business organization.

   "Environment" -- soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

   "Environmental, Health, and Safety Liabilities" -- any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

       (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

       (b) fines, penalties, judgments, awards, settlements, legal or administrative Proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

       (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

       (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

   The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA").

   "Environmental Law" -- any Legal Requirement that requires or relates to:

       (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

       (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

       (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

       (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

       (e) protecting resources, species, or ecological amenities;

       (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

       (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

       (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

   "Environmental Work Plan" -- shall have the meaning set forth in Section 7.1(u).

   "ERISA" -- the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

   "Exchange Act" -- the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

   "Excluded Assets" -- shall have the meaning set forth in Section 1.2.

   "Fabrication Services Agreement" -- shall have the meaning set forth in
Section 7.1(h).

   "Facilities" -- any real property, leaseholds, or other interests currently or formerly owned or operated by the Brown Parties (and each of them) and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by any of the Brown Parties.

   "Fayetteville Road Property" -- shall have the meaning set forth in Section 1.2.

   "Fayetteville Road Property Agreement" -- shall have the meaning set forth in
Section 6.17.

   "Field Employees" -- shall have the meaning set forth in Section 6.13(a).

   "Financial Statements" -- shall have the meaning set forth in Section 4.5.

   "GAAP" -- generally accepted United States accounting principles,applied on a basis consistent with the basis on which the Balance Sheet and the other audited Financial Statements referred to in Section 4.5 were prepared.

   "Georgia EPD" -- shall have the meaning set forth in Section 6.17.

   "Governmental Authorization" -- any approval, consent, certificate, registration, variance, exemption, right of way, franchise, privilege, immunity, grant, ordinance, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

   "Governmental Body" -- any (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign, or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal); (d) multi-national organization or body; or (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

   "Hazardous Activity" -- the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or any of the Brown Parties.

   "Hazardous Materials" -- any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

   "Immaterial Liabilities" -- shall have the meaning set forth in Section 4.16(d).

   "Immaterial Violations" -- shall have the meaning set forth in Section
4.16(a).

   "Indemnifying Party" -- shall have the meaning set forth in Section 10.5.

   "Intellectual Property" -- shall have the meaning set forth in Section 4.18.

   "Interim Balance Sheet" -- shall have the meaning set forth in Section 4.5.

   "Inventory" -- shall have the meaning set forth in Section 2.1.

   "Inventory Price" -- shall have the meaning set forth in Section 2.1.

   "IRC" -- the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

   "IRS" -- the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

   "Legal Requirement" -- any federal, state, local, municipal, foreign, international, multina tional, or other Order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

   "Letter of Intent" -- shall have the meaning set forth in Section 7.l(h).

   "Liability" -- shall have the meaning set forth in Section 4.6.

   "List" -- shall have the meaning set forth in Section 6.17.

   "Marks" -- shall have the meaning set forth in Section 4.18.

   "Matrix" -- shall have the meaning in the preamble of this Agreement.

   "Matrix Indemnitees" -- shall have the meaning set forth in Section 10.4.

   "Multiemployer Plans" -- shall have the meaning set forth in Section 4.14(a).

   "Net Billings" -- shall have the meaning set forth in Section 2.2(a)(3)(A).

   "Non-Competition Agreement" -- shall have the meaning set forth in Section 7.1(h).

   "Non-Field Employees" -- shall have the meaning set forth in Section 6.13(a).

   "Notices" -- shall have the meaning set forth in Section 12.12.

   "Occupational Safety and Health Law" -- any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

   "Order" -- any award, decision, injunction, judgment, writ, decree, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator or arbitration panel.

   "Ordinary Course of Business" -- an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

       (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

       (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

       (c) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons of similar size and similarly situated that are in the same line of business as such Person.

   "Original Agreement" -- shall have the meaning set forth in Recital A to this Agreement.

   "Orion Contract" -- shall have the meaning set forth in Section 6.15.

   "Other Agreements" -- shall have the meaning set forth in Section 2.5(a).

   "Other Work-in-Process Contracts" -- shall have the meaning set forth in
Section 2.2(a)(3)(B).

   "Parties" -- shall have the meaning set forth in the preamble of this Agreement.

   "Patents" -- shall have the meaning set forth in Section 4.18.

   "PBGC" -- shall have the meaning set forth in Section 4.14(b).

   "Pension Plans" -- shall have the meaning set forth in Section 4.14.

   "Permitted Encumbrances" -- shall mean (i) such Encumbrances and minor imperfections of title that have arisen only in the Ordinary Course of Business;
(ii) Encumbrances for current Taxes not yet due or for Taxes being contested in good faith by appropriate proceedings; (iii) any inchoate mechanic's and materialmen's Encumbrances for construction in process; (iv) any workmen's, repairmen's, warehousemen's and carriers Encumbrances arising in the Ordinary Course of Business; (v) easements, quasi-easements, rights of way, restrictive covenants and land use ordinances and zoning plans which are matters of public record; (vi) deposits or pledges to secure obligations under workers' compensation, social security or similar laws or under unemployment insurance;
(vii) any "Permitted Exceptions" (as contemplated in Section 6.4(b)); and (viii) deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; in each case to the extent the same do not and will not detract in any material respect from the value (determined as if such Encumbrance did not exist) of, or impair the use or enjoyment of, or impair the sale, transfer, conveyance or assignment for fair value (determined as if such Encumbrance did not exist) of, any assets subject thereto or the operation of the businesses of the Brown Parties as currently conducted or of Caldwell as proposed to be conducted.

   "Person" -- any individual, entity, organization, labor union, or other entity or Governmental Body.

   "Plate Roll Contract" -- shall have the meaning set forth in Section 1.

   "Preliminary Determination Date" -- shall have the meaning set forth in
Section 2.2(a)(3)(C).

   "Proceeding" -- any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative or informal, and whether in law or in equity) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator or arbitration panel.

   "Proprietary Property" -- all Marks, Patents, Copyrights, Rights in Mask Works and Trade Secrets.

   "Purchase Price" -- shall have the meaning set forth in Section 2.1.

   "Real Property Agreements" -- shall have the meaning set forth in Section
6.17.

   "Release" -- any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping or other releasing into the Environment, whether intentional or unintentional.

   "Remediation Levels" -- shall have the meaning set forth in Section 6.17.

   "Remediation Notice" -- shall have the meaning set forth in Section 6.17.

   "Representative" -- with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

   "Retained Obligations" -- shall have the meaning set forth in Section 2.5.

   "Revised Exhibit B" -- shall have the meaning set forth in Section
            ---------
2.2(a)(3)(C).

   "Rights in Mask Work" -- shall have the meaning set forth in Section 4.18(a).

   "Securities Act" -- the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

   "Software" -- shall have the meaning set forth in Section 4.11(b).

   "Subsidiaries" -- shall mean Brown Tanks, Aqua Tanks and Brown Steel.

   "Subsidiary Bill of Sale" -- shall have the meaning set forth in Section 2.5(d).

   "Survey" -- shall have the meaning set forth in Section 6.4(d).

   "Tax" -- shall have the meaning set forth in Section 4.28.

   "Tax Return" -- shall have the meaning set forth in Section 4.28.

   "Threat of Release" -- a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

   "Threatened" -- a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

   "Undisclosed Liabilities" -- shall have the meaning set forth in Section 4.6.

   "Welfare Plans" -- shall have the meaning set forth in Section 4.14.

   "WIP Contracts" -- shall have the meaning set forth in Section 2.2(a)(3)(B).

                                  EXHIBIT A-2

                                EXCLUDED ASSETS



 1. All cash on hand of the Brown Parties as of the Closing Date ($300,000 as of May 31, 1999).

 2. All Accounts Receivable of the Brown Parties as of the Closing Date, other than Accounts Receivable relating to the Other Work-in-Process Contracts as provided in Section 2.2(c).

 3. The capital stock of the Subsidiaries.

 4. The minute book and stock ledger of Brown and the Subsidiaries.

 5. All prepaid assets and tax related assets of the Brown Parties as of the Closing Date (zero at May 31, 1999).

 6. The Broad Street Property.

 7. The Fayetteville Property.

 8. The ASME Code stamp.

 9. The contractor's licenses and similar business licenses listed on Schedule 4.10(b).

10. Claims by GSAC, Matrix and Brown against the Browns (as defined in Section 4.32) arising out of or related to the representations and warranties made in, and the transactions contemplated by, the Stock Purchase Agreement referred to in Section 4.32.

                                   EXHIBIT D

                           PURCHASE PRICE ALLOCATION


   The Purchase Price shall be allocated among the Assets in the manner set forth below. In the event the Base Price shall be adjusted upward or downward following the Closing pursuant to the application of Section 2.2(a) or Section 2.2(c), the Base Price as so adjusted shall continue to be allocated in the percentages set forth below. Any adjustment upward or downward in the Inventory Price following the Closing, pursuant to the application of Section 2.2(b), shall serve to increase or decrease by a like amount the Inventory Price set forth below. The Inventory Price set forth below shall also constitute the agreement of Caldwell and Brown as to their estimate of the Inventory Price as of the Closing (the Assigned Inventory Price) as contemplated in Section 2.2(b).

   Base Price:
   ----------
                                           Allocated Amount
                                           ----------------

   Machinery & Equipment                    $  3,421,400*




   Inventory Price (To Be
   ---------------
    Allocated Solely to Inventory)          $    848,183



                           *   *   *   *   *   *   *

_____________________
* Subject to Adjustment Following the Closing.